                                                                   EXHIBIT 10.38

                                                                  EXECUTION COPY
                                                                  --------------







                           ASSET PURCHASE AGREEMENT

                                 by and among

                       SOUTH CENTRAL POOL SUPPLY, INC.,


                               BENSON PUMP CO.,


                          BENSON PUMP-GEORGIA, INC.,

                                      and

                                J.K.K.T. CORP.



                                January 8, 1999

                               TABLE OF CONTENTS

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     ARTICLE I


          PURCHASE AND SALE OF THE ASSETS
          1.1  Asset Purchase.........................................    1
          1.2  Purchase Price.........................................    6
          1.3  Base Purchase Price Definition.........................    7
          1.4  Base Purchase Price Determination......................    8
          1.5  Accounts Receivable Adjustments........................    9
          1.6  Benson Canada Purchase Option..........................   10
          1.7  Rockford Facility Option...............................   11
          1.8  Closing Transactions...................................   11

ARTICLE II

     CONDITIONS TO CLOSING
          2.1  Conditions to Buyer's Obligations......................   12
          2.2  Conditions to Sellers' Obligations at the Closing......   15

ARTICLE III

     COVENANTS
          3.1  Affirmative Covenants of Sellers.......................   16
          3.2  Negative Covenants of Seller...........................   17
          3.3  Exclusivity............................................   18
          3.4  Covenants of Buyer.....................................   18
          3.5  Post-Closing Covenants of Sellers......................   18

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE SELLERS
          4.1  Organization and Corporate Power.......................   19
          4.2  Authorization of Transactions..........................   19
          4.3  Subsidiaries; Investments..............................   19
          4.4  Absence of Conflicts...................................   19
          4.5  Financial Statements...................................   20
          4.6  Absence of Undisclosed Liabilities.....................   20
          4.7  Absence of Certain Developments........................   20
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                               TABLE OF CONTENTS

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          4.8    Title to Properties..................................   22
          4.9    Title to Assets......................................   22
          4.10   Environmental and Safety Matters.....................   23
          4.11   Taxes................................................   24
          4.12   Contracts and Commitments............................   25
          4.13   Proprietary Rights...................................   26
          4.14   Litigation; Proceedings..............................   27
          4.15   Brokerage............................................   27
          4.16   Governmental Licenses, Permits and Consents..........   27
          4.17   Employees............................................   28
          4.18   Employee Benefit Plans...............................   28
          4.19   Affiliate Transactions...............................   29
          4.20   Compliance with Laws.................................   29
          4.21   Insurance............................................   29
          4.22   Product Warranty.....................................   30
          4.23   Product Liability....................................   30
          4.24   Names and Locations..................................   30
          4.25   Disclosure...........................................   30
          4.26   Closing Date.........................................   30

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF BUYER
          5.1    Corporate Organization and Power.....................   31
          5.2    Authorization........................................   31
          5.3    No Violation.........................................   31
          5.4    Brokerage............................................   31
          5.5    Closing Date.........................................   31

ARTICLE VI

     TERMINATION
          6.1    Termination..........................................   31
          6.2    Effect of Termination................................   32

ARTICLE VII

     SURVIVAL; INDEMNIFICATION
          7.1    Survival; Etc........................................   32
          7.2    Indemnification......................................   32
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                               TABLE OF CONTENTS

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          7.3   Arbitration Procedure.................................   35

ARTICLE VIII

     ADDITIONAL AGREEMENTS
          8.1    Press Releases and Announcements.....................   37
          8.2    Further Agreements and Transfers.....................   37
          8.3    Change of Names......................................   37
          8.4    Tax Matters..........................................   38
          8.5    Transition Assistance................................   39
          8.6    Expenses.............................................   39
          8.7    Waiver of Compliance with Bulk Sales Laws............   39
          8.8    Investigation and Confidentiality....................   39
          8.9    Financial Information................................   40
          8.10   Remedies.............................................   41

ARTICLE IX

     MISCELLANEOUS
          9.1    Amendment and Waiver.................................   42
          9.2    Notices..............................................   42
          9.3    Binding Agreement; Assignment........................   43
          9.4    Severability.........................................   43
          9.5    No Strict Construction...............................   43
          9.6    Captions and Headings................................   44
          9.7    Entire Agreement.....................................   44
          9.8    Counterparts.........................................   44
          9.9    Governing Law........................................   44
          9.10   Parties in Interest..................................   44

ARTICLE X

     CERTAIN DEFINITIONS
          10.1   Definitions..........................................   44
          10.2   Other Definitions....................................   47

                           ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT is made as of January 8, 1999 by and among South Central Pool Supply, Inc., a Delaware corporation ("Buyer"), Benson
                                                                -----
Pump Co., an Illinois corporation ("Benson"), Benson Pump-Georgia, Inc., a
                                    ------
Nevada corporation ("BP Georgia") and J.K.K.T. Corp., an Illinois corporation
                     ----------
("JKKT" and together with Benson and BP Georgia, the "Sellers" and individually,
  ----                                                -------
a "Seller").  Sellers and JKKT are collectively referred to herein as the
   ------
"Benson Group", and individually as a member of the Benson Group.  Certain
 ------------
capitalized terms used herein are defined in Article X hereof.

          Subject to the terms and conditions set forth in this Agreement, Buyer desires to acquire from Sellers and Sellers desire to sell to Buyer substantially all of the assets used in or necessary to their businesses or operations and certain of Sellers' related liabilities as specifically provided herein, except for certain excluded assets as specifically provided herein. The businesses of Sellers as presently conducted are hereinafter collectively referred to as the "Business."
                    --------

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF THE ASSETS
                        -------------------------------

          1.1  ASSET PURCHASE.
               --------------

          (a)  Purchased Assets.  On the terms and subject to the conditions set
               ----------------
forth in this Agreement, at the Closing (as defined in Section 1.8 below), Buyer shall purchase from Sellers, and Sellers shall sell, convey, assign, transfer and deliver to Buyer, free and clear of all Liens, all business, properties, assets, rights and interests of every kind and nature, whether tangible or intangible, and wherever located and by whomever possessed, owned by Sellers as of the Closing Date (as defined in Section 1.8 below) (the "Purchased Assets")
                                                            ----------------
(but excluding all Excluded Assets as defined in clause (b) below) including, without limitation, the following:

          (i) all accounts receivable, other than the intercompany receivables listed on Schedule 1.1(b)(i) attached hereto (the "Accounts Receivable");
               ------------------                       -------------------

          (ii)  all whole goods inventory (the "Whole Goods Inventory");
                                                ---------------------

          (iii) all parts inventory (the "Parts Inventory");
                                          ---------------

          (iv) all prepayments, accrued vendor rebates to the extent assignable to Buyer such that Buyer may receive the benefits thereof, prepaid expenses, deposits and other tangible prepaid assets and all interests in insurance policies (including, without limitation, life insurance policies);

          (v)    any petty cash at the branch locations of the Business;

          (vi) all fixed assets, including machinery, equipment, trucks, tractors, trailers, tools, spare parts, supplies, pallet racks, office furniture, copiers, fax machines, telephone systems, computer monitors, fixtures and leasehold improvements and other tangible personal property, excluding those assets set forth on Schedule 1.1(b)(v) hereto (the "Fixed
                                         ------------------              -----
     Assets");
     ------

          (viI) all warehouse, cleaning, office and printing supplies, catalogs, and other related items;

          (viii) all Proprietary Rights;

          (ix) to the extent transferable, all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and similar rights obtained from governments and governmental agencies ("Licenses") and
                                                                  --------
     all data and records pertaining thereto;

          (x) all rights existing under leases, contracts, licenses, supply and distribution agreements, sales and purchase agreements and orders and other agreements;

          (xi) all lists and records pertaining to customers (whether past or current), suppliers, distributors, personnel and agents and all other books, ledgers, files, documents, correspondence, drawings and specifications and computer programs;

          (xii) all creative materials (including, without limitation, photographs, films, art work, color separations and the like), advertising and promotional materials and all other printed or written materials;

          (xiii) all refunds, deposits, and credits directly relating to transactions with customers and vendors of the Business;

          (xiv)  all leased real property leased or licensed (the "Leased Real
                                                                   -----------
Property") by Sellers which is specifically set forth on Schedule 1.1(a)(xiv)
--------                                                 --------------------
hereto, and all of Sellers' rights to all plants, buildings, and other improvements located on such leased property, and all of Sellers' right, title and interest in and to all easements, rights of way and all of Sellers' right, title and interest in and to all appurtenances to the Leased Real Property;

          (xv )   all fixed assets, Whole Goods Inventory and Parts Inventory relating to the Sellers' retail sales facility located at the Rockford Facility; and

          (xvi) all goodwill as a going concern of Sellers, all goodwill associated with the items in (i) through (xv) above and all other intangible property of Sellers.

          (b)     Excluded Assets.  Notwithstanding the foregoing, the following
                  ---------------
assets (the "Excluded Assets") are expressly excluded from the purchase and sale
             ---------------
contemplated hereby and, as such, are not Purchased Assets:

          (i)     the notes receivable and intercompany accounts receivable;

          (ii) all cash and cash equivalents and marketable and other investment securities;

          (iii) all monies to be received by Sellers from Buyer pursuant to this Agreement and all other rights of Sellers under this Agreement and the Schedules and Exhibits hereto;

          (iv) Sellers' accounting records, corporate charters and all qualifications of Sellers to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and blank stock certif icates and other documents relating to the organization, maintenance and existence of Sellers as a corporation; provided that the Benson
                                                       -------- ----
Group shall allow Buyer reasonable access to review accounting and business records (A) necessary to the transition of the business, (B) for the determination of the Purchase Price, (C) for background information for Accounts Receivable and (D) for cost verification of Whole Goods Inventory and Parts Inventory;

          (v) the tangible and intangible personal property and owned real estate not used in the Business of Sellers and set forth on Schedule 1.1(b)(v)
                                                            ------------------
hereto;

          (vi)    all bank accounts of Sellers;

          (vii) all causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature;

          (viii) Non-Saleable Inventory, as determined pursuant to Section 1.3(b)(vi) hereof;

          (ix) Unassigned Leases, as determined pursuant to Section 2.1(c) hereof.

          (c)     Assumed Liabilities.  On the terms and subject to the
                  -------------------
conditions specified in this Agreement, at the Closing, Buyer will assume all of Sellers' obligations under the agreements, leases, contracts and commitments listed on Schedule 1.1(c) (but in each case not including liability
          ---------------
or obligation for breaches thereof arising out of or related to events or occurrences prior to the Closing, and not including any of Sellers' employment agreements, if any) (the "Assumed Liabilities") and no other liabilities or
                          -------------------
obligations of the Sellers.

          (d)    Excluded Liabilities.  Notwithstanding anything to the contrary
                 --------------------
contained in this Agreement or otherwise, Buyer will not assume or in any way be liable for any liabilities or obligations of Sellers other than the Assumed Liabilities. Without limiting the foregoing, none of the following liabilities or obligations of Sellers (the "Excluded Liabilities") will be Assumed
                                --------------------
Liabilities for purposes of this Agreement, and Sellers shall pay all Excluded Liabilities as and when they become due:

          (i) any of the liabilities or obligations of the Benson Group to Buyer under this Agreement;

          (ii) any of the liabilities or obligations for expenses or fees of the Benson Group or Dr. Joon S. Moon incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transac tions contemplated hereby (including, without limitation, all attorneys' and accountants' fees);

          (iii) any of either Sellers' liabilities or obligations in respect of any amount of Taxes, and specifically (but without limitation) Buyer will not assume or be liable for any liabilities for Taxes imposed by reason of the sale or conveyance of the Purchased Assets to Buyer, it being understood and agreed that Buyer shall not be deemed to be either Seller's transferee or successor with respect to any such Taxes;

          (iv) any of Sellers' liabilities or obligations arising as a result of or in connection with the failure of Sellers to comply with any bulk sales or transfer laws;

          (v) any of Sellers' liabilities or obligations (A) arising by reason of any violation or alleged violation of any federal, state, local or foreign law or any requirement of any governmental authority (including liabilities or obligations arising out of civil litigation brought by any Person), (B) arising by reason of any breach or alleged breach of Sellers of any agreement, contract, lease, commitment, instrument, judgment, order or decree (regardless of when any such violation or breach is asserted), or (C) otherwise arising by reason of any active, pending, threatened or potential litigation relating to pre-Closing events;

          (vi) any of Sellers' liabilities or obligations owing to any stockholders of either Seller or any of their Affiliates;

          (vii) any of Sellers' liabilities or obligations related to the ownership of the

Excluded Assets;

          (viii) any liabilities or obligations (whether investigatory, corrective, remedial or otherwise) arising under Environmental and Safety Requirements relating to Sellers, the Business, or the Purchased Assets, regardless of whether such liability attaches to Sellers or Buyer in the first instance, except for any such obligations or liabilities, the facts or circumstances underlying which are caused by operation of the Business after the Closing Date;

          (ix) any liabilities or obligations of any nature relating to the case Browning-Ferris Industries of Illinois v. Richard Ter Maat, or any other
     ----------------------------------------------------------
liabilities or obligations of any nature whatsoever relating to the MIG/DeWane landfill in Boone County, Illinois;

          (x) any liabilities or obligations of any nature arising from or relating to employee benefit "plans" (as such term is defined in Section 4.18 hereof);

          (xi) any liabilities or obligations of any nature relating to entertainment, meetings, gifts, travel or other similar expenses incurred by the Sellers after the Closing Date with respect to meetings between the Sellers and their distributors, customers or suppliers;

          (xii) any of Sellers' liabilities or obligations relating to customer rebates, capitalized lease obligations, indebtedness for borrowed money, guarantees, employment contracts, deferred compensation obligations, related party obligations (including, without limitation, any intercompany indebtedness or rights of setoff between either Seller and/or their Affiliates), or any interest, penalty, or premium accrued thereon;

          (xiii) any liabilities relating to the Unassigned Leases (as defined herein); not including liabilities relating to Unassigned Leases for facilities which Buyer closes within 60 days of the Closing Date which liabilities shall be the liabilities of Buyer; and

          (xiv) any other liabilities or obligations of Sellers of any nature whatsoever not expressly assumed by Buyer under subsection (c) above (including without limitation, any liabilities or obligations arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of fact existing at or prior to the Closing, regardless of when asserted), whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and whether related to the Purchased Assets or otherwise, and regardless of when or by whom incurred, other than the Assumed Liabilities.

          1.2  PURCHASE PRICE.
               --------------

          (a) The total purchase price to be paid to Sellers for the Purchased Assets (the "Purchase Price") will be equal to the Base Purchase Price (as
             --------------
defined in Section 1.3 below), plus or minus the amount of any adjustments determined in accordance with Section 1.4 and 1.5 below.

          (b)  At the Closing, an amount (the "Closing Payment") equal to the
                                               ---------------
Estimated Base Purchase Price (as defined in Section 1.4(a) below) minus (i)
                                                                   -----
$200,000 (the "Accounts Receivable Holdback") and (ii) $500,000 (together with
               ----------------------------
earnings thereon, the "Base Purchase Price Escrow Amount")  shall be paid by the
                       ---------------------------------
Buyer by wire transfer of immediately available funds to a single account designated by Sellers. The Base Purchase Price Escrow Amount shall be deposited in an escrow account (the "Escrow Account") established pursuant to the terms
                           --------------
and conditions of an escrow agreement (the "Escrow Agreement") in the form
                                            ----------------
attached as Exhibit A hereto.  The Base Purchase Price Escrow Amount shall be
            ---------
available to satisfy any amounts owed by Sellers to Buyer as a result of the determination of the Base Purchase Price pursuant to Section 1.4 below. The Benson Group agrees not to distribute to their respective shareholders (or otherwise remove or cause to be removed from the assets of the Sellers), a portion of the Closing Payment equal to $1.5 million until after the Base Purchase Price has been determined pursuant to Section 1.4 hereof and any payments required to be made by Section 1.2(c) hereof have been made. Sellers agree to furnish to Buyer, promptly upon request by Buyer, information (including bank account statements) to verify that no such distribution or removal of funds has been made.

          (c) As soon as practicable (but in no event later than five (5) business days) after the Base Purchase Price is finally determined pursuant to
Section 1.4 below, any payments required to be made by this Section 1.2(c) shall be made. In the event that the Base Purchase Price is greater than the Estimated Base Purchase Price, Buyer shall pay to Sellers, by wire transfer of immediately available funds to an account designated by Sellers, an amount equal to such excess. In the event that the Base Purchase Price is less than the Estimated Base Purchase Price, an amount equal to such difference shall be paid to Buyer in the manner described herein. Amounts owing to Buyer pursuant to this
Section 1.2(c) shall be paid first by delivery of immediately available funds from the Escrow Account (and Sellers shall cooperate with Buyer in causing such payment to be made, including executing a letter of direction to the escrow agent authorizing such payment) and, if the Base Purchase Price Escrow Amount has been reduced to zero, by delivery of immediately available funds from the Sellers. The Base Purchase Price Escrow Adjustment, if any, remaining after the payments set forth in this Section 1.2(c), shall be paid to Sellers in accordance with the terms of the Escrow Agreement.

          (d) As soon as practicable after the Regular Accounts Receivable Adjustment is determined pursuant to Section 1.5(c) below, any payments required to be made pursuant to this Section 1.2(d) shall be made. If the Regular Accounts Receivable Adjustment is required to be paid to Buyer, then (i) if the amount of the Regular Accounts Receivable Adjustment is less than the

Accounts Receivable Holdback, an amount equal to the Regular Accounts Receivable Adjustment shall be retained by Buyer from the Accounts Receivable Holdback or
(ii) if the amount of the Regular Accounts Receivable Adjustment is greater than or equal to the Accounts Receivable Holdback, the entire Accounts Receivable Holdback shall be retained by Buyer, and Sellers shall pay to Buyer, by wire transfer of immediately available funds, any remaining amounts owed to Buyer. If the Regular Accounts Receivable Adjustment is required to be paid to Sellers, then Buyer shall pay to Sellers, by wire transfer of immediately available funds to an account designated by Sellers, an amount equal to the Regular Accounts Receivable Amount. The Accounts Receivable Holdback, if any, remaining after the payments set forth in this Section 1.2(d), shall be used to satisfy any amount to be paid to Buyer pursuant to Early-Buy Accounts Receivable Adjustment as set forth in clause (e) below.

          (e) As soon as possible after the Early-Buy Accounts Receivable Adjustment is determined pursuant to Section 1.5(d), any payment required to be made to Buyer pursuant to this Section 1.2(e) shall be made. If the amount of the Early-Buy Accounts Receivable Adjustment is less than or equal to the remaining Accounts Receivable Holdback, an amount equal to the Early-Buy Accounts Receivable Adjustment shall be retained by Buyer from the Accounts Receivable Holdback. If the amount of the Early-Buy Accounts Receivable Adjustment is greater than the remaining Accounts Receivable Holdback, the entire remaining Accounts Receivable Holdback shall be retained by Buyer, and Sellers shall pay to Buyer, by wire transfer of immediately available funds, any remaining amounts owed to Buyer. The Accounts Receivable Holdback, if any, remaining after the payments set forth in this Section 1.2(e), shall be paid to Sellers by wire transfer of immediately available funds.

          1.3  BASE PURCHASE PRICE DEFINITION.
               ------------------------------

          (a) The Base Purchase Price will be an amount equal to $2.5 million plus the sum of: (A) the Accounts Receivable Price, (B) the Whole Goods Inventory Price, (C) the Parts Inventory Price, (D) the Fixed Assets Price and
(E) the Other Assets Price, each as defined in, and determined pursuant to, clause (b) below.

          (b)  For the purposes of clause (a) above:

          (i)  The "Accounts Receivable Price" will be equal to the aggregate
                    -------------------------
     book value of all Accounts Receivable that are 90 days or less past due as of the Closing Date;

          (ii) The "Whole Goods Inventory Price" will be determined based on a
                    ---------------------------
     physical audit to be conducted by Buyer and Sellers and their respective advisors on or before the Closing Date and will be calculated as follows:
     (A) the number of substantially similar items in Whole Goods Inventory not exceeding the number of such items sold by the Business and the Buyer, combined, during the twelve (12) months ended October 31, 1998 will be valued at 100% of Sellers' cost for such items; and (B) all Whole Goods Inventory not included in (A) will be valued at 50% of Sellers' cost for such items. Notwithstanding anything to the contrary contained herein, Whole Goods Inventory that is Non-Saleable (as defined in Section 1.3 (b)(vi)) shall be valued at zero, shall be an Excluded Asset and shall be retained by the Sellers.

          (iii)  The "Parts Inventory Price" will be determined based on a
                      ---------------------
     physical audit to be conducted by Buyer and Sellers and their respective advisors on or before the Closing Date and will be calculated as follows:
     (A) the number of substantially similar items in Parts Inventory not exceeding the number of items sold by the Business and the Buyer, combined, during the twenty-four (24) months ended October 31, 1998 will be valued at 100% of Sellers' cost for such items (before announced price increases for the 1999 selling season); and (B) all Parts Inventory not included in (A) will be valued at 50% of Sellers' cost for such items (before announced price increases for the 1999 selling season). Notwithstanding anything to the contrary contained herein, Parts Inventory that is Non-Saleable (as defined in Section 1.3 (b)(vi)) shall be valued at zero, shall be an Excluded Asset and shall be retained by the Sellers.

          (iv)   The "Fixed Assets Price" will be equal to the aggregate Book
                      ------------------
     Value of those Fixed Assets set forth on Schedule 1.3(b)(iv)  (the "Fixed
                                              -------------------        -----
     Assets Schedule") attached hereto.
     ---------------

          (v)    The "Other Assets Price" will be equal to the aggregate Book
                      ------------------
     Value of those miscellaneous assets set forth on Schedule 1.3(b)(v) (the
                                                      ------------------
     "Other Assets Schedule") attached hereto.
            ---------------

          (vi)   "Non-Saleable Inventory" shall include each item of Sellers'
                  ----------------------
     Whole Goods Inventory or Parts Inventory that (A) is damaged, (B) is missing parts or pieces, (C) is obsolete in the case of pool liners, only,
     (D) has been discontinued or has not been sold in each case, for at least for 5 years, (E) the manufacturer of which has not honored the warranty or
     (F) are other items mutually agreed upon by a representative or officer of Buyer and Sellers.

     The Base Purchase Price will be determined in accordance with United States generally accepted accounting principles ("GAAP"). In computing the Base
                                           ----
Purchase Price, (i) all accounting entries shall be taken into account regardless of their amount, all known errors and omissions shall be corrected, and (ii) all known proper adjustments shall be made.

          1.4    BASE PURCHASE PRICE DETERMINATION.
                 ---------------------------------

          (a) On or before the Closing Date, Buyer and Sellers in good faith shall jointly prepare an estimate of the Base Purchase Price as of the Closing Date (the "Estimated Base Purchase
           -----------------------

Price") based on the Company's books and records, the physical audit of Sellers'
-----
Whole Goods Inventory and Parts Inventory as described in Sections 1.3(b)(ii) and (iii), the Fixed Asset Schedule, the Other Assets Schedule and other information then available.

          (b)  As promptly as practicable, but in no event later than ninety
(90) days after the Closing Date, Buyer shall prepare and deliver to Sellers, at Buyer's sole expense, a statement of the Base Purchase Price including the Accounts Receivable Price, the Whole Goods Inventory Price, the Parts Inventory Price, the Fixed Assets Price and the Other Assets Price.

          (c) If the Sellers disagree with Buyer's determination of the Base Purchase Price, Sellers shall notify Buyer in writing of such disagreement within twenty (20) days. Such writing shall be accompanied by a written notice from Sellers' accountants setting forth the basis for such disagreement in reasonable detail. Buyer and Sellers thereafter will negotiate in good faith to resolve any such disagreements. If Buyer and Sellers are unable to resolve any such disagreements within twenty (20) days after the delivery of Seller's objection letter, Buyer and Sellers will submit such dispute for resolution to and independent, nationally-recognized accounting firm mutually agreeable to Buyer and Sellers. If Buyer and Sellers are unable to mutually agree on such accounting firm, a nationally-recognized firm will be selected by lot after eliminating one firm designated as objectionable by each of Buyer and Sellers (any accounting firm so selected or agreed upon will be referred to herein as the "Independent Auditor").
     -------------------

          (d) Buyer and Sellers will use their reasonable best efforts to cause the Independent Auditor to resolve all disagreements over the Base Purchase Price as soon as practicable, but in any event within sixty (60) days after submission of the disputes to the Independent Auditor. The resolutions of such disagreement and the determination of the Base Purchase Price by the Independent Auditor will be final and binding on Buyer and Sellers.

          (e) The Independent Auditor will determine the allocation of its costs and expenses in determining the Base Purchase Price based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

          1.5   ACCOUNTS RECEIVABLE ADJUSTMENTS.
                -------------------------------

          (a) Buyer will (i) use reasonable efforts to collect all of the Accounts Receivable pursuant to the terms of this Section 1.5; (ii) not extend additional credit to customers who have not paid Accounts Receivable owed by them as of the time such Accounts Receivable are returned to the Sellers by the Buyer pursuant to this Section 1.5, unless Buyer determines, in its reasonable discretion, that (A) the uncollected Accounts Receivable from such customer are an insignificant portion of the total sales made to such customer or (B) the customer is a significant customer of Buyer.

          (b) For the purpose of determining amounts collected with respect to the Accounts Receivable, (i) if by the amount of a payment, by specification of an account debtor or otherwise, it is clear that such payment relates to a specific invoice, the payment will be applied to that invoice and (ii) in the absence of a bona fide dispute between an account debtor and Buyer regarding receivables of such account debtor accrued prior to the Closing Date, all other payments by an account debtor will first be applied to the oldest outstanding invoice due from that account debtor. Buyer will not be required to retain a collection agency, bring any suit or take any other action out of the ordinary course of business to collect any of the Accounts Receivable.

          (c)  The "Regular Accounts Receivable Adjustment" shall be the result
                    --------------------------------------
of (i) the aggregate Book Value of Accounts Receivable (excluding Early-Buy Accounts Receivable) which were 90 days or less past due on the Closing Date but which were not collected by Buyer within 180 days after the Closing Date; minus
                                                                          -----
(ii) the actual aggregate amount of all Accounts Receivable which were 91 days or more past due on the Closing Date but were collected by Buyer within 180 days of the Closing Date. If such Regular Accounts Receivable Adjustment is greater than zero, then such amount shall be retained by Buyer from the Accounts Receivable Holdback pursuant to the terms of Section 1.2(d) hereof and if such Regular Accounts Receivable Adjustment is less than zero, then such amount shall be paid to Sellers pursuant to the terms of Section 1.2(d) hereof.

          (d)  The "Early-Buy Accounts Receivable Adjustment" shall be the
                    ----------------------------------------
amount equal to the Book Value of the Early-Buy Accounts Receivable which were 90 days or less past due on the Closing Date but which have not been collected by Buyer on the earlier of (A) 180 days from the date on which such Early-Buy Accounts Receivable is due for payment or (B) December 31, 1999.

          (e) In the event of any dispute with respect to the determination of the Regular Accounts Receivable Adjustment or the Early-Buy Accounts Receivable Adjustment, Sellers and Buyer shall follow the dispute resolution procedures set forth in Section 1.4(c)-(e).

          1.6  BENSON CANADA PURCHASE OPTION.
               -----------------------------

          (a) As of the Closing, Sellers hereby grant to Buyer the exclusive right (the "Benson Canada Purchase Option") for a period of 90 days after the
            -----------------------------
Closing Date to purchase 100% of the capital stock of Adapt Leisure Ltd., a Canadian corporation ("Benson Canada"), owned by Sellers for $108,147, which is
                       -------------
Sellers' investment cost for such stock. In the event Buyer exercises the Benson Canada Purchase Option, Buyer shall assume Sellers' obligations under certain letters of credit guaranteeing loans on behalf of Adapt Leisure Ltd.

          (b) Sellers shall promptly provide to Buyer such financial statements and other business, financial and legal due diligence information relating to Benson Canada as Buyer shall reasonably request for the purposes of evaluating Benson Canada and determining whether to exercise the Benson Canada Purchase Option.

          (c)  Closing of the purchase ("Benson Canada Stock Purchase") by Buyer
                                         ----------------------------
of the stock of Benson Canada shall occur within five business days (or within such other time period as Buyer and Sellers shall mutually agree) after Buyer gives timely written notice to Sellers that Buyer wishes to exercise the Benson Canada Purchase Option. Buyer and Sellers shall together prepare and execute a stock purchase agreement containing customary representations and warranties relating to Benson Canada and other provisions reasonably requested by Buyer.
At the closing of the Benson Canada Stock Purchase, Sellers shall deliver the Benson Canada stock certificates and stock powers and other customary closing documentation as Buyer shall reasonably request.

          1.7  ROCKFORD FACILITY OPTION
               ------------------------

          (a) As of the Closing, Sellers shall grant to Buyer the exclusive right (the "Rockford Facility Option") for a period of 90 days after the Closing
            ------------------------
Date to (i) purchase the real property located at 1936 11th Street, Rockford, IL 61104 (the "Rockford Facility") for a price equal to $400,000 and on other terms
            -----------------
and conditions reasonably acceptable to the parties and customary for commercial properties bought and sold in Rockford, Illinois, (ii) lease the Rockford Facility at fair market value for properties substantially similar to the Rockford Facility on market and customary terms to be mutually agreed upon by Sellers and Buyer, or (iii) neither purchase nor lease the Rockford Facility.

          (b) During the 90-day period of the Rockford Facility Lease Option (or until such date as Buyer exercises the Rockford Facility Lease Option, if after 90 days after the Closing Date) Buyer shall lease the Rockford Facility for $6,666.67 per month.

          1.8  CLOSING TRANSACTIONS.
               --------------------

          (a)  Closing.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") will take place at the offices of Kirkland & Ellis,
                -------
200 East Randolph Drive, Chicago, Illinois 60601, at 9:00 a.m. local time on January __, 1999 or, if the conditions to Closing set forth in Article II have not been satisfied on or prior to such date, promptly following satisfaction of such conditions, or such other date, time or place as is mutually agreeable to Buyer and Sellers (the "Closing Date").
                        ------------

          (b)  Closing Deliveries.  Subject to the conditions set forth in this
               ------------------
Agreement, the parties agree to consummate the following "Closing Transactions"
                                                          --------------------
at the Closing:


               (i) Sellers will convey to Buyer good and marketable title to all of the Purchased Assets, free and clear of all Liens, and deliver to Buyer bills of sale, assignments of leases and contracts, documents acceptable for recordation in the United States Patent and

     Trademark Office, the United States Copyright Office and any other similar domestic or foreign office, department or agency and all other instruments of conveyance, all in form and substance satisfactory to Buyer and its counsel (collectively, "Conveyance Documents"), which are necessary or
                             --------------------
     desirable to effect the transfer to Buyer of the Purchased Assets;

               (ii) Buyer will deliver to Sellers the Estimated Purchase Price minus (i) the Accounts Receivable Holdback and (ii) the Base Purchase Price
     -----
     Escrow Amount by wire transfer of immediately available funds;

               (iii) Buyer will deliver to Sellers such instruments of assumption as are required in order for Buyer to assume the Assumed Liabilities; and

               (iv) there shall be delivered to Buyer and Sellers the certificates and other documents and instruments provided to be delivered under Article II hereof.


                                  ARTICLE II

                             CONDITIONS TO CLOSING
                             ---------------------

          2.1  CONDITIONS TO BUYER'S OBLIGATIONS.  The obligation of Buyer to
               ---------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article IV hereof and all other representations and warranties of Sellers set forth in this Agreement will be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Sellers to Buyer pursuant to Section 4.25 hereof);

          (b) Sellers will have performed and complied with all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

          (c) all governmental or third party filings, licenses, consents, authorizations, waivers and approvals that are required to be made or obtained for the transfer to Buyer of the Purchased Assets and the operation of the Business by Buyer following the Closing will have been duly made and obtained (including the expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act) without conditions or requirements that are materially adverse to Buyer or the Business. In the event that the Sellers fail to obtain the landlord's written consent (the form of such consent to be approved by the Buyer, and its lender, at their sole and absolute discretion), together with the associated estoppel letters and subordination agreements, to the assignment to the Buyer of each Leased Real Property (the "Landlords' Consents") as of the Closing, and notwithstanding such
               -------------------
failure, the Buyer closes the transactions contemplated herein, the Sellers shall have thirty (30) days after the Closing to obtain all of the Landlords' Consents and the associated estoppel letters and subordination agreements; the Sellers hereby agree to use their best efforts to obtain such Landlords' Consents and associated estoppel letters and subordination agreements within such thirty (30) day period. In the event that any landlord refuses to consent to assign a lease (an "Unassigned Lease"), Buyer shall have no obligation or
                       ----------------
liability with respect to such Unassigned Lease liability for such Unassigned Lease shall remain exclusively with Sellers, such Unassigned Lease shall be an Excluded Asset and liabilities associated with such Unassigned Lease shall be Excluded Liabilities. Notwithstanding the foregoing, Sellers shall deliver to the Buyer at the Closing Landlords' Consents, estoppel letters and subordination agreements, in the form attached as Exhibits hereto with respect to the facilities for which Dr. Joon S. Moon or his Affiliates or family members are lessors and as set forth on Schedule 2.1(c) hereto;
                            ---------------

          (d) the purchase of the Purchased Assets by Buyer hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject Buyer to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which Buyer is subject;

          (e) no suit, action or other proceeding, or injunction or final judgment, order or decree relating thereto, will be pending or overtly threatened before any court or any governmental or regulatory body or authority in which it is sought to restrain or prohibit or to obtain material damages or other material relief (including rescission) in connection with the transactions contemplated hereby, or that is reasonably likely to have a material adverse effect on the business, financial condition, operating results, assets, operations or business prospects of the Business or adversely affect the right of Buyer to own, operate or control the Purchased Assets or the Business; no investigation that would be reasonably likely to result in any such suit, action or proceeding shall be pending or overtly threatened and no such judgment, order or decree shall have been entered and not subsequently dismissed with prejudice or satisfied;

          (f) there shall have been no material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, status, business activities or prospects of the Business or the Purchased Assets generally since the date of the Latest Balance Sheet;

          (g) Dr. Joon S. Moon will have entered into a guarantee agreement (the "Guarantee and Option Agreement") in the form of Exhibit B attached hereto;
      ------------------------------                  ---------

          (h) Kenneth Rogner will have entered into an employment or consulting arrangement with Buyer satisfactory to Buyer;

          (i) the individual shareholders of JKKT and BP Georgia will have entered into a non-compete agreement in the form of Exhibit C attached hereto
                                                    ---------
(the "Non-Compete Agreement");
      ---------------------

          (j) Buyer will have obtained the consent of its lenders to consummate the transactions contemplated hereby;

          (k) on or prior to the Closing Date, Sellers will have delivered to Buyer all of the following:

               (i) a certificate from officers of Sellers in the form set forth in Exhibit D attached hereto, dated the Closing Date, stating that
              ---------
     the preconditions specified in Sections 2.1(a)-(f), inclusive, have been satisfied;

               (ii) copies of all lien releases, third party and governmental consents, approvals, licenses, permits and filings required to be obtained by Sellers in connection with the consummation of the transactions contemplated herein;

               (iii) certified copies of the resolutions of the boards of directors of BP Georgia and certified copies of the resolutions of the sole shareholder of Benson approving the transactions contemplated by this Agreement;

               (iv) all Conveyance Documents which are necessary or desirable to effect the transfer to Buyer of the Purchased Assets;

               (v) with respect to each parcel of Leased Real Property, an estoppel letter from the landlords in the form attached as Exhibit E hereto
                                                                ---------
     (except as provided in Section 2.1(c) hereof);

               (vi) with respect to each parcel of Leased Real Property, a subordination agreement from the landlords for each parcel of Leased Real Property substantially in the form of Exhibit F hereto (except as provided
                                           ---------
     in Section 2.1(c) hereof);

               (vii)  certifications of Sellers pursuant to Treasury Regulation
     Section 1.1445-2(b)(2) that Sellers are not foreign persons; and

               (viii) such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby; and

          (l) all proceedings to be taken by Sellers in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Sellers to effect the transactions contemplated hereby requested by Buyer will be satisfactory in form and substance to Buyer.

          Any condition specified in this Section 2.1 may be waived by Buyer, provided that no such waiver will be effective unless it is set forth in a
-------- ----
writing executed by Buyer.

          2.2   CONDITIONS TO SELLERS' OBLIGATIONS AT THE CLOSING.  The
                -------------------------------------------------
obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article V hereof and all other representations and warranties of Buyer set forth in this Agreement will be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

          (b) all filings required to be made under the Hart-Scott-Rodino Act shall have been made, and any applicable waiting period thereunder (and any extensions thereof) shall have expired;

          (c) no suit, action or other proceeding, or injunction or final judgment, order or decree relating thereto, will be pending or overtly threatened before any court or any governmental or regulatory body or authority in which it is sought to restrain or prohibit or to obtain material damages or other material relief (including rescission) in connection with the transactions contemplated hereby and no such judgment, order or decree shall have been entered and not subsequently dismissed with prejudice or satisfied;

          (d) Buyer will have performed and complied in all material respects with the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (e) on or prior to the Closing Date, Buyer will have delivered to Sellers all of the following:

                (i)  a certificate from Buyer in the form set forth in Exhibit E
                                                                       ---------
     attached hereto, dated the Closing Date, stating that the preconditions specified in Section 2.2(a) have been satisfied; and

                (ii) certified copies of the resolutions of Buyer's board of directors approving the transactions contemplated by this Agreement; and

          (f) all corporate proceedings to be taken by Buyer in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Buyer to Sellers to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

          Any condition specified in this Section 2.2 may be waived by Sellers, provided that no such waiver will be effective unless it is set forth in a
-------- ----
writing executed by Sellers.

                                  ARTICLE III

                                   COVENANTS

          3.1  AFFIRMATIVE COVENANTS OF SELLERS. Following the execution of this
               --------------------------------
Agreement and prior to the Closing, unless Buyer otherwise agrees in writing, Sellers will:

          (a) conduct the Business (including, without limitation, the collection of receivables, incurrence of capital expenditures and purchase of Whole Goods Inventory and Parts Inventory) only in the usual and ordinary course of business in accordance with past custom and practice;

          (b) carry on the Business in the same manner as presently conducted and keep their organization and properties intact, including their present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, licensees, suppliers, distributors and customers and others having business relations with it;

          (c) maintain the Purchased Assets and the Leased Real Property in good operating condition (reasonable wear and tear excepted) and repair, maintain insurance reasonably comparable to that in effect on the date hereof, maintain Whole Goods Inventory, supplies and spare parts at customary operating levels consistent with past practices, replace in accordance with past practice any inoperable, worn out or obsolete Purchased Assets with assets of comparable quality and, in the event of a casualty, loss or damage to any of the Purchased Assets prior to the Closing Date for which Seller is insured, either repair or replace such Purchased Assets or, if Buyer agrees, transfer the proceeds of such insurance to Buyer;

          (d) maintain their respective books, accounts (including working capital) and records in accordance with GAAP;

          (e) maintain in full force and effect the existence of all material Proprietary Rights;

          (f) comply with all legal requirements and contractual obligations applicable to the Business and the Purchased Assets and pay all applicable taxes, consistent with past practice;

          (g) cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless, simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies to the extent practicable for market premiums are in full force and effect;

          (h) cooperate with Buyer and use its reasonable best efforts to make all registrations, filings and applications, to give all notices and to obtain all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby and to cause the other conditions to Buyer's obligation to close specified in Section 2.1 above to be satisfied;

               (i) execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement; and

               (ii) promptly inform Buyer in writing of any variances from the representations and warranties contained in Article IV or elsewhere in this Agreement or any breach of any covenants hereunder by either of the Sellers.

          3.2  NEGATIVE COVENANTS OF SELLER.  Following the execution of this
               ----------------------------
Agreement and prior to the Closing, without Buyer's prior written consent, Sellers will not:

          (a) take any action that would require disclosure under Section 4.7 below;

          (b) enter into any other transaction with any of its officers, directors or Affiliates except in the ordinary course of business and consistent with past practice ;

          (c) sell, lease, license or otherwise dispose of any interest in any of the Purchased Assets (other than sales of Whole Goods Inventory in the ordinary course of business consistent with past custom and practice) or permit, allow or suffer any of the Purchased Assets to be subjected to any Lien;

          (d) terminate or modify any contracts or leases or any government license, permit or other authorization;

          (e) enter into any new, or amend any existing, contracts, leases, agreements or commitments, other than commitments for materials made in the ordinary course of business;

          (f) institute any material change in the conduct of the Business, or any change in its method of purchase, sale, lease, management, marketing, operation or accounting; or

          (g) take or omit to take any action which could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations or business prospects of the Business.

          3.3  EXCLUSIVITY.  The Benson Group will not, directly or indirectly,
               -----------
through any officer, director, employee, agent or otherwise (including through any investment banker, attorney or accountant retained by any of the foregoing), solicit, initiate any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, any proposal or offer from any Person (including any of such Person's officers, directors, employees, agents or other representatives) relating to any liquidation (other than as contemplated hereby), dissolution, recapitalization or refinancing of Sellers or any acquisition of the capital stock or other securities of Sellers or any substantial portion of the assets of Sellers or the Business (including any acquisition structured as a merger, consolidation or share exchange) (an "Acquisition Proposal"). The Benson Group will immediately
                     --------------------
cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any Acquisition Proposal. Each member of the Benson Group hereby agree to notify Buyer immediately upon the receipt of any written proposal, written offer, written inquiry or written contract by either of them with respect to any of the foregoing and will promptly provide Buyer with copies of and disclose to Buyer the details concerning any such proposal, inquiry or contract.

          3.4  COVENANTS OF BUYER.  Prior to the Closing, Buyer will:
               ------------------

          (a) cooperate with Sellers and use its reasonable best efforts to make all registrations, filings and applications, to give all notices and to obtain all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby and to cause the other conditions to Sellers' obligation to close specified in Section 2.2 above to be satisfied,

          (b) execute and deliver such further instruments of conveyance and transfer and take such additional action as Sellers may reasonably request to effect, consummate, confirm or evidence the transactions contemplated by this Agreement; and

          (c) promptly inform Sellers in writing of any variances from Buyer's representations and warranties contained in Article V or elsewhere in this Agreement or any breach of any covenants hereunder by Buyer.

          3.5  POST-CLOSING COVENANTS OF SELLERS.  After the Closing Date,
               ---------------------------------
Sellers will use their best efforts to obtain Landlords' Consents, estoppel letters, subordination agreements and other documentation reasonably requested by Buyer, with respect to leases for which such documentation was not obtained prior to the Closing Date.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

          As an inducement to enter into this Agreement, the Sellers hereby represent and warrant to Buyer, that:

          4.1  ORGANIZATION AND CORPORATE POWER.  Benson and BP Georgia are
               --------------------------------
corporations duly organized, validly existing and in good standing under the laws of the states of Illinois and Nevada, respectively, and are qualified to do business in every jurisdiction in which the nature of their businesses or their ownership of property requires them to be qualified. All such jurisdictions in which Sellers are qualified are set forth on Schedule 4.1 hereto. Sellers have
                                             ------------
full corporate power and other necessary power and authority and all licenses, permits and authorizations necessary to own and operate its properties and business and to conduct its business as presently conducted and as proposed to be conducted.

          4.2  AUTHORIZATION OF TRANSACTIONS.  The Sellers have full power and
               -----------------------------
authority to deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The board of directors of BP Georgia and the sole shareholder of Benson have duly approved this Agreement and have duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of either of the Sellers are necessary to approve and authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each member of the Benson Group and constitutes the valid and binding agreement of the members of the Benson Group enforceable against the members of the Benson Group in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

          4.3  SUBSIDIARIES; INVESTMENTS.  Except as set forth on Schedule 4.3
               -------------------------                          ------------
hereto, Sellers do not own or control (directly or indirectly), hold or have any rights or options to subscribe for, purchase or acquire any shares of stock, partnership interest, joint venture interest, equity participation or any other security or interest in any other Person.

          4.4  ABSENCE OF CONFLICTS.  Except as set forth in Schedule 4.4
               --------------------                          ------------
hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon the Purchased Assets, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or by-laws of either of the Sellers or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which any member of the Benson Group is bound or affected, or any law, statute, rule or regulation or any judgment, order or decree to which either is subject.

          4.5  FINANCIAL STATEMENTS.  Sellers have furnished Buyer with (a)
               --------------------
copies of the unaudited balance sheet which includes the Business as of October 31, 1998 (the "Latest Balance Sheet") and the related statements of income and
               --------------------
cash flow for the 12-month period then ended; (b) copies of the audited balance sheets of Sellers as of October 31, 1995, 1996 and 1997 and the related statements of income and cash flow for the periods then ended; (c) and the consolidating statements for the Business which form the basis for the Latest Balance Sheet and such audited statements. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (collectively, the "Financial Statements") is accurate and complete, is consistent with Sellers'
 --------------------
books and records (which, in turn, are accurate and complete), presents fairly Sellers' financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments (none of which would be material, individually or in the aggregate) and the absence of footnote disclosure.

          4.6  ABSENCE OF UNDISCLOSED LIABILITIES.  To their knowledge, Sellers
               ----------------------------------
have no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) and there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any obligations or liabilities except (a) obligations under contracts or commitments described in
Schedule 4.12 or Schedule 4.8(a) hereto or under contracts and commitments
-------------    ---------------
entered into in the ordinary course of business which are not required to be disclosed thereon (but not liabilities for breaches thereof), (b) liabilities reflected on the liability side of the Latest Balance Sheet, (c) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement, or a claim or lawsuit, or an environmental liability), and (d) liabilities otherwise expressly set forth in Schedule 4.6
                                                                 ------------
hereto.

          4.7  ABSENCE OF CERTAIN DEVELOPMENTS.  To their knowledge, Sellers
               -------------------------------
have not, except as set forth in Schedule 4.7 hereto, since October 31, 1998:
                                 ------------

          (a) suffered a material adverse change or development in the business, financial condition, operating results, earnings, assets, customer, supplier, employee and sales representative relations, business prospects, business condition or financing arrangements of the Business or the Purchased Assets;

          (b) sold, leased, assigned or transferred (including, without limitation, transfers to any employees or affiliates of Sellers) any tangible assets (other than Whole Goods Inventory in the ordinary course of business consistent with past practices), Proprietary Rights or other intangible assets, or canceled without fair consideration any debts or claims owing to or held by it, or disclosed any proprietary confidential information to any Person, other than disclosures of such information to Buyer and its Affiliates and representatives;

          (c) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past custom and practice;

          (d) suffered any theft, damage, destruction or casualty loss to its tangible assets, whether or not covered by insurance;

          (e) entered into, amended or terminated any lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in
Section 4.19 below), or changed any business practice or manner of dealing with
------------
any customer, supplier, subcontractor, Insider, sales representative, or other person or entity with whom either Seller engages in any business activity, or entered into any other material transaction, whether or not in the ordinary course of business;

          (f) entered into or modified any employment contract or collective bargaining agreement, written or oral, or changed the employment terms for any employee or agent or made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except for normal compensation increases or bonuses in the ordinary course of business consistent with past practice;

          (g) incurred intercompany indebtedness or conducted the Business (including the collection of receivables, purchase of inventory, payment of payables, incurrence of capital expenditures, and maintenance and repair of assets) other than in the usual and ordinary course of business in accordance with past custom and practice;

          (h) made any capital expenditures (or commitments therefor) that aggregate in excess of $10,000;

          (i) made any loans or advances to, or guarantees for the benefit of, any persons;

          (j) entered into any lease of capital equipment or real estate involving rental in excess of $10,000 per annum;

          (k) made any change in any method of accounting or accounting practices;

          (l) entered into any other material transaction other than in the ordinary course of business; or

          (m) agreed, whether orally or in writing, to do any of the foregoing.

          4.8 TITLE TO PROPERTIES.
              -------------------

          (a) Schedule 4.8(a) attached hereto sets forth a list of all of the
              ---------------
leases and subleases (collectively, the "Leases" and individually, a "Lease")
                                         ------                       -----
and each leased and subleased parcel of real property in which Sellers have a leasehold and subleasehold interest. Each of the Leases is in full force and effect and Sellers hold a valid and existing leasehold or subleasehold interest under each of the Leases. Sellers have delivered to Buyer complete and accurate copies of each of the Leases. With respect to each Lease, except as set forth on Schedule 4.8(a) hereto: (A) the Lease is legal, valid, binding, enforceable
   ---------------
and in full force and effect; (B) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (C) neither Seller nor any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (D) no party to the Lease has repudiated any provision thereof; (E) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (F) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyer; and (G) Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

          (b) Except as disclosed on Schedule 4.8(a), there is no real property
                                     ---------------
leased or owned by the Sellers used in the operation of the Business.

          (c) All buildings and all components of all buildings, structures and other improvements included within the Leased Real Property (the "Improvements")
                                                                  ------------
are in good condition and repair and adequate to operate such facilities as currently used, to the best of each Seller's knowledge there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated. All Improvements have direct vehicular access to a public street adjoining such Leased Real Property.

          4.9  TITLE TO ASSETS.
               ---------------

          (a) Sellers own good and marketable title, free and clear of all Liens, to all of the
Purchased Assets, including, without limitation, all tangible and intangible property; and

          (b) To the Sellers' knowledge, the facilities, machinery, equipment and other tangible assets of Sellers which are part of the Purchased Assets are in good operating condition and repair and are fit for their particular purpose, and are usable in the ordinary course of business. The Purchased Assets constitute all of the assets necessary to allow Buyer to conduct the Business.

          4.10 ENVIRONMENTAL AND SAFETY MATTERS.
               --------------------------------

          (a) To the Sellers' knowledge, Sellers have complied and are in compliance with all Environmental and Safety Requirements.

          (b) To the Sellers' knowledge, without limiting the generality of the foregoing, Sellers have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of their businesses; a list of all such permits, licenses and other authorizations is set forth on Schedule 4.10(b) hereto.
                                     ----------------

          (c) Sellers have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of the Sellers or Sellers' facilities, properties, operations or the Business and arising under Environmental and Safety Requirements.

          (d)  Except as set forth on Schedule 4.10(d), to Sellers' knowledge
                                      ----------------
none of the following exists at any property or facility owned or operated by Sellers or in connection with the Business: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments or disposal areas.

          (e)  To Sellers' knowledge, except as set forth on Schedule 4.14,
                                                             -------------
Sellers have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for corrective action costs, personal injury, property damage, response costs, natural resources damages or attorney fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any
             ------                                               ----
other Environmental and Safety Requirements.

          (f)  To Sellers' knowledge, except as set forth on Schedule 4.14, no
                                      ------------------------------------
facts, events or conditions relating to the past or present facilities, properties or operations of Sellers or any predecessor of Sellers or the Business will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) To the Sellers' knowledge, neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements, including, without limitation, the New Jersey Industrial Site Recovery Act.

          (h)  To Sellers' knowledge, except as set forth on Schedule 4.14
                                                             -------------
Sellers have not assumed, undertaken, or otherwise become subject to any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

          4.11 TAXES.  Except as set forth on Schedule 4.11,
               -----                          -------------

          (a) the Sellers have timely filed or shall timely file all Tax Returns which are required to be filed, and all such Tax Returns are true, complete and accurate in all respects;

          (b) all Taxes owed by the Sellers, whether or not shown on a Tax return, have been paid or shall be paid by the Sellers and no Taxes are delinquent;

          (c) no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Sellers with respect to the operations of the Sellers and the Sellers have no knowledge that any such assessment or asserted Tax liability shall be made;

          (d) the Seller's have not consented to extend the time in which any Tax may be assessed or collected by any Taxing authority;

          (e) the Seller's have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

          (f) the Sellers have not made an election under Section 341(f) of the Code;

          (g) the Sellers have no liability for Taxes arising as a result of being (or ceasing to be) a member of any Affiliated Group as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return related thereto);

          (h) no claim has ever been made by an authority in a jurisdiction where the Sellers do not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

          (i) the Seller have not made and is not obligated to make any payments, nor are there parties to any agreement that under certain circumstances could obligate it to make payments, that shall not be deductible under Section 280G of the Code; and

          (j) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Purchased Assets.

          4.12 CONTRACTS AND COMMITMENTS.
               -------------------------

          (a)  Except as set forth in Schedule 4.12 hereto, neither Seller is a
                                      -------------
party to or bound by, whether written or oral, any: (i) collective bargaining agreement or contract with any labor union, whether formal or informal; (ii) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis or any severance agreements; (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the Purchased Assets; (iv) license or royalty agreements; (v) lease or agreement under which either Seller is lessee of, or holds or operates, any personal property owned by any other party; (vi) lease or agreement under which either Seller is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it; (vii) contract or group of related contracts with the same party for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than six months or involves a sum in excess of $10,000 or which may not be terminable with less than six months' notice; (viii) contract relating to the distribution, marketing or sales of its products or services (including contracts to provide advertising allowances or promotional services) involving more than $10,000; (ix) franchise agreements; (x) contracts with any Insider; (xi) agreements, contracts or understandings pursuant to which either Seller subcontracts work to third parties; (xii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

or (xiii) any other agreement material to Sellers whether or not entered into in the ordinary course of business.

          (b)  Except as disclosed in Schedule 4.12, (i) all of the contracts,
                                      -------------
agreements and instruments set forth of Schedule 4.12 are in full force and
                                        -------------
effect, have not been amended or modified as of the Closing, and are valid, binding and enforceable in accordance with their respective terms, (ii) no contract or commitment required to be disclosed on Schedule 4.12 has been
                                                   -------------
breached or canceled by the other party since December 31, 1997, (iii) no material customer or supplier has indicated that it will stop or decrease the rate of business done with either Seller, (iv) Sellers have performed all of the obligations required to be performed by Sellers in connection with the contracts or commitments required to be disclosed on Schedule 4.12, and are not in default
                                           -------------
under any contract or commitment required to be disclosed on the Schedule 4.12,
                                                                 -------------
(v) Sellers have no present expectation or intention of not fully performing any obligation pursuant to any contract set forth on Schedule 4.12 hereto, and (vi)
                                                 -------------
Sellers have no knowledge of any breach or anticipated breach by any other party to any contract set forth on Schedule 4.12.
                             -------------

          (c) Neither Seller is a party to any contract or agreement under which it is required to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

          (d) Sellers have provided Buyer with a true and correct copy of all written contracts which are referred to on Schedule 4.12 and has made available
                                           -------------
to Buyer those which are not required to be disclosed on Schedule 4.12, in each
                                                         -------------
case together with all amendments, waivers or other changes thereto.  Schedule
                                                                      --------
4.12 contains an accurate and complete description of all material terms of all
----
oral contracts referred to therein.

          4.13 PROPRIETARY RIGHTS.
               ------------------

          (a)  Schedule 4.13 hereto sets forth a complete and correct list of:
               -------------
(i) patented or registered Proprietary Rights and pending patent applications or other applications for registrations of any Proprietary Rights; (ii) all material unregistered Trademarks; (iii) all unregistered copyrights and nonconfidential descriptions of trade secrets and confidential information owned or used by Sellers and material to the conduct of the Business; and (iv) all licenses or similar agreements or arrangements related to the Proprietary Rights to which Sellers are a party, either as licensee or licensor ("Proprietary
                                                               -----------
Rights Licenses"). Sellers have delivered to Buyer complete copies of all
---------------
Property Rights Licenses.

          (b)  Except as expressly set forth on Schedule 4.13:  (i) Sellers own
                                                -------------
and possess all right, title and interest in and to, free and clear of all Liens or have valid and enforceable licenses to use, all Proprietary Rights used in the operation of the Business as currently conducted or as currently proposed to be conducted; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to either Seller's knowledge, is threatened, and, to each Seller's knowledge, there are no grounds for the same; (iii) neither Seller has received any notices of, and both Sellers have no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights; (iv) neither Seller has infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties and, to each Seller's knowledge, no such infringement, misappropriation or conflict will occur as a result of the continued operation of the Business as currently conducted, or as currently proposed to be conducted; (v) the transactions contemplated by this Agreement will not conflict with, violate, result in an alteration of or a loss of rights under, terminate or create a right to terminate any Proprietary Rights License; and (vi) neither Seller is in breach or default under any Proprietary Rights License to which it is a party and, to each Seller's knowledge, no other party is in breach or default under and Proprietary Rights License.

          (c) The Proprietary Rights comprise all of the intellectual property necessary for the operation of the Business as currently conducted. All of the Proprietary Rights owned or used by both Sellers immediately prior to the Closing will be owned or available for use by Buyer immediately after the Closing.

          4.14 LITIGATION; PROCEEDINGS.  Except as set forth in Schedule 4.14
               -----------------------                          -------------
hereto, to Sellers' knowledge there are no actions, suits, proceedings, orders, claims, complaints, charges or investigations pending or threatened against or affecting Sellers, the Purchased Assets or the Business at law or in equity, or pending before any arbitrator or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to Sellers for any of the foregoing.

          4.15 BROKERAGE.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement or agreement made by or on behalf of the Benson Group.

          4.16 GOVERNMENTAL LICENSES, PERMITS AND CONSENTS.
               -------------------------------------------

          (a)  Schedule 4.16 hereto contains a complete listing and summary
               -------------
description of all Licenses owned, possessed or used by Sellers in the conduct of the Business and the operation and ownership of the Purchased Assets. Except as indicated on Schedule 4.16, Sellers own or possesses all right, title and
                -------------
interest in and to all of the Licenses. Sellers are in compliance with the terms and conditions of such Licenses and have received no notices that either Seller in violation of any of the terms and conditions of such Licenses. Sellers have taken all necessary actions to maintain such Licenses.

          (b) No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other party or person is required to be obtained by Sellers in connection with such party's execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated hereby. Except as set forth on Schedule 4.16,
                                                               -------------
all of the Licenses shall survive the transfer of the Purchased Assets to Buyer.

          4.17 EMPLOYEES.
               ---------

          (a)  Except as expressly set forth in Schedule 4.17 attached hereto,
                                                -------------
neither Seller is a party to or is bound by any collective bargaining agreement or relationship with any labor organization. With respect to the Business, except as disclosed in Schedule 4.17 attached hereto: (A) no executive, key
                       -------------
employee or group of employees of either Seller has any intentions of terminating employment with the Business; (B) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (C) no union organizing or decertification campaigns are underway and no other question concerning representation exists; (D) no labor strike, work stoppage or slowdown, or other material labor dispute is underway or threatened; and (E) there is no employment-related charge, complaint, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation by Sellers of any law, regulation or contract.

          (b) Any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been satisfied. Neither of the Sellers nor the business have implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation (collectively, the "WARN Act"), and no layoffs that could implicate such laws or regulations will be implemented before Closing without advance notification to Buyer.

          4.18 EMPLOYEE BENEFIT PLANS.
               ----------------------

          (a)  Schedule 4.18 (the "Employee Benefit Plans Schedule") sets forth
               -------------       -------------------------------
all bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization or severance plans, and all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained or contributed to on behalf of the Business (the "plans"). None of the plans are
                                               -----
subject to Title IV of ERISA nor provide for medical or life insurance benefits to retired or former employees of Sellers (other than as required under Code
Section 4980B, or similar state law). None of the Sellers are a participating or contributing employer in any multiemployer benefit plan with respect to employees of the Business nor has any of the Sellers incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan.

          (b) To Sellers' knowledge, each such plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations, including, but not limited to, medical continuation under Code Section 4980B. None of the Sellers nor any fiduciary has (i) engaged in any transaction prohibited by ERISA or the Code; (ii) breached any fiduciary duty owed by it with respect to the plans described above; or (iii) failed to file and distribute timely and properly all reports and information required to be filed or distributed in accordance with ERISA or the Code.

          (c) All contributions, premiums or payments which are due on or before the Closing Date have been paid. Sellers are not aware of any conditions which exist as of the Closing Date which would be reasonably likely to result in future health care expenses in excess of $25,000, individually or in the aggregate.

          (d) Each plan which is intended to be qualified under section 401(a) of the Code is so qualified and has received from the Internal Revenue Service a favorable determination letter with respect to the plan.

          (e) To their knowledge, no Seller has incurred and has no reason to expect that it will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code.

          4.19 AFFILIATE TRANSACTIONS.  Except as set forth on Schedule 4.19, no
               ----------------------                          -------------
member of the Benson Group, no Affiliate of any member of the Benson Group and no officer, director or, to the knowledge of any member of the Benson Group, no employee of any member of the Benson Group or such Affiliates, or any person related by blood or marriage to any such Person or any entity in which any such person owns any beneficial interest (collectively, the "Insiders") is a party to
                                                        --------
any agreement, contract, commitment or transaction with either Seller or their Affiliates or which is pertaining to the Business or has any interest in any property, real or personal or mixed, tangible or intangible, relating to the Business. Schedule 4.19 hereto describes all material intercompany services
          -------------
provided to or on behalf of Sellers by their Affiliates and to or on behalf of such Affiliates by Sellers.

          4.20 COMPLIANCE WITH LAWS.  To Sellers' knowledge, Sellers and their
               --------------------
officers, directors, agents and employees have complied and are in compliance with (i) all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the Business or the Purchased Assets and to which Sellers may be subject and (ii) all orders, decrees, or settlements by or enforceable in any court or other government body which are in regard to the Business or the Purchased Assets; and no claims have been filed against Sellers alleging a violation of any such laws or regulations. Sellers have not given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, Insider or any other person in a position to assist or hinder Sellers in connection with any actual or proposed transaction concerning the Business.

          4.21 INSURANCE.  Schedule 4.21 hereto lists and briefly describes
               ---------   -------------
each insurance policy maintained by or on behalf of Sellers with respect to their properties, assets and business (including, without limitation, all worker's compensation policies maintained by Sellers. All of such insurance policies are in full force and effect, and Sellers are not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such insurance policies.

          4.22 Product Warranty.  The Sellers provide no warranties with respect
               ----------------
to products or services sold by Sellers.

          4.23 PRODUCT LIABILITY.  Except as set forth on Schedule 4.23 attached
               -----------------                          -------------
hereto, the Sellers, to their knowledge, have no liabilities (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Sellers and their Affiliates giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Sellers.

          4.24 Names and Locations.  Except as set forth on Schedule 4.24
               -------------------                          -------------
attached hereto, during the ten-year period prior to the execution and delivery of this Agreement, Sellers have not used any name or names under which they have invoiced account debtors, maintained records concerning its assets or otherwise conducted its business. All of the tangible assets and properties of Sellers are located at the locations set forth on Schedule 4.24.
                                          -------------

          4.25 DISCLOSURE.  Neither this Agreement nor any of the Schedules,
               ----------
attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to Buyer of which the Sellers or any of their officers or directors are aware which affects or could reasonably be anticipated to have a material adverse effect on the business, financial condition, operating results, assets, operations or business prospects of the Business or the Purchased Assets.

          4.26 CLOSING DATE.  All of the representations and warranties
               ------------
contained in this Article IV and elsewhere in this Agreement and all information delivered in any Schedule, attachment or Exhibit hereto or in any writing delivered to Buyer are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Sellers have advised Buyer otherwise in writing prior to the Closing.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As an inducement to the Sellers to enter into this Agreement, Buyer hereby represents and warrants that:

          5.1  CORPORATE ORGANIZATION AND POWER.  Buyer is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby and perform its obligations hereunder and thereunder.

          5.2  AUTHORIZATION.  Buyer has full power and authority to deliver
               -------------
this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The board of directors of Buyer has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of Buyer are necessary to approve and authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

          5.3  NO VIOLATION.  Buyer is not subject to or obligated under its
               ------------
articles of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

          5.4  BROKERAGE.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

          5.5  CLOSING DATE.  All of the representations and warranties
               ------------
contained in this Article V and elsewhere in this Agreement and all information delivered in any Schedule, attachment or Exhibit hereto or in any writing delivered to Sellers are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Buyer has advised Sellers otherwise in writing prior to the Closing.

                                  ARTICLE VI

                                  TERMINATION
                                  -----------

          6.1  TERMINATION.  This Agreement may be terminated at any time prior
               -----------
to the Closing:

          (a)  by mutual written consent of Buyer and Sellers;

          (b) by either Buyer or Sellers if there has been a material misrepresentation in or material breach on the part of the other party of (i) the representations and warranties set forth in this Agreement or (ii) the covenants set forth in this Agreement;

          (c) by either (i) Buyer or (ii) Sellers if the sale contemplated by this Agreement has not been consummated by January 31, 1999; provided that the
                                                             -------- ----
party seeking termination pursuant to clause (c) of this Section 6.1 is not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that neither Buyer nor Sellers will be
                       --------  -------
entitled to terminate this Agreement pursuant to this Section 6.1 if such party's wilful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby or thereby.

In the event of termination by Sellers or Buyer pursuant to this Section 6.1, written notice thereof (describing in reasonable detail the basis therefor) shall promptly be delivered to the other party.

          6.2  EFFECT OF TERMINATION.  In the event of termination of this
               ---------------------
Agreement by either Buyer or Sellers as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect thereof, except for the obligations of the parties hereto in Sections 8.1, 8.6 and 8.8 and except that nothing herein will relieve any party from any breach of this Agreement prior to such termination.

                                  ARTICLE VII

                           SURVIVAL; INDEMNIFICATION
                           -------------------------

          7.1  SURVIVAL; ETC.  All representations, warranties, covenants and
               --------------
agreements set forth in this Agreement or in any writing delivered in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby and will not be affected by any examination made for or on behalf of Buyer or Sellers, the knowledge of any of their officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion from Buyer or Sellers, their respective officers, directors, stockholders, employees or agents.

          7.2  INDEMNIFICATION.
               ---------------

          (a) Subject to the limitations set forth in (b) below, each member of the Benson Group agree to jointly and severally indemnify Buyer, its Affiliates, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Buyer Parties") and hold each of them
                                      -------------
harmless against and pay on behalf of or reimburse such Buyer Parties in respect of any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses") which any such
                                                    ------
Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) the breach of any representation or warranty of the Sellers contained in this Agreement or any Schedule or Exhibit hereto, or (ii) the breach of any covenant or agreement of the Sellers contained in this Agreement; (iii) any claims of any brokers or finders claiming by, through or under each member of the Benson Group; and (iv) the assertion or recovery against Buyer of any liability or obligation of Sellers not to be assumed or performed by Buyer hereunder (including, without limitation, the Excluded Liabilities). Notwithstanding any provision in this
Article VII to the contrary, the indemnification obligations set forth in this
Article VII shall terminate and have no legal force or effect if Buyer files a voluntary petition for relief under the United States Bankruptcy Code or an involuntary case or petition under the United States Bankruptcy Code shall be commenced against Buyer and such involuntary case or petition shall remain undismissed or unstayed for a period of 90 days.

          (b) The indemnification provided for in Section 7.2(a) above is subject to the following limitations:

               (i) each member of the Benson Group will be liable to Buyer with respect to claims arising from (x) breaches of the representations and warranties set forth in Section 4.11 only if Buyer gives to a member of the Benson Group written notice thereof prior to the 60th day following the expiration of the applicable statute of limitation with respect thereto,
     (y) breaches of the representations and warranties set forth in Sections 4.9(a) and 4.15, for which notice may be given at any time, and (z) any other provision of this Agreement only if Buyer gives a member of the Benson Group written notice thereof within three years after the Closing Date;

               (ii) Members of the Benson Group will not be liable to Buyer for any Loss arising under subsection (a) above unless the aggregate amount of all such Losses relating to all such breaches exceeds $50,000 in the aggregate (the "Buyer's
                                                                 -------
     Threshold"), in which case the members of the Benson Group shall be liable
     ---------
     for the full amount of such excess; and

               (iii) the aggregate amount required to be paid by the Benson Group with respect to claims referred to in subsection (a) above shall not exceed $2,000,000 (the "Buyer's Cap"), provided, however, that the Buyer's
                             -----------    --------  -------
     Cap shall not apply to any breaches of the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.9(a), 4.11 and 4.15.

Notwithstanding any implication to the contrary contained in this Agreement, so long as Buyer delivers written notice of a claim to a member of the Benson Group within the foregoing respective survival period, the Benson Group shall be required to indemnify Buyer for all damages with respect to such matter that Buyer may suffer though the date of the claim, the end of the survival period, and beyond.

          (c) Buyer agrees to indemnify the Sellers and hold them harmless against any Loss which it may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant, or agreement by Buyer contained in this Agreement.

          (d)  [INTENTIONALLY OMITTED.]

          (e) If a party hereto seeks indemnification under this Section 7.2, such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") of the facts and circumstances giving rise to
            ------------------
the claim. If such indemnification claim is based upon or related to any suit, action, claim, liability or obligation brought or asserted by any third party, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party, if it so elects, shall assume and control the defense thereof (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all necessary expenses, provided, that,
                                                                 --------
as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first: (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claim and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification, and (ii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability; and provided, further,
                                                             --------- -------
that the Indemnifying Party shall not have the right to assume control of such defense if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief; or (ii) involves criminal or quasi-criminal allegations. In the event that the Indemnified Party has the right to retain exclusive control of the defense of such claim due to a failure of the Indemnifying Party to satisfy any of the requirements set forth above, the Indemnified Party shall use good faith efforts, consistent with prudent business judgment, to defend such claim. If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing,
(ii) the Indemnifying Party and the Indemnified Party reasonably agree that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, (iii) the Indemnifying Party has failed to assume the defense and employ counsel; in which case the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party, however, if there shall be a final judgment for the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such judgment. In addition, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice or if such settlement otherwise has an adverse effect on any Indemnified Party.

          (f) Subject to the terms and conditions set forth in this Section 7.2, in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement, Buyer or Sellers, as the case may be, may, at such party's option, setoff all or any portion of the Losses which such party suffers, sustains or becomes subject to as a result of such breach against any amounts due or to become due to members of the Benson Group or Buyer (or their respective successors and Affiliates), as the case may be, whether pursuant to this Agreement or otherwise.

          (g) The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any party may have for misrepresentation, breach of warranty or breach of covenant.

          (h) Any indemnification payments paid under this Section 7.2 will be considered an adjustment to the Purchase Price.

          7.3  Arbitration Procedure.
               ---------------------

          (a) Buyer and the members of the Benson Group agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section 7.2 (the "Disputes"). Nothing in this Section 7.3 shall prohibit a
                     --------
party hereto from instituting litigation to enforce any Final

Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 7.3 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"), the arbitration procedures and any Final
              ---------
Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act as in effect in the State of Illinois. Buyer and the Benson Group members agree that, with regard to any dispute or controversy that is to be arbitrated), discovery in the nature of that allowed by the Federal Rules of Civil Procedure (Rules 26-37) will be afforded each party and any dispute with respect to such discovery shall also be settled by the arbitrator. Arbitration proceedings shall take place in the city of Chicago, Illinois or such other place as the parties may agree.

          (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after
                        ----------------
delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of
                                                         ---------
Arbitration"). Such Notice of Arbitration shall specify the matters as to which
-----------
arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the AAA Rules to be included therein, if any.

          (c) Buyer and Sellers shall separately select one non-neutral arbitrator (i.e. Buyer to select one and Sellers to select one together) expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Buyer's Arbitrator" and the "Sellers' Arbitrator,"
                           ------------------           -------------------
respectively). In the event that either party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Sellers' Arbitrator and Buyer's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 7.3. If Sellers' Arbitrator and Buyer's Arbitrator and unable to agree on an third arbitrator within 20 days after their selection, Sellers' Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Sellers' Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within 7 days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Sellers' Arbitrator and Buyer's Arbitrator.

          (d) The arbitrator(s) selected pursuant to paragraph (c) will determine the allocation of the costs and expenses of arbitration based upon the ratio of the portion of the contested amount not awarded to each party to the amount contested by such party. For example, if Buyer submits a claim for $1,000 and if Sellers contest only $500 of the amount claimed by Buyer, and if the arbitrator(s) ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300/500) to Sellers and 40% (i.e., 200/500) to Buyer.

          (e) The arbitration shall be conducted under the AAA Rules, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is
                                                    -------------------
made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

          (f) Any party required to make a payment pursuant to this Section 7.3 shall pay the party entitled to receive such payment within three days of the delivery of the Final Determination to such responsible party. If any party shall fail to pay the amount of any damages, if any, assessed against it within such three day period, the unpaid amount shall bear interest from the date of such delivery at the rate allowed on state court judgments in the state of Illinois from the time of the Final Determination until the time the amount is paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such party shall promptly reimburse the other party for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all reasonable attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          8.1  PRESS RELEASES AND ANNOUNCEMENTS.  Buyer and Sellers shall
               --------------------------------
consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this Agreement in principle or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation except as may be required by law or applicable regulations or requirements of the NASDAQ Stock Market.

          8.2  FURTHER AGREEMENTS AND TRANSFERS.  Sellers will execute and
               --------------------------------
deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the

Purchased Assets and any other transactions contemplated hereby including, without limitation, any agreements consistent with the terms hereof necessary to effect the transfer of any of the Purchased Assets located outside the United States. Sellers will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets and will also do such acts as are necessary to perform the representations, warranties and agreements herein.

          8.3  CHANGE OF NAMES.  Concurrently with the Closing, Sellers will
               ---------------
prepare and promptly file the documents necessary to change their corporate names to names substantially dissimilar to "Benson Pump Co." and "Benson Pump-Georgia, Inc.," and at all times thereafter, the Sellers shall not use or permit any Affiliate of either Seller or other business to use the names "Benson Pump Co." and "Benson Pump-Georgia, Inc." or any names or titles confusingly similar to such names.

          8.4  TAX MATTERS.  The following provisions will govern the allocation
               -----------
of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

          (a)  Certain Taxes.  All transfer, documentary, sales, use, stamp,
               -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by Sellers.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, Sellers shall indemnify and hold Buyer harmless for the portion of each and every liability for any state, county or local real or personal property tax or other similar ad valorem state, county or local tax on the Purchased Assets (the "Real and Personal Property Taxes") for any taxable period
                       --------------------------------
that spans the Closing Date determined by multiplying each such liability by a ratio, the numerator of which is the total number of days in such taxable period before and including the Closing Date, and the denominator of which is the total number of days in such taxable period. Buyer shall indemnify and hold Sellers harmless for the remainder of such taxes. Sellers shall indemnify and hold Buyer harmless for the Real and Personal Property Taxes for any taxable period which ends on or prior to the Closing Date regardless of when such taxes are assessed or which party bears the legal incidence of taxation. All Real and Personal Property Taxes which are assessed and owing prior to the Closing Date shall be paid by Sellers.

          (c)  Allocation of Purchase Price.  The Purchase Price shall be
               ----------------------------
allocated among the Purchased Assets in accordance with an allocation statement (the "Allocation Statement"), which shall be prepared by Buyer as soon as
      --------------------
reasonably possible after the Closing, and which the parties acknowledge shall
be in accordance with Section 1060 of the Code.   Buyer and the Sellers shall
separately prepare and file on a timely basis Internal Revenue Service Form 8594, setting forth an allocation of such Purchaser Price among the Purchased Assets in accordance with the Allocation Statement. Not less than ten (10) days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594. Buyer and

Sellers further agree to report this transaction for federal income Tax purposes in accordance with the Allocation Statement and each party agrees to act in accordance with such Allocation Statement in the course of any Tax audit, Tax review or Tax litigation.

          (d)  Cooperation on Tax Matters.  Buyer and Sellers shall, and shall
               --------------------------
cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, preparation and filing of Tax Returns or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to Sellers relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          8.5  TRANSITION ASSISTANCE.
               ---------------------

          (a) Sellers will not in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with Buyer after the date of this Agreement as were maintained with Sellers prior to and at the date of this Agreement.

          (b) The parties to this Agreement will use their reasonable best efforts to assist each other with all post-Closing logistical matters with respect to transactions contemplated by this Agreement.

          8.6  EXPENSES.  Except as otherwise provided herein, Buyer and Sellers
               --------
will pay all of their own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby and the performance of its or their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (whether consummated or not).

          8.7  WAIVER OF COMPLIANCE WITH BULK SALES LAWS.  Buyer hereby waives
               -----------------------------------------
compliance by Sellers with the requirements of any bulk sales or transfers laws of any jurisdiction in connection with the sale of the Purchased Assets to Buyer (if and to the extent such laws are applicable to such sale); provided that such waiver shall not affect the
                          -------- ----
obligation of Sellers under Section 7.2 to indemnify Buyer and hold Buyer harmless from and against any Losses which Buyer may suffer, sustain or become subject to as a result of the assertion or recovery against Buyer of the Excluded Liabilities set forth in Section 1.1(d) hereof .

          8.8  INVESTIGATION AND CONFIDENTIALITY.
               ---------------------------------

          (a) Prior to the Closing Date, Buyer may make or cause to be made such investigation of the business and properties of Sellers as it deems necessary or advisable to familiarize itself therewith. Sellers agree to permit Buyer, its employees, agents, accounting and legal representatives and lenders (and such lenders' audit staff) and their representatives to (i) have full and complete access to the premises, books, records, invoices, contracts, leases, facilities, equipment and other things reasonably related to the Business and the Purchased Assets, wherever located, of Sellers upon reasonable prior notice during normal business hours, (ii) visit and inspect any of the properties of Sellers, and (iii) discuss the affairs, finances and accounts of Sellers with Ken Rogner and/or Keith Kopf only.

          (b) If the transactions contemplated by this Agreement are not consummated, Buyer will maintain the confidentiality of all information and materials reasonably designated by Sellers as confidential, and Buyer and its representatives will return to Sellers originals of and destroy copies of all materials obtained from Sellers in connection with the transactions contemplated by this Agreement. Whether or not the transactions contemplated hereby are consummated, the Sellers will maintain the confidentiality of all information and materials regarding Buyer and its Affiliates reasonably designated by Buyer as confidential. If the transactions contemplated by this Agreement are consummated, the Sellers agree to maintain the confidentiality of all proprietary and other non-public information regarding Sellers, except as necessary to file tax returns and other reports to governmental agencies, and to turn over to Buyer at the Closing copies of all such materials it has in its possession. In the event of the breach of any of the provisions of this Section 8.8, the non-breaching party, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief (without the posting of bond or other security) in order to enforce or prevent any violations of the provisions hereof.

          (c) In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 8.8, the disclosing party will (i) provide the other party with prompt notice before such disclosure in order that such other party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) cooperate with the other party in attempting to obtain such order or assurance. The provisions of this Section 8.8 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable party bound hereunder or its Affiliates. Any party may disclose any such information in connection with litigation or arbitration among the parties hereto.

          8.9  FINANCIAL INFORMATION.  Sellers understand that as a reporting
               ---------------------
company under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                    --------
Act"), Buyer may be required to file a Current Report on Form 8-K (the "8-K")
---                                                                     ---
with the Securities and Exchange Commission ("SEC") following the Closing in
                                              ---
connection with consummation of the transactions contemplated hereunder, which 8-K will be required to include financial statements of Sellers prepared in accordance with Regulation S-X of the Exchange Act ("Regulation S-X"), for the
                                                     --------------
periods required by Regulation S-X (the "S-X Financial Statements"). Sellers
                                         ------------------------
also understands that Buyer may prepare and file with the SEC a Registration Statement on Form S-1, S-3 or other form (each, a "Registration Statement") for
                                                    ----------------------
the registration of securities under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, Sellers shall make available to Buyer and
 --------------
Buyer's auditors the books and records of Sellers and shall cause Sellers' auditors to make available to Buyer all of such auditor's records and work papers relating to Sellers to assist Buyer in preparation of the S-X Financial Statements or one or more Registration Statements. In addition, if requested by Buyer, Sellers will cause its accountants to provide, at Buyer's expense, opinions which meet the applicable requirements of the Securities Act and the Exchange Act, and consents to the inclusion of such opinions in any Registration Statements and to the references to such firm in the prospectus contained in such Registration Statements. Such consents and opinions may be included in S-X Financial Statements or Registration Statements.

          8.10 REMEDIES; DISPUTE RESOLUTION.
               ----------------------------

          (a) Each of the Sellers acknowledge that the Business and the Purchased Assets are unique and recognize that in the event of a breach of this Agreement by the Sellers money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, the Sellers agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the Sellers hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          (b) Buyer and Sellers may enforce (i) any decision of an Independent Arbitrator with respect to the determination of the Final Purchase Price or the Accounts Receivable Adjustment pursuant to Section 1.4 and Section 1.5, respectively, hereof, or (ii) any Final Determination in any state or federal court having jurisdiction over such dispute (each of (i) and (ii), a "Dispute").
                                                                      -------
For the purpose of any action or proceeding instituted with respect to any Dispute, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to personal jurisdiction, the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

          8.11 PRORATION OF RENT.  Buyer and Sellers hereby agree that in the
               -----------------
event Sellers shall have paid rent in advance for the month during which the Closing Date occurs under any of the Leases, then all such advance rent shall be multiplied by a fraction, the numerator of which shall be the number of calendar days in the applicable month prior to the Closing Date and the denominator of which shall be thirty-one (31), and the product of such calculation shall be added to the Purchase Price.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.1  AMENDMENT AND WAIVER.  This Agreement may be amended and any
               --------------------
provision of this Agreement may be waived, provided that any such amendment or
                                           -------- ----
waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by Buyer and Sellers. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

          9.2  NOTICES.  All notices, demands and other communications given or
               -------
delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, delivered by express courier service or telecopied. Notices, demands and communications to Sellers and Buyer will, unless another address is specified in writing, be sent to the address indicated below:

          Notices to Sellers:
          ------------------

          Mt. Rose Capital
          11000 Mt. Rose Hwy.
          Reno, Nevada  89511
          Facsimile:     (702) 849-1332
          Attention:     Dr. Joon S. Moon
          with a copy to:
          --------------

          The Kizer Law Firm, P.C.
          2829 W. Grand River
          Howell, Michigan 48843
          Facsimile:     (517) 548-1483
          Attention:     Thomas Kizer, Jr.

          Notices to JKKT:
          ----------------

          JKKT Corp.
          11000 Mt. Rose Hwy.
          Reno, Nevada 89511
          Facsimile:     (702) 849-1332
          Attention:     Dr. Joon S. Moon

          Notices to Buyer:
          -----------------

          South Central Pool Supply, Inc.
          109 Northpark Boulevard
          Covington, Louisiana  70433-5001
          Facsimile:     (504) 892-1657
          Attention:     W.B. Sexton

          with a copy to:
          --------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Facsimile:     (312) 861-2200
          Attention:     Stephen L. Ritchie

          9.3  BINDING AGREEMENT; ASSIGNMENT.
               -----------------------------

          (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including all successors and assigns in the event of a liquidation or dissolution of either Seller), except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Sellers without the prior written consent of Buyer.

          (b) Buyer may, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its affiliates; provided that Buyer shall not be released from any of its obligations hereunder by reason of such assignment.

          (c) Buyer may assign its rights under this Agreement (including its right to indemnification) for collateral security purposes to any of its lenders with which it has financing arrangements and all extensions, renewals, replacements, refinancings and refundings of such financings in whole or in part.

          9.4  SEVERABILITY.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          9.5  NO STRICT CONSTRUCTION.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term "including" as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein.

          9.6  CAPTIONS AND HEADINGS.  The captions and headings used in this
               ---------------------
Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

          9.7  ENTIRE AGREEMENT.  This Agreement and the documents referred to
               ----------------
herein and therein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the letter agreement, dated November 30, 1998, by and among Buyer, Sellers, JKKT and Dr. Joon S. Moon.

          9.8  COUNTERPARTS.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

          9.9  GOVERNING LAW.  THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN ALL
               -------------
QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED

BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

          9.10 PARTIES IN INTEREST.  Nothing in this Agreement, express or
               -------------------
implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                                   ARTICLE X

                              CERTAIN DEFINITIONS
                              -------------------

          10.1 DEFINITIONS.  For purposes of this Agreement, the following terms
               -----------
shall have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Employee Pension Benefit Plan" shall have the meaning set forth in
           -----------------------------
Section 3(2) of ERISA.

          "Employee Welfare Benefit Plan" shall have the meaning set forth in
           -----------------------------
Section 3(1) of ERISA.

          "Environmental and Safety Requirements" means as now or hereinafter in
           -------------------------------------
effect all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means generally accepted accounting principles.
           ----

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
easement, lease, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against Seller, any Subsidiary or any Affiliate of Seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to Seller or Subsidiaries of Seller under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Multiemployer Plan" shall have the meaning set forth in Section 3(37)
           ------------------
of ERISA.

          "PBGC" means Pension Benefit Guaranty Corporation.
           ----

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Proprietary Rights" means all of the following owned by, used by,
           ------------------
issued to or licensed to Sellers, along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) all inventions, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuance, continuations, continuations-in-part, divisions, extensions, and reexaminations thereof, (ii) all Trademarks, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information, (v) all computer software and related documentation, (vi) all other proprietary rights, and (vii) all copies and tangible embodiments of any of the foregoing; in each case including, without limitation, the items set forth on Schedule 4.13.
         -------------

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Tax" means any federal, state, local, or foreign income, gross
           ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Trademarks" means all registered and unregistered trademarks, service
           ----------
marks, trade dress, logos, trade names, Internet domain names and corporate names (including the names Benson Pump Co. and Benson Pump-Georgia, Inc., and all other trade names listed on Schedule 4.13), including all goodwill
                                -------------
associated therewith, and all applications, registrations, and renewals in connection therewith.

          10.2 OTHER DEFINITIONS.  Each of the following defined terms has the
               -----------------
meaning given such term in the Section set forth opposite such defined term:

          Defined Term                           Section
          ------------                           -------

          "8-K"                                  8.9
           ---
          "AAA Rules"                            7.3(a)
           ---------
          "Accounts Receivable"                  1.1(a)(i)
           -------------------
          "Accounts Receivable Price"            1.3(b)(i)
           -------------------------
          "Accounts Receivable Holdback"         1.2(b)
           ----------------------------
          "Acquisition Proposal"                 3.3
           --------------------
          "Allocation Statement"                 8.4(c)
           --------------------
          "Assumed Liabilities"                  1.1(c)
           -------------------
          "Base Purchase Price Escrow Amount"    1.2(b)
           ---------------------------------
          "Benson"                               Preamble
           ------
          "Benson Canada Purchase Option"        1.6
           -----------------------------

          "Benson Canada Stock Purchase"                   1.6(c)
           ----------------------------
          "Benson Group"                                   Preamble
           ------------
          "BP Georgia"                                     Preamble
           ----------
          "Business"                                       Preamble
           --------
          "Buyer"                                          Preamble
           -----
          "Buyer Parties"                                  7.2(a)
           -------------
          "Buyer's Arbitrator"                             7.3(c)
           ------------------
          "Buyer's Cap"                                    7.2(b)(iii)
           -----------
          "Buyer's Threshold"                              7.2(b)(ii)
           -----------------
          "CERCLA"                                         4.10(e)
           ------
          "Closing"                                        1.8(a)
           -------
          "Closing Date"                                   1.8(a)
           ------------
          "Closing Payment"                                1.2(b)
           ---------------
          "Closing Transactions"                           1.8(b)
           --------------------
          "Conveyance Documents"                           1.8(b)(i)
           --------------------
          "Disputes"                                       7.3(a)
           --------
          "Disputing Person"                               7.3(b)
           ----------------
          "Early-Buy Accounts Receivable Adjustment"       1.5(d)
           ----------------------------------------
          "Employee Benefit Plans Schedule"                4.18
           -------------------------------
          "Estimated Base Purchase Price"                  1.4(a)
           -----------------------------
          "Exchange Act"                                   8.9
           ------------
          "Excluded Assets"                                1.1(b)
           ---------------
          "Excluded Liabilities"                           1.1(d)
           --------------------
          "Final Determination"                            7.3(e)
           -------------------
          "Financial Statements"                           4.5
           --------------------
          "Fixed Assets"                                   1.1(a)(vi)
           ------------
          "Fixed Assets Price"                             1.3(b)(iv)
           ------------------
          "Fixed Assets Schedule"                          1.3(b)(iii)
           ---------------------
          "GAAP"                                           1.3(b)
           ----
          "Improvements"                                   4.8(c)
           ------------
          "Indemnified Party"                              7.2(d)
           -----------------
          "Indemnifying Party"                             7.2(d)
           -----------------
          "Independent Auditor"                            1.4(c)
           -------------------
          "Insiders"                                       4.19
           ---------
          "JKKT"                                           Preamble
           -----
          "Landlord's Consent"                             2.1(c)
           ------------------
          "Latest Balance Sheet"                           4.5
           --------------------
          "Lease"                                          4.8(a)
           -----
          "Leased Real Property"                           1.1(a)(xiv)
           --------------------
          "Leases"                                         4.8(b)
           ------
          "Licenses"                                       1.1(a)(ix)
           --------

          "Losses"                                         7.2(a)
           ------
          "Notice of Arbitration"                          7.3(b)
           ---------------------
          "Other Assets Price"                             1.3(b)(v)
           ------------------
          "Parts Inventory"                                1.1(a)(ii)
           ---------------
          "Parts Inventory Price"                          1.3(b)(iii)
           ---------------------
          "Proprietary Rights Licenses"                    4.13(a)
           ---------------------------
          "Purchase Price"                                 1.2(a)
           --------------
          "Purchased Assets"                               1.1(a)
           ----------------
          "Real and Personal Property Taxes"               8.4(b)
           --------------------------------
          "Registration Statement"                         8.9
           ----------------------
          "Regular Accounts Receivable Adjustment"         1.5(c)
           --------------------------------------
          "Regulation S-X"                                 8.9
           --------------
          "Rockford Facility"                              1.7
           -----------------
          "SEC"                                            8.9
           ---
          "Securities Act"                                 8.9
           --------------
          "Seller"                                         Preamble
           ------
          "Seller's Arbitrator"                            7.3(c)
           -------------------
          "SWDA"                                           4.10(e)
           ----
          "S-X Financial Statements"                       8.9
           ------------------------
          "Unassigned Lease"                               2.1(c)
           ----------------
          "WARN Act"                                       4.17(b)
           --------
          "Whole Goods Inventory"                          1.1(a)(ii)
           ---------------------
          "Whole Goods Inventory Price"                    1.3(b)(ii)
           ---------------------------


                              *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.

                                             SOUTH CENTRAL POOL SUPPLY, INC.


                                             /s/ A. DAVID COOK
                                             -----------------
                                             By:  A. David Cook
                                             Its: Vice President


                                             BENSON PUMP CO.


                                             /s/ DR. JOON S. MOON
                                             --------------------
                                             By:  Dr. Joon S. Moon
                                             Its: Chairman


                                             BENSON PUMP-GEORGIA, INC.


                                             /s/ DR. JOON S. MOON
                                             --------------------
                                             By:  Dr. Joon S. Moon
                                             Its: Chairman


                                             J.K.K.T. CORPORATION


                                             /s/ DR. JOON S. MOON
                                             --------------------
                                             By:  Dr. Joon S. Moon
                                             Its: Chairman

                                LIST OF EXHIBITS
                                ----------------

Exhibit A           -      Escrow Agreement


Exhibit B           -      Moon's Guarantee and Option Agreement


Exhibit C           -      Non-Compete Agreements


Exhibit D           -      Sellers' Certificate


Exhibit E           -      Form of Estoppel Letter


Exhibit F           -      Form of Landlord Subordination Agreement


Exhibit G           -      Buyer's Certificate

                               LIST OF SCHEDULES
                               -----------------

Schedule 1.1(a)(xiv)      -        Leased Real Property

Schedule 1.1(b)(i)        -        Intercompany Accounts Receivable

Schedule 1.1(b)(v)        -        Excluded Assets

Schedule 1.1(c)           -        Assumed Liabilities

Schedule 1.3(b)(iv)       -        Fixed Assets

Schedule 1.3(b)(v)        -        Other Assets

Schedule 2.1(c)           -        Affiliate Leases

Schedule 4.1              -        Incorporation and Qualification

Schedule 4.3              -        Investments

Schedule 4.4              -        Conflicts

Schedule 4.6              -        Liabilities

Schedule 4.7              -        Developments

Schedule 4.8(a)           -        Leases and Subleases

Schedule 4.10(b)          -        Environmental Permits

Schedule 4.10(d)          -        Environmental Matters

Schedule 4.11             -        Taxes

Schedule 4.12             -        Contracts

Schedule 4.13             -        Proprietary Rights

Schedule 4.14             -        Litigation

Schedule 4.16             -        Governmental Licenses, Permits and Consents

Schedule 4.17             -        Employee Matters

Schedule 4.18             -        Employee Benefit Plans

Schedule 4.19             -        Affiliate Transactions

Schedule 4.21             -        Insurance

Schedule 4.23             -        Product Liability

Schedule 4.24             -        Names and Locations

                             Schedule 1.1(a)(xiv)


Branch Locations                               Landlord
----------------                               --------

Atlanta:                                Security Capital Industrial Trust
-------
4030 Pleasantdale Rd. #E
Doraville, Georgia 30340

Chicago:                                Joon S. Moon
-------
800 Central Ave.
University Park, Illinois 60466

Columbus:                               James D. Crawford, Trustee
--------
1303 Alum Creek Dr.
Columbus, Ohio 43209

Dallas:                                 Joon S. Moon
------
4505 McEwen
Farmers Branch, Texas 75244

Denver:                                 TKJP Denver Investments
------
5390 E 39th Ave.
Denver, Colorado 80207

Greensboro:                             Howard H. Kaiser and wife
----------
7015 Cessna Drive                         Alice K. Kaiser
Greensboro, North Carolina 27409

Houston:                                JMB/HYPERION Corporation
-------
8758 Clay Rd. #410
Houston, Texas 77041

Howell:                                 Joon S. Moon
------
3511 W Grand River Ave
Howell, Michigan 48843

Indianapolis:                           Zaiga K. Moon
------------
6885 E 34th St.
Indianapolis, Indiana 46226

Kansas City:                            Anbren IV
-----------
15301 W. 110th St.
Lenexa, Kansas 66219

                          Schedule 1.1(a)(xiv) page 2

Knoxville:                              John R. Fiser
---------
122 Sherlake Rd.
Knoxville, Tennessee 37922

Las Vegas:                              Lawrence Warehouse Company, Inc
---------
4705 S. Valley View Blvd.
Las Vegas, Nevada 89103

Memphis:                                Bermar Assoc.
-------
4920 Pleasant Hill #105
Memphis, Tennessee 38118

Minneapolis:                            George Holm Properties
-----------
2468 Louisiana Ave. N.
Minneapolis, Minnesota 55427

Nashville:                              Metropolitan Life Insurance
---------
1827 Air Lane Dr.                       Company
Nashville, Tennessee 37210

New Orleans:                            Plant Mechanical Services
-----------
921 Distributors Row
Harahan, Louisiana 70123

Oklahoma City:                          State of California Public
-------------
257 N. Harvard                          Employees Retirement System
Oklahoma City, Oklahoma 73127

Omaha:                                  MRK Investments
-----
14535 Grover St.
Omaha, Nebraska 68144

Rockford:                               JKKT Corp
--------
1936 11th St.
Rockford, Illinois 61104

St. Louis:                              John W. Moon
---------
150 Milwell Drive
Maryland Heights, Mo 63043

Schedule 1.1(b)(v)
------------------

All property at the Reno, NV location is excluded.

The real estate at Rockford, IL is also excluded, but subject to options elsewhere in this agreement.

 .    Mail Order Management System leased from AT&T Capital Leasing
     Equipment/Lease # 00664997 (See attached)

 .    P-55-200 Enterprise Pentium PC's (total of 5 PC's) leased from AT&T Capital
     L-Leasing # 00665737 (See attached)

                              Schedule 1.1(b)(v)

THIS STATEMENT is presented to a filing officer for filing pursuant to the                  For Filing officer
Uniform Commercial Code.                                                                (Date, Time, Number and Filing Office)
------------------------------------------------------------------------------
Lessee(s) (Last Name First) and address(es)      Lessor(ies) and address(es)
------------------------------------------------------------------------------
  BENSON PUMP CO                                 AT&T Capital Leasing
                                                 Services, Inc
DBA ANCHOR SUPPLY                                550 Cochituate Rd.
2232 CORNELL AVE,
MONTGOMERY, IL 60538
                                                 Farmingham, MA 01701
------------------------------------------------------------------------------
1. This financing statement covers the following types (or items) of property:

MAIL ORDER MANAGEMENT SYSTEM........... This transaction is a true lease and is not intended by the parties as a secured transaction. Filing is only intended to make the true lease a matter of public record. The lessor is the owner of such property included all accessories, attachments, additions and any substitutions of similar equipment types, and the lessee has no rights, express or implied to sell, exchange, encumber or otherwise dispose of such property. Equipment/Lease No: 00664997
                                                                                            92320 AT&T Capit
                                                                                            1357829-41-1



                                                                                         Equipment/Lease No: 00664997

                                                                                         Filed With: Illinois

2. [_] Products of Collateral are also covered.
------------------------------------------------------------------------------------------------------------------------------

                                                                                               BENSON PUMP CO


                                                                                            By: Attorney-in-fact
                                                                                               -------------------------
                                                                                               Signature of (Lessee)

                          Schedule 1.1(b)(v)(con't.)

This STATEMENT is presented to a filing officer for filing pursuant to the                  For Filing Officer
Uniform Commercial Code.                                                                (Date, Time, Number and Filing Office)
------------------------------------------------------------------------------
Lessee(s) (Last Name First) and address(es)      Lessor(ies) and address(es)
------------------------------------------------------------------------------
  BENSON PUMP CO                                 AT&T Capital Leasing
                                                 Services, Inc.
DBA ANCHOR SUPPLY                                550 Cochituate Rd PO Box 9104
2232 CORNELL AVE,
MONTGOMERY, IL 60538
                                                 Framingham, MA 01701
------------------------------------------------------------------------------
1. This financing statement covers the following types (or items) of property:

P55-200 ENTERPRISE PENTIUM PC 009210898, P55-200 ENTERPRISE
PENTIUM PC 009210899, P55-200 ENTERPRISE PENTIUM PC
009210900, P55-200 ENTERPRISE PENTIUM PC 009210901, P55-200
ENTERPRISE PENTIUM PC 009210902........This transaction is a true lease and is not intended by the parties as a secured transaction.
Filing is only intended to make the true lease a matter of public record. The lessor is the owner of such property including all accessories, attachments, additions and any substitutions of
similar equipment types, and the lessee has no rights, express or implied to              90101 AT&T CAPIT
sell, exchange, encumber or otherwise dispose of such property. Equipment/Lease           1362188-41-1
No: 00665737


                                                                                        Equipment/Lease No: 00665737

                                                                                        Filed With: Illinois

2. [_] Products of Collateral are also covered.
--------------------------------------------------------------------------------


                                                       BENSON PUMP CO


                                                    By: /s/ Attorney-in-fact
                                                       -------------------------
                                                       Signature of (Lessee)

                               Schedule 1.1(c)

Branch Location.                             Landlord
----------------                             --------

Atlanta:                                Security Capital Industrial Trust
--------
4030 Pleasantdale Rd. #E
Doraville, Georgia 30340

Chicago:                                Joon S. Moon
--------
800 Central Ave.
University Park, Illinois 60466

Columbus:                               James D. Crawford, Trustee
---------
1303 Alum Creek Dr.
Columbus, Ohio 43209

Dallas:
-------                                 Joon S. Moon
4505 McEwen
Farmers Branch, Texas 75244

Denver:                                 TKJP Denver Investments
-------
5390 E 39th Ave.
Denver, Colorado 80207

Greensboro:                             Howard H. Kaiser and wife
-----------
7015 Cessna Drive                            Alice K. Kaiser
Greensboro, North Carolina 27409

Houston:                                JMB/HYPERION Corporation
--------
8758 Clay Rd. #410
Houston, Texas 77041

Howell:                                 Joon S. Moon
-------
3511 W Grand River Ave
Howell, Michigan 48843

Indianapolis:                           Zaiga K. Moon
-------------
6885 E 34th St.
Indianapolis, Indiana 46226

Kansas City:                            Anbren IV
------------
15301 W. 110th St.
Lenexa, Kansas 66219

                            Schedule 1.1(c) page 2

Knoxville:                         John R. Fiser
----------
122 Sherlake Rd.
Knoxville, Tennessee 37922

Las Vegas:                         Lawrence Warehouse Company, Inc
----------
4705 S. Valley View Blvd.
Las Vegas, Nevada 89103

Memphis:                           Bermar Assoc.
--------
4920 Pleasant Hill #105
Memphis, Tennessee 38118

Minneapolis:                       George Holm Properties
------------
2468 Louisiana Ave. N.
Minneapolis, Minnesota 55427

Nashville:                         Metropolitan Life Insurance Company
----------
1827 Air Lane Dr.
Nashville, Tennessee 37210

New Orleans:                       Plant Mechanical Services
------------
921 Distributors Row
Harahan, Louisiana 70123

Oklahoma City:                     State of California Public
--------------
257 N. Harvard                     Employees Retirement System
Oklahoma City, Oklahoma 73127

Omaha:                             MRK Investments
------
14535 Grover St.
Omaha, Nebraska 68144

Rockford:                          JKKT Corp
---------
1936 11th St.
Rockford, Illinois 61104

St. Louis:                         John W. Moon
----------
150 Milwell Drive
Maryland Heights, Mo 63043

Schedule 1.3(b)(iv)
-------------------

Fixed assets as per following 22 pages which total $683,712.83.

                              Schedule 1.3(b)(iv)
                              ------------------

Tuesday, December 29, 1998         FXASSET      Rockford Warehouse                 Page 1

===================================================================================================================
Asset No          Desc1                                  Desc2                             Location     Net Book
===================================================================================================================
00001         Jacuzzi Lighted Sign                                                         01                 50.00
00002         Lighted Sign Base                                                            01                125.00
00003         Remodeling Second                        Floor Offices                       01              7,162.00
00004         2nd Floor Electrical, Heating,           Plumbing, etc.                      01              3,284.00
00005         Remodeling First Floor                                                       01              1,368.00
00006         New Warehouse Dock                                                           01              2,804.00
00007         Warehouse Remodeling                                                         01              3,870.00
00008         Overhead Door in                          Chlorine Room                      01                291.00
00010         2nd & 3rd Floor Window Panels                                                01                549.82
00011         Fence Around Dock Area                                                       01                298.76
00012         Warehouse Overhead Door                                                      01                185.06
00013         Air Conditioner Unit, Furnace             & Ducts in Office                  01                625.68
00014         Installed A/C Condenser                   & Water Cooler                     01                153.80
00015         Concrete Pad in Dock Area                 For Trucks                         01                176.00
00016         New Warehouse Roof                                                           01                992.79
00017         New Warehouse Roof                                                           01              3,171.37
00018         Concrete Truck Pad                                                           01                170.03
00019         New Dock Bay                                                                 01                412.63
00020         Air Conditioning Condenser                                                   01                171.51
00021         14 Freuhauf Trailers                      For Storage                        01              2,500.00
00023         2 Max One Ton Lift Gates                                                     01                  0.00
00025         Box From 1979 LN 7000                                                        01                  0.00
00026         3 40ft Semi Trailers                                                         01                450.00
00037         Two Tool Boxes                                                               01                 39.00
00038         Staple Guns                                                                  01                 34.00
00041         Racks and Parts                           for Storage Bins                   01                200.00
00042         Storage Racks                                                                01                145.00
00044         12,000 Gallon Clorine Tank                                                   01              1,800.00
00047         Yale Electric Fork                        Lift Truck                         01                  0.00
00049         Sweeper                                                                      01                 78.75
00050         Snow Thrower                                                                 01                187.00
00052         Clark Forklift Model C500Y55                                                 01                  0.00
00053         Yale Forklift                             4,000 lb Capacity                  01              1,486.00
00054         Yale Forklift Battery                                                        01                191.25
00055         Counter Machine                                                              01                 40.00
00057         Catalog Holder                                                               01                 23.00
00063         NCR Cash Register                                                            01                277.00
00067         Canon CP 1214D Calculator                                                    01                  4.65
00068         IBM Model D Typewriter                                                       01                  7.41
00069         Telephone System for Office                                                  01              3,054.00
00071         IBM Typewriter Model D                                                       01                 50.00
00072         Pitney Bowes Mailing Machine              Model # 5600                       01                695.00
00073         Cash Register # 1                                                            01                466.00
00081         Fax Machine                               Capicon 205                        01                211.00
00084         Sharp Copier SF-8500                                                         01                519.00
00086         Qantel Computer System                    Less Disk Drive see Asset #93      01              5,143.00
00087         BCS Co. Software                                                             01                  0.00
00088         Calculator Software Package                                                  01                  0.00
00089         CRT Video Terminal                                                           01                157.50
00090         Printronix Printer & Pedestal                                                01              1,981.00
00091         Six Ampex Terminals and                   Seven Line Drivers                 01                  0.00
00092         Software                                                                     01                  0.00
00093         Q30 Processor, 384K memory                150Mbyte Disk Drive                01              8,734.00
00095         Ampex Terminal                                                               01                  0.00
00096         128K Memory Module                                                           01                  0.00
00097         Modems for Lenexa &                       Minneapolis - 1 each               01                  0.00
00098         Compac Personal Computer                                                     01                  0.00
00099         Modem for St. Louis                                                          01                  0.00
00100         Qantel 230 Terminal                       AQP #8055                          01                  0.00
00102         MACOLA 4.0 Software Package                                                  01                250.00
00107         Qantel Terminal and Printer               for Parts Counter                  01                 53.85
00108         Restore Original Cost of                  Digital PC From TW to BPC          01                  0.00
00111         NEC3142/MMP-80386SX 16Mhz                 Computer                           01                 75.00
00112         480 7U Controller                                                            01                133.50
00115         Storage Racks & Shelving                                                     01              1,208.00
00116         Storage Shelves From                      Noonan Abrasives                   01                140.00
00117         Bulk Storage Racks                        35 Add on Units                    01                781.00
===================================================================================================================

                                 1.3 (b)(iv)

Tuesday, December 29,1998                          FXASSET                                             Page 2

=====================================================================================================
AssetNo                Desc1                          Desc2                     Location   Net Book
=====================================================================================================
00118     Storage Racks & Shelving           From Weeco Ltd                     01             412.00
00119     Storage Racks & Shelving           From Weeco Ltd                     01             150.00
00120     Storage Racks & Shelving           From Industrial                    01             150.00
00121     Storage Racks & Shelving           Part of Howell Shipment            01              67.00
00144     Desk & Office Furniture            For Bill Benson's Office           01             395.00
00145     Furniture for Bill Benson's        Office                             01               0.00
00146     Cabinet for Computer Room                                             01             120.00
00147     Cabinet for Computer Room                                             01             118.00
00148     Low Console With                   Adjustable Shelves                 01               0.00
00149     Desk, Chair & Credenza                                                01               0.00
00150     Fireproof Four Drawer              File Cabinet                       01               0.00
00151     Furniture For Waiting Room                                            01               0.00
00152     File Cabinet                                                          01               9.50
00153     Catalog Holder                                                        01              21.43
00154     Two Used File Cabinets                                                01              10.00
00155     Fireproof File Cabinet                                                01              14.40
00156     Three Used Brown File Cabinets                                        01              15.00
00157     Desk & Chair For Bill              Benson's Office                    01              26.78
00158     Blinds For Bill                    Benson's Office                    01             250.00
00160     Conference Table                   & Eight Chairs                     01             121.00
00161     Ten File Cabinets For              Acct Payable Department            01             150.00
00229     NCR Cash Register                                                     01             171.00
00243     Pallet Racking                                                        01             300.00
00288     Two each Ampex Terminals           and One Printer                    01             200.00
00299     230-AQP Terminal & Printer                                            01              67.50
00506     Spa Trailer                                                           01             272.05
00557     Copier                                                                01             141.65
00597     Trailer - S&W Metropolitan                                            01             447.30
00598     Computer Q-Card                                                       01              29.94
00615     General leasehold improvements                                        01          27,120.47
00631     New phone system-deposit                                              01             446.24
00648     Panasonic KX-1616 Telephone          sys, balance Laying Comm         01             509.16
00657     Installation of new phone sys.       see assets #631 & 848            01             223.11
00660     1994 Dodge Dakota p/u              vin #1B7GL26X3RW125137             01           2,400.00
00661     1994 Dodge Dakota p/u              vin #1B7GL26X3RS628934             01           2,400.00
00670     Remodeling work                                                       01           1,752.21
00676     Parking lot restone, regrade                                          01           2,562.27
00677     8' Aluminum trailer                                                   01              47.87
00678     Bed topper for #661-Dodge p/u                                         01              30.60
00707     Garage door construction                                              01           1,596.19
00710     Shelving materials                                                    01           1,176.26
00712     1995 Dodge Dakota p/u              vin #1B7FL26G5SW907554             01           2,400.00
00723     Roofing & construction work          Illinois Construction            01          13,764.50
00724     Heater                               Kobels, Inc.                     01           2,518.19
00725     Re-route gas pipe for roofing        Nelson Carison Contractors       01           1,551.24
00731     Garage door openers                  Raynor Garage Doors              01             279.57
00739     Counter construction                 Michael Heng                     01             555.20
00790     Roof on elevator room                                                 01           6,005.22
00808     Replaced windows                                                      01           4,079.91
00845     Elevator overhaul                                                     01          19,866.93
00856     Sharp SF2027 Copier                                                   01           1,951.53
00906     ENGINE REBUILD FORKLIFT                                               01           1,183.17
00924     PALLET TRUCK                                                          01             354.80
00931     NEW DOCK                                                              01           5,917.70
00940     SALES/DELIVERY VAN                 DAN YOUNG AUTO                     01           8,561.27
00970     PALLET TRUCK                                                          01             431.39
00972     PALLET TRUCK                                                          01             431.39
=====================================================================================================
                                                                                     170,726.30

                                  1.3(b)(iv)

Tuesday, December 29, 1998            FXASSET Richford Showroom          Page 3

================================================================================
Asset No       Desc 1                    Desc 2             Location    Net Book
================================================================================
00163     Conrete Work                                      03          1,280.00
00164     Heating & Air Conditioning     Equipment          03          1,428.00
00165     Electrical Work                                   03          3,869.00
00166     Carpentry & Renovation                            03          8,218.00
00167     Paving Parking Lot                                03            800.00
00168     Showroom Track Lighting                           03              0.00
00169     Carpeting for 2nd              Floor Display Room 03              0.00
00170     Stairway to 2nd Floor          Showroom           03              0.00
00171     Sign on the South Side         of the Building    03              0.00
00172     Lighting for 1st & 2nd         Floor Showrooms    03              0.00
00173     Spa Display Area               For Showroom       03              0.00
00174     Sign on a Post Outside         of Showroom        03            365.00
00175     Carpeting Retail Floor                            03              0.00
00176     Chimney for Wood Stove                            03              0.00
00177     Patio & Fireplace Installation                    03          2,115.00
00178     Install Doors to Patio                            03            542.00
00179     Two Dome Awnings                                  03            339.00
00180     Fence Around Patio                                03            669.00
00181     Vinyl Tile Floor                                  03             83.52
00182     Carpet                                            03            573.88
00183     Cash Register #2                                  03              0.00
00184     Telephone                                         03              0.00
00185     Computer Desk and              Printer Stand      03             69.00
00186     Shelving From LP Retail Store                     03              0.00
00188     Nine 10ft Used Shelving Units                     03            234.00
00715     Lozier showcases (2)                              03            313.19
00959     NEW FURNACES & AIR CONDI                          03          6,314.65
================================================================================
                                                               27,213.24

                                  1.5 (b)(iv)

Tuesday, December 29, 1998                   FXASSET                        Ormalia                              Page 4

================================================================================================
 AssetNo            Desc1                     Desc2                         Location    Ne: Book
================================================================================================
 00189     Air Conditioner and             Duct Work                        04             357.50
 00191     Clark Forklift                  Model C500-55                    04             600.00
 00192     Asuzi 616 Telephone             System (Vicom)                   04             192.00
 00193     Sharp Fax machine FO-300                                         04             138.00
 00194     Epson Printer Modell FX286E                                      04              23.50
 00195     Northgate PM386, 16MHZ,         Computer with Hard Drive         04             130.00
 00196     Printer Model MH-4015                                            04              37.50
 00197     Uninteruptable Power            Source Model 450AT               04              18.50
 00198     Storage Racks & Shelving                                         04             279.00
 00199     Storage Racks & Shelving                                         04             113.00
 00200     Storage Racks & Shelving                                         04             137.00
 00608     Micro Express Computer                                           04              83.96
 00658     1994 Dodge Dakota p/u           Vin #1B7GL26X1RS628933           04             753.15
 00730     Remodel cust svc/showroom         Gil Stanley Construction       04             733.12
 00740     Carpet & installation             Jack Andersen                  04             382.76
 00770     Omaha computer & cable                                           04             695.01
 00810     Forklift overhaul                                                04           1,682.28
 =================================================================================================
                                                                                6,356.28

                                  1.3(b)(iv)

Tuesday, December 29, 1998                     FXASSET                     St.Louis           Page 5

=========================================================================================================
AssetNo                  Desc1                    Desc2                    Location           Net Book
=========================================================================================================
00201          Storage Racks & Shelving                                    05                   122.00
00202          Storage Racks & Shelving                                    05                   267.19
00203          Ladder, Uprights & Crossbars                                05                   108.47
00204          Storage Racks & Shelving                                    05                   460.26
00210          Yale 3,000lb Forklift                                       05                     0.00
00211          Toyota Forklift - Orange                                    05                   236.25
00212          TIE Telephone System               Model 16                 05                     0.00
00215          Two Ampex 230 Terminals            and Line Drivers         05                     0.00
00216          Okidata 192 Printer                                         05                     0.00
00217          Printer Model 920 SPC                                       05                     0.00
00318          1989 Dodge Sprit (M.Ford)          ID # 1AB3BA46K1KF537581  05                 1,653.84
00550          Shelves, Racking                                            05                    81.52
00552          Major body work-M.Ford Shadow                               05                   218.48
00580                                                                      05                   331.51
00599          Panasonic KX-P2624 Printer                                  05                    18.98
00638          Minolta FAX 3000 fax machine                                05                   134.66
00639          Minolta EP4230 copier                                       05                   404.06
00640          Flourescent lighting-whse                                   05                   122.66
00688          5 computers                                                 05                   325.59
00720          Renovate warehouse doors           Martin Co., Inc.         05                   831.10
00742          Printer                            Office Max               05                    73.07
00761          Carpeting                                                   05                 2,616.84
00771          Printer                                                     05                    51.83
00781          Warehouse racking                                           05                   730.11
00785          Remodeling                                                  05                 2,837.02
00824          Water pipes replacement                                     05                 3,566.37
00825          Roof repair                                                 05                 2,436.19
00826          Forklift - St Louis                                         05                 1,525.96
00941          VEHICLE REBUILD                                             05                   372.99
=========================================================================================================
                                                                                     19,426.75

                                  1.3(b)(??)

Tuesday, December 29, 1998         FXASSET  University Park      Page 6

================================================================================================
Asset No            Desc 1                   Desc 2                        Location  Net Book
================================================================================================
00224     Printer                                                          07             59.45
00244     Concrete Work on Dock                                            07          ?,232.91
00245     Trim Work For Offices                                            07            715.01
00246     Additional Cost for University     Park Building                 07          5,700.90
00252     Kalmar Lift Truck                  Model CP 50                   07            819.18
00253     Allis Chalmers Forklift                                          07            350.00
00254     Siemens Telephone System                                         07            560.52
00256     Storage Racks & Shelving                                         07            900.00
00257     Storage Racks & Shelving                                         07            842.30
00258     Storage Racks & Shelving                                         07            267.34
00544     Warehouse Furn & Fixt                                            07            614.16
00545     Warehouse Furn & Fixt                                            07            155.43
00562     WAREHOUE FIXTURES                                                07          1,495.69
00566     SECURITY SYSTEM                                                  07            747.09
00567     FENCING                                                          07            844.17
00592     Re-pave stone area                                               07          3,651.56
00644     Engineering Services-site imp      J.A. Schudt V92281            07          1,448.16
00692     Various fixed assets acquired      from Aquafab; detail not pro  07          2,231.21
00743     Cust. Svc. counter                 Hulsey Custom Remodeling      07            452.45
00791     Fence                                                            07            438.43
00863     Insight/Macola computer system                                   07          4,675.51
00925     ADDITIONAL FLORESCENT LIG                                        07            739.50
00933     LEASEHOLD IMPROVEMENT                                            07            845.75
00960     CONCRETE RAMP & STORAGE                                          07          2,945.00
00967     98 DODGE CARAVAN                                                 07         14,534.80
00973     COPIER                                                           07            652.03
================================================================================================
                                                                                47,918.55

                                  1.3(b)(iv)

Tuesday, December 29, 1998                                       FXASSET             Minneapolis         Page 7

==================================================================================================================
AssetNo        Desc1                                   Desc2                         Location            Net Book
==================================================================================================================
00260          Construction of Wall, Rock &            Spa Skirting in Showroom      08                     600.00
00254          1986 Ford F-700 Truck                   1FDNF70H4GVA41629,LIC#YU5     08                   1,275.75
00266          Ladder on Wheels                                                      08                      60.00
00267          8 Foot Wooden Step Ladder                                             08                       0.00
00268          Fairbanks Morse 1000# Scale                                           08                     350.00
00269          Clark Forklift Truck                    Model TW25                    08                     750.00
00270          Oasis Water Cooler                                                    08                       0.00
00272          Pitney-Bowes Scale                                                    08                       0.00
00275          Olympia Electric Typewriter                                           08                       0.00
00277          TeLephone System                        Extrom II 616                 08                     568.00
00279          Four each 4-Drawer Steelmaster          File Cabinets                 08                     160.00
00280          Three Drawer File Cabinet                                             08                      30.00
00281          Remington Rand Two-Drawer               Safe File Cabinet             08                      40.00
00282          Invincible Two Shelf Cabinet                                          08                      20.00
00283          Typewriter Stand                                                      08                      10.00
00284          2ft X 5ft Steel Table                                                 08                      30.00
00285          Invincible Desk 3ft X 6ft                                             08                      60.00
00286          Three each 2.5ft X 5ft                  Invincible Desks              08                     150.00
00287          Two each 2.5ft X 5ft                    Tables With Folding Legs      08                      30.00
00288          Four each Desk Chairs                   With Wheels                   08                      80.00
00289          Five each Chairs                                                      08                      75.00
00290          Coat Rack                                                             08                       0.00
00291          Various Furniture & Fixtures            From Aermotor                 08                   1,000.00
00292          Eight Racks-UP-R 32-144                 12ft X 32in                   08                     120.00
00293          Nineteen Racks-UP-R 24-144              12ft X 34in                   08                     295.00
00294          Seventy Pair Shelves                    8ft X 42in                    08                     650.00
00295          15 Racks-Uprights                       8ft X 38in                    08                     180.00
00296          43 Shelves 8ft X 39in                                                 08                     396.00
00297          50 Racks and Shelves                                                  08                     318.00
00635          Used pallet racking                     Minn disb ck #4396            08                     342.65
00652          Computer                                K.Rogner V91646               08                      95.96
00668          Micro Express computer                  Magtron 486SX-25MHZ           08                      63.38
00693          Pallet jack                                                           08                      99.80
00836          Sharp SF2014 copier                                                   08                     693.05
00853          Brothers Fax Machine                    ML2500                        08                     404.26
00895          CHEVY CAVALIER                                                        08                   4,867.75
00966          98 DODGE CARAVAN                                                      08                  14,534.80
==================================================================================================================
                                                                                             28,349.40

                                 1.3(b)(iv)

Tuesday, December 29, 1998                           FXASSET              Howell                    Page 6

==================================================================================================
Asset No         Desc1                                Desc2               Location       Net Book
==================================================================================================
00300     WP-6012 COPIER                                                    09              718.51
00303     Forklift CY500Y4S                                                 09              468.00
00304     Telephone System                                                  09              237.55
00305     Sharp Copier Model SF7350                                         09              184.60
00306     Northgate 386 PC w/68mb        Hard Drive                         09              139.95
00307     Uninteruptable Power Supply                                       09               18.50
00308     Storage Racks & Shelves                                           09               65.81
00309     Storage Racks & Uprights                                          09              562.57
00310     Uprights, Crossbars and        Support Bars for Storage Racks     09              501.45
00311     Freight Related to Storage     Racks - Asset #s 308 309 310       09               56.70
00312     Storage Racks & Shelving                                          09              130.20
00313     Construction Materials For     New Showroom                       09              105.45
00314     Carpeting for Office Area                                         09              383.62
00564     COMPUTER                                                          09               67.46
00573     Gravel improvement                                                09              345.20
00585     Forklift                                                          09              400.00
00600     Micro Express Computer                                            09               88.72
00623     Forklift overhaul                                                 09              207.92
00662     Computer monitor                                                  09               17.90
00676     Parking lot re-gravel                                             09            1,134.84
00685     sales tax for asset #681,      1994 Dodge Dakota p/u              09               46.14
00741     Fax machine PPF900              Best Buy, Inc.                    09              155.24
00762     Gravel & limestone                                                09              474.52
00767     1995 Dodge Dakota p/u          Vin # 187FL26G7SW934769            09            1,963.30
00772     Computer & cable                                                  09              261.05
00806     Electrical work                Landry Electric                    09            3,108.87
00814     Warehouse racking                                                 09            2,163.71
00819     Clark II forklift                                                 09            3,476.67
00820     Phone System                                                      09              437.31
00832     3 Whirlpool A/C units                                             09              733.99
00838     2 Garage doors replaced                                           09            3,492.49
00965     98 CHEV S-10 1GCCS1440W81                                         09           10,187.30
==================================================================================================
                                                                                  32,337.54

                                  1.3(b)(iv)

Tuesday, December 29, 1998                          FXASSET                     Lenexa                 Page 9

=================================================================================================================
 Asset No         Desc1                          Desc2                              Location        Net Book
=================================================================================================================
 00315    Sign 3ft x 18ft                                                              10             60,000
 00323    Telephone System                       Model T-616                           10            473,000
 00325    Storage Racks & Shelves                                                      10           1,535,00
 00326    Storage Racks & Shelves                                                      10              51.77
 00327    Storage Racks & Shelving                                                     10             288.00
 00328    Storage Racks & Shelving                                                     10              82.00
 00609    Micro Express Computer                                                       10              83.96
 00645    Warehouse door                          Miller Contract ck #4261             10             597.94
 00649    Ricoh Copier                            Modem Business Sys ck#4263           10             366.15
 00690    1992 Dodge Caravan van                 vin# 2B4GH45R3NR736835                10             777.60
 00698    Epson LQ-1070+ printer                                                       10              95.75
 00773    Computer & cable                                                             10             261.05
 00861    Caterpillar Forklift T50D                                                    10           5,051.02
==================================================================================================================
                                                                                            9,725.24

                                   1.3(b)(iv)

Tuesday, December 29, 1998           FXASSET Indianapolis              Page ?C

===================================================================================================================================
AssetNo                 Desc1                                     Desc2                        Location     Net Book
===================================================================================================================================
00345        1990 Dodge Shadow                                                                 11               1,381.87
00346        1990 Dodge Spirit (K.Mitten)                                                      11               1,523.82
00348        Fence, Storage Area                                                               11                 195.55
00350        6" of Stone, storage area                                                         11                 175.00
00351        Paving of parking lot                                                             11               ?,249.40
00352        Paving of driveway                                                                11                 165.00
00353        Fence installation & permit                                                       11                 523.47
00356        Small Tools                                                                       11                 595.00
00357        Forklift                                                                          11               ?,200.00
00358        Pallet Truck                                                                      11                  36.96
00359        Forklift                                                                          11               ?,580.00
00360        Warehouse Equipment                                                               11                  61.00
00361        Warehouse Equipment                                                               11                 105.00
00363        Scale                                                                             11                  20.00
00366        Rack                                                                              11                 360.00
00367        Rack                                                                              11                 500.00
00368        Bins                                                                              11                  90.00
00369        Racks                                                                             11                 300.00
00370        Racks                                                                             11               1,000.00
00371        Racks                                                                             11                 200.00
00372        Racking                                                                           11                 600.00
00373        Racking & Shelves                                                                 11                  21.08
00376        Uninterupted Power Source                                                         11                  18.50
00377        Computer Equipment                                                                11                  58.75
00378        Office Equipment                                                                  11                 295.00
00380        Files                                                                             11                 180.00
00381        Office Equipment                                                                  11                   0.00
00385        Office Equipment                                                                  11                   7.50
00387        Answer Machine                                                                    11                  13.12
00388        Equipment                                                                         11                   0.00
00389        Telephone System                                                                  11                 892.00
00390        Repicon 205 fax machine                                                           11                 210.00
00558        Computer Equipment                                                                11                  79.58
00601        Micro Express Computer                                                            11                  88.72
00746        Computer monitor & printer                 Elec-Tek & MW Peripherals              11                  95.44
00774        Computer & cable                                                                  11                 702.79
00837        Furnace/A/C unit for office                A/R cr issued in exchange              11               3,474.00
00839        Dock repair                                                                       11                 488.12
00848        1997 Chev S-10 P/U BLACK                   1GCCS1445VK146366                      11               6,241.24
00896        CHEVY S-10 PICKUP                                                                 11               4,697.23
00935        GRADE WORK/INSTALL SUMP                                                           11               3,619.00
00936        NEW AIR CONDITIONING                                                              11               5,695.00
00947        SHARP COPIER                                                                      11               1,440.00
00948        KONICA 1015 COPIER                                                                11               1,020.00
00964        1998 FLEETSIDE PICKUP HD 3/                1GCGC24RWE175434                       11              15,932.58
00968        2 TRAILERS                                                                        11               6,630.00
===================================================================================================================================
                                                                                                    63,661.72

                                  1.3(b)(iv)

Tuesday, December 29, 1998                  FXASSET Nashville          Page 11

===================================================================================================================================
AssetNo                  Desc1                             Desc2                Location                   Net Book
====================================================================================================================================
00392          Building Offices                                                12                              382.00
00396          Clark Forklift                   model C50040                   12                              291.00
00397          Yale Forklift Truck                                             12                              400.00
00398          12' Ladder                                                      12                                0.00
00400          Telephone System                                                12                              385.00
00401          Equipment                                                       12                                0.00
00407          Racks                                                           12                            2,600.00
00408          File Cabinets                                                   12                              146.00
00409          Racks                                                           12                               57.00
00410          Desk & Chairs                                                   12                               74.00
00591          Forklift Rebuild/repairs                                        12                              232.84
00603          Magtron PC (Micro Xpress)                                       12                               90.04
00775          Computer & cable                                                12                              261.92
00798          Warehouse shelving                                              12                              595.48
00889          XEROX XC104 COPIER                                              12                              642.86
00903          FORKLIFT OVERHAUL                                               12                            2,383.23
00971          PALLET TRUCK                                                    12                              396.04
====================================================================================================================================
                                                                                              8,939.41

                                   1.3(b)(iv)

Tuesday, December 29, 1998                       FXASSET     Oklahoma City                             Page 12
======================================================================================================
Asset No                Desc1                     Desc2             Location            Net Book
======================================================================================================
00411     Security System                                           13                       95.50
00414     White Brand Forklift                                      13                      400.25
00415     Semi Trailer for storage                                  13                      120.00
00416     2 Calculators                                             13                        7.77
00417     Labeling machine                                          13                      121.00
00418     IBM Electric Typewriter                                   13                       62.13
00419     IBM Elec Typewriter w/mem                                 13                       72.50
00420     Gestler 2002R Copy System                                 13                      114.14
00421     Cash Register                                             13                       36.14
00422     Microwave                                                 13                        9.79
00423     Misc Office Equipment                                     13                       15.34
00424     Polariod Camera                                           13                       13.12
00425     Telephone System                                          13                      157.50
00426     Paper Shredder                                            13                       13.64
00428     Computer                                                  13                      542.45
00430     Racking                                                   13                       60.60
00431     Racking & Shelving                                        13                      283.85
00432     Shelving Units                                            13                      118.77
00433     Office Furniture                                          13                       28.50
00434     Desk & Chairs                                             13                        6.52
00435     Executive Desk & Chair                                    13                       26.25
00436     Sec Desk & Chair                                          13                       17.55
00437     Office Furniture                                          13                       20.00
00438     Water Cooler                                              13                       12.87
00439     Office Furniture                                          13                        8.26
00440     Fireproof Safe                                            13                       33.56
00441     Window Blinds                                             13                       18.74
00442     Office Furniture                                          13                       79.01
00546     Warehouse Furn & Fixt                                     13                      515.97
00610     Micro Express Computer                                    13                       83.96
00650     Major copier overhaul         OK Copier Service ck#3596   13                      152.67
00680     1994 Dodge Dakota               vin # 1B7GL26X9RW127801   13                      663.07
00701     Major rebuild-forklift                                    13                      729.74
00821     Phone system                                              13                      587.31
00823     Copier                                                    13                      615.65
00828     Fax machine 250 Xerox                                     13                      260.66
======================================================================================================
                                                                             6,104.78

                                  1.3(b)(iv)

Tuesday, December 29, 1998         FXASSET  Columbus                     Page 13

================================================================================
Asset No            Desc 1                   Desc 2         Location  Net Book
================================================================================
00443         386SX Computer                                14          67.50
00605         Micro Express Computer                        14          90.04
00682         Brother 620 fax machine                       14          82.34
00699         Telephone system                              14         469.07
00706         Epson printer                                 14          97.56
00776         Computer & cable                              14         265.37
================================================================================
                                                                1,071.88

                                 1.3 (b) (iv)

Tuesday, December 29, 1998                 FXASSET      Memphis          Page 14

================================================================================
AssetNo          Desc1                          Desc2         Location  Net Book
================================================================================
00444    Copier                                               15          175.20
00445    Telephone System                                     15          180.00
00446    386 SX Computer                                      15           67.50
00570    MISC COMPUTER EQUIP                                  15           22.08
00588    2 Office Chairs                                      15           94.47
00604    Micro Express Computer                               15           90.04
00616    General Leasehold Improvements                       15        1,866.75
00636    Platform trucks & posts                              15          206.84
00641    Warehouse shelving                                   15          123.66
00673    Warehouse shelving                                   15          123.66
00726    1995 Dodge Dakota p/u            1B7FL26GOSW920518   15        6,684.45
00777    Computer & cable                                     15          478.03
00858    Komatsu Forklift C50                                 15        4,865.56
00864    Compaq/Insight new computer                          15          956.25
================================================================================

                                                                  15,936.49

                                  1.3(b)(iv)

Tuesday, December 29, 1998                      FXASSET             Denver                         Page 15
=================================================================================================
Asset No       Desc1                              Desc2               Location       Net Book
=================================================================================================
00447     Roof                                                        16              26,911.38
00448     Forklift & Racking                                          16                 140.00
00541     Used Shelving                                               16                 839.44
00543     Building Materials-Lsehd Imp                                16                 203.04
00547     Warehouse Furn & Fixt                                       16               1,025.33
00555     2 Siemens Phones, horns, amp                                16                 102.60
00563     ADT SECURITY SYSTEM                                         16                  53.00
00602     Micro Express Computer                                      16                  88.72
00617     General Leasehold Improvements                              16              17,364.95
00669     1994 Dodge Dakota p/u              vin#1B7GL26X6RW124712    16                 731.18
00778     Computer & cable                                            16                 261.05
00782     Chain link fence & gate                                     16               2,014.94
00792     Roofing                                                     16               ?,845.98
00805     Printer-Lewan & Associates                                  16                 744,69
00811     Forklift                                                    16                 437.31
00865     Compaq/insight new computer                                 16                 958.25
00904     NEW ROOF SECTION                                            16               3,049.80
00907     FORKLIFT                                                    16               2,950.75
00923     DODGE DAKOTA REBUILT                                        16               2,280.05
00955     CONSTRUCTION OF OFFICE                                      16                 783.75
00982     PARKING LOT PAVING                                          16               3,695.07
00983     NEW ROOF SECTION                                            16               4,638.75
00985     NEW WINDOWS                                                 16               5,942.38
=================================================================================================
                                                                           77,063.41

Tuesday December 29, 1998                                     FXASSET                                           Page 16

==============================================================================================================
Asset No                 Desc1                                Desc2                Location          Net Book
==============================================================================================================
00207              1990 Dodge Shadow                   ID # 1B3XP48D1LN227408          21             1,448.44
00542              Santana-various assets                                              21             2,048.21
00565              3 CHAIRS                                                            21                48.73
00568              VARIOUS LEASEHOLD IMP                                               21               776.74
00571              SHELVING                                                            21                20.93
00572              Leasehold Imp-Griffin Mech                                          21             1,492.16
00578              Forklift                                                            21               389.70
00583              Warehouse Furn & Fixt                Storage Equipment V61091       21             1,779.03
00594              Canon PC6-RE Copier & Cartridge                                     21                90.10
00611              Micro Express Computer                                              21                83.96
00620              General Leasehold Improvements                                      21               942.63
00628              Telephone system expansion                                          21               128.29
00633              1993 Isuzu truck w/liftgate         JALB4B1A2P7009279               21             1,411.53
00642              Rolling ladder, shelving, dollys     platform and piano trucks      21               583.73
00667              Telephone system                     AT&T Spirit                    21               289.84
00671              Chain link fence-Jacuzzi spas                                       21               308.51
00713              1995 Dodge Dakota p/u               vin#1B7FL26G4SW906332           21               710.77
00737              Warehouse racking                                                   21               538.86
00744              Warehouse shelving                    Home Depot                    21               200.04
00748              Warehouse racking                     Home Depot                    21               175.85
00751              Warehouse shelving                    Shannon Corp.                 21             3,257.95
00752              Misc. whse trucks, dollys             Shannon Corp.                 21               825.96
00754              1995 Dodge Dakota p/u               1B7FL26G3SW934770               21             1,966.64
00755              Telephone system                      Telecom Brokers               21               143.54
00756              Computer & network cards              K. Kopf                       21               905.86
00759              FW Comp                               K. kopf                       21               436.94
00768              Sales tax on '95 Dodge Dakota                                       21               131.07
00769              Clark 5000#                         Model GCS25MB                   21             2,860.91
00784              1995 Isuzu truck                    vin #4KLB4B1AXSJ000553          21             4,317.14
00786                                                                                  21               219.40
00793              Copier                                                              21               295.86
00797              Warehouse shelving                                                  21               738.82
00804              96 Dodge truck                                                      21             5,351.81
00822              Phone system                                                        21               673.47
00831              Isuzu '95 truck engine rebuild                                      21             1,209.14
00833              Burglar alarm system                                                21             1,184.58
00841              Warehouse shelving                                                  21               384.93
00963              NEW ROOF                                                            21            24,225.00
00969              WAREHOUSE SHELVING                                                  21             3,710.50
00979              FILES                                                               21               371.43
==============================================================================================================
                                                                                           66,679.00

                                  1.3(b)(iv)

Tuesday, December 29, 1998                        FXASSET                       Atlanta                  Page 17

=====================================================================================================
AssetNo             Desc1                              Desc2                    Location   Net Book
=====================================================================================================
00646     Clark 500# forklift w/side         shifter Tower Sales V22294         22             780.92
00647     Clark 5500# forklift               Tower Sales V22294                 22             669.36
00651     Telephone System                   American Telcom V92619             22              96.39
00653     Computer                                                              22              95.96
00654     Whse Equip-ladder, jack, vac,      stacker Tower Sales V91650         22             178.49
00655     Orange & Blue pallet racking       Tower Sales V91650                 22             379.31
00656     Parts racking                      Tower Sales V91650                 22             223.11
00683     Warehouse racking                                                     22             353.76
00684     1994 Dodge Dakota p/u              vin# 1B7FL26X2RW131183             22             683.39
00700     Epson LQ 1070 + printer                                               22              91.36
00779     Computer & cable                                                      22             210.93
00783     1995 Isuzu truck                   VIN #4KLB4B1A2SJ000272             22           4,091.73
00807     SF-7200 Copier                                                        22             277.69
00812     Forklift                                                              22           4,045.19
00902     SHELVING                                                              22           1,508.92
00939     REBUILD DELIVERY TRUCK                                                22           1,268.66
00980     FILES/DESK                                                            22             464.29
00981     WAREHOUSE SHELVING                                                    22             787.43
=====================================================================================================
                                                                                     16,206.89

Tuesday, December 29, 1998                     FXASSET
                                                                                                                        Page 18

=======================================================================================================================
AssetNo                  Desc 1                                Desc2                    Location            Net Book
=======================================================================================================================
00728          Pallet jack                             W. Carolina Forklift, Inc.       23                      140.72
00729          Telephone system                        Tri-Com Communications, Inc      23                      669.21
00732          Sharp FO-245 Fax machine                                                 23                      139.39
00733          Sharp SF-7100 Copier                                                     23                      180.39
00734          Office Furniture                        MacThrift Clearance Ctr          23                      550.97
00736          Forklift                                W. Carolina Forklift, Inc.       23                    2,152.22
00738          Warehouse shelving                      W. Carolina Forklift, Inc.       23                    1,296.11
00745          Ladder, hand trucks                                                      23                      295.03
00747          Shelving & dockboard                                                     23                    1,039.94
00749          Office Furniture                                                         23                      147.01
00750          Warehouse racking                       W. Carolina Forklift, Inc.       23                    4,318.02
00757          Computer & network cards                                                 23                      884.26
00758          Epson FX870 Printers (3)                CLG, Inc.                        23                      160.36
00763          Fence                                                                    23                    1,451.96
00764          Ramp installation                                                        23                    1,545.61
00765          Grading & stone installation                                             23                    1,091.02
00766          Install door                                                             23                    3,182.16
00787          CANON PC-6RE COPIER                                                      23                      278.74
00855          Concrete-fenced area at rear            Mid Atlantic Paving              23                    4,751.12
00922          ADDITIONAL LIGHTING WAREH                                                23                      462.08
00934          LEASEHOLD IMPROVEMENTS                                                   23                      340.00
=======================================================================================================================
                                                                                                 25,076.32

                                  1.3(b)(iv)

Tuesday, December 29, 1998         FXASSET             Knoxville                          Page ??

===================================================================================================
Asset No            Desc 1                   Desc 2                   Location       Net Book
===================================================================================================
00714          1995 Dodge Dakota p/u         vin#1B7FL26GXSW910790    26                  755.95
00794          Stell Crete office fum                                 26                2,186.59
00894          WIRE SHELVING/DECKING                                  26                  812.05
00909          SHELVING                                               26                3,899.01
00910          WAREHOUSE LADDERS                                      26                  554.64
===================================================================================================
                                                                               9,208.24

                                  1.3(b)(iv)

Tuesday, December 29, 1998         FXASSET  New Orleans          Page 20

================================================================================
Asset No            Desc 1                    Desc 2         Location  Net Book
================================================================================
00847          No office remodel                             27         1,458.20
00849          No warehouse racking                          27         3,195.91
00850          No Komatsu Forklift            ARK Equipment  27         4,622.45
00857          Misc new furniture & fixtures                 27         1,051.16
00866          Compaq/Insight computer                       27           724.49
00868          Canon Copier/BRT fax machine                  27           948.12
00890          LOADING EQUIPMENT                             27         1,554.27
00891          SHELVING                                      27           935.63
00892          SHELVING                                      27         3,062.40
00893          WAREHOUSE LADDERS                             27           777.47
00901          SHELVING                                      27           888.64
00928          MINI-DOCK                                     27           764.75
00943          FORKLIFT DAILY EQUIPMENT                      27         4,785.00
00961          NEW AIR HANDLER                               27         1,213.15
================================================================================
                                                                25,981.64

                                 1.3 (b)(iv)

Tuesday, December 29, 1998            FXASSET    Houston                 Page 21

======================================================================
Asset No          Desc1                 Desc2     Location   Net Book
======================================================================
00867     Compaq/Insight computer                 28            663.67
00899     SHELVING                                28            768.05
00900     SHELVING                                28            625.27
00921     SHELVING                                28          7,714.36
00927     WAREHOUSE LADDERS                       28            970.04
00944     FORKLIFT WAGNER EQUIPME                 28          5,323.21
00950     FAX MACHINE                             28            228.86
00951     COPY MACHINE                            28            507.22
00954     OFFICE DESKS AND FILES                  28          1,267.30
======================================================================
                                                       18,067.98

                                 1.3 (b)(iv)

Tuesday, December 29, 1998          FXASSET      Las Vegas               Page 22

======================================================================
Asset No         Desc1              Desc2      Location       Net Book
======================================================================
00956     TELEPHONE INSTALLATION               29               478.32
00958     COUNTER CONSTRUCTION, E              29             2,510.26
00962     CHLORINE ROOM DESIGN & P             29             1,140.00
00977     WAREHOUSE SHELVING                   29             2,993.10
00978     COPIER                               29               540.09
======================================================================
                                                       7,661.77

Schedule 1.3(b)(v)
------------------

Miscellaneous other assets:

Building Rent for January (attached)                   $ 74,903.50
Deposits (attached)                                    $ 78,571.30
Petty Cash (attached)                                  $  7,820.00

Total                                                  $161,294.80

       Prepaid January 1998 Rent 1.3(b)(v)

       Branch                        Amount
22 AT  Atlanta                       5,084.71
14 CO  Columbus                      4,674.86
21 DA  Dallas                        5,215.15
16 DE  Denver                        4,166.67
23 GR  Greensboro                    3,735.00
28 HU  Houston                       5,169.00
 9 HO  Howell                        4,291.67
11 IN  Indianapolis                  4,807.01
26 KN  Knoxville                     2,131.16
29 LA  Las Vegas                     7,500.00
10 LE  Lenexa                        3,881.25
15 ME  Memphis                       5,500.00
 8 MI  Minneapolis                   6,065.77
12 NA  Nashville                     5,524.00
27 NE  New Orleans                   4,958.00
13 OK  Oklahoma City                 4,189.85
 4 OM  Omaha                         2,760.40
 1 RO  Rockford
 3 RR  Rockford retail
 5 ST  St. Louis                     8,727.11
 7 UN  University Park               8,368.75
99 COR Corporate
       Total                        96,750.36

       Prepaid Amount (31-7)/31     74,903.50

             Deposits  1.3(b)(v)


          Branch                       Lease      Utilities
22 AT   Atlanta                     4,467.23     3,430.00
14 CO   Columbus                    3,690.00
21 DA   Dallas                          0.00       845.00
16 DE   Denver                      3,200.00
23 GR   Greensboro                  3,313.37       150.00
28 HU   Houston                     5,514.00
 9 HO   Howell                      4,375.00
11 IN   Indianapolis                4,000.00       224.00
26 KN   Knoxville                       0.00
29 LA   Las Vegas                   7,500.00
10 LE   Lenexa                      5,000.00
15 ME   Memphis                         0.00
 8 MI   Minneapolis                     0.00
12 NA   Nashville                       0.00       870.95
27 NE   New Orleans                 4,958.00
13 OK   Oklahoma City               3,000.00
 4 OM   Omaha                       2,065.00       800.00
 1 RO   Rockford
 3 RR   Rockford retail
 5 ST   St. Louis                   7,656.25
 7 UN   University Park            12,187.50     1,325.00
99 COR  Corporate
        Total                      70,926,35     7,644.95

           Petty Cash 1.3(b)(v)

       Branch                  Amount
22 AT  Atlanta                   300.00
14 CO  Columbus                  250.00
21 DA  Dallas                  1,000.00
16 DE  Denver                    270.00
23 GR  Greensboro                200.00
28 HU  Houston                   500.00
 9 HO  Howell                    300.00
11 IN  Indianapolis              500.00
26 KN  Knoxville                 300.00
29 LA  Las Vegas                 375.00
10 LE  Lenexa                    300.00
15 ME  Memphis                   300.00
 8 MI  Minneapolis               300.00
12 NA  Nashville                 200.00
27 NE  New Orleans               500.00
13 OK  Oklahoma City             300.00
 4 OM  Omaha                     200.00
 1 RO  Rockford                  700.00
 3 RR  Rockford retail           325.00
 5 ST  St. Louis                 400.00
 7 UN  University Part           300.00
99 COR Corporate
       Total                   7,820.00

                               Schedule 2.1(c)
Affiliated Leases



Branch Locations                                    Landlord
----------------                                    --------

Chicago:                                          John S. Moon
--------
800 Central Ave.
University Park, Illinois 60466


Dallas:                                           John S. Moon
-------
4505 McEwen
Farmers Branch, Texas 75244


Denver:                                           TKJP Denver Investments
-------
5390 E 39th Ave.
Denver, Colorado 80207

Howell:                                           John S. Moon
-------
3511 W Grand River Ave
Howell, Michigan 48843

Indianapolis:                                     Zaiga K. Moon
-------------
6885 E 34th St.
Indianapolis, Indiana 46226

Omaha:                                            MRK Investments
------
14535 Grover St.
Omaha, Nebraska 68144

Rockford:                                         JKKT Corp
---------
1936 11th St.
Rockford, Illinois 61104

St. Louis:                                        John Moon
----------
150 Milwell Drive
Maryland Heights, MO 63043

Schedule 4.1

Seller does business in:

Georgia
Ohio
Texas
Colorado
North Carolina
Michigan
Indiana
Tennessee
Nevada
Kansas
Minnesota
Louisiana
Oklahoma
Nebraska
Illinois
Missouri

                                 SCHEDULE 4.3
                                 ------------


NONE.

Schedule 4.4

All leases as follows

Agreements with Michigan National Bank

                                 Schedule 4.4
                                 ------------


Branch Locations                                      Landlord
----------------                                      --------

Atlanta:                                  Security Capital Industrial Trust
--------
4030 Pleasantdale Rd. #E
Doraville, Georgia  30340

Chicago:                                  Joon S. Moon
--------
800 Central Ave.
University Park, Illinois  60466

Columbus:                                 James D. Crawford, Trustee
---------
1303 Alum Creek Dr.
Columbus, Ohio  43209

Dallas:                                   Joon S. Moon
-------
4505 McEwen
Farmers Branch, Texas  75244

Denver:                                   TKJP Denver Investments
-------
5390 E. 39th Ave.
Denver, Colorado  80207

Greensboro:                               Howard H. Kaiser and wife
-----------                                 Alice K. Kaiser
7015 Cessna Drive
Greensboro, North Carolina  27409

Houston:                                  JMB/HYPERION Corporation
--------
8758 Clay Rd. #410
Houston, Texas  77041

Howell:                                   Joon S. Moon
-------
3511 W. Grand River Ave
Howell, Michigan  48843

Indianapolis:                             Zaiga K. Moon
-------------
6885 E. 34th St.
Indianapolis, Indiana  46226

Kansas City:                              Anbren IV
------------
15301 W. 110th St.
Lenexa, Kansas  66219

                                 Schedule 4.4

Knoxville:                                   John R. Fiser
----------
122 Sherlake Rd.
Knoxville, Tennessee 37922


Las Vegas:                                   Lawrence Warehouse Company, Inc
----------
4705 S. Valley View Blvd.
Las Vegas, Nevada 89103


Memphis:                                     Bermar Assoc.
--------
4920 Pleasant Hill #105
Memphis, Tennessee 38118


Minneapolis:                                 George Holm Properties
------------
2468 Louisiana Ave. N.
Minneapolis, Minnesota 55427


Nashville:                                   Metropolitan Life Insurance Company
----------
1827 Air Lane Dr.
Nashville, Tennessee 37210


New Orleans:                                 Plant Mechanical Services
------------
921 Distributors Row
Harahan, Louisiana 70123


Oklahoma City:                               State of California Public
--------------
257 N. Harvard                               Employees Retirement System
Oklahoma City, Oklahoma 73127


Omaha:                                       MRK Investments
------
14535 Grover St.
Omaha, Nebraska 68144


Rockford:                                    JKKT Corp
---------
1936 11th St.
Rockford, Illinois 61104


St. Louis:                                   John W. Moon
----------
150 Milwell Drive
Maryland Heights, Mo 63043

Schedule 4.6

Not applicable

                                 SCHEDULE 4.7
                                 ------------


NONE.

Schedule 4.8(a)

Leases as per attached schedule.

                               Schedule 4.8(a)

Branch Location                                 Landlord
---------------                                 --------
Atlanta:                                 Security Capital Industrial Trust
--------
4030 Pleasantdale Rd, #E
Doraville, Georgia 30340


Chicago:                                 Joon S. Moon
---------
800 Central Ave.
University Park, Illinois 60466

Columbus:                                James D. Crawford, Trustee
---------
1303 Alum Creek Dr.
Columbus, Ohio 43209

Dallas:                                  Joon S. Moon
-------
4505 McEwen
Farmers Branch, Texas 75244

Denver:                                  TKJP Denver Investments
-------
5390 E 39th Ave.
Denver, Colorado 80207

Greensboro:                              Howard H. Kaiser and wife
-----------
7015 Cessna Drive                        Alice K. Kaiser
Greensboro, North Carolina 27409

Houston:                                 JMB/HYPERION Corporation
--------
8758 Clay Rd, #410
Houston, Texas 77041

Howell:                                  Joon S. Moon
-------
3511 W Grand River Ave
Howell, Michigan 48843

Indianapolis:                            Zaiga K. Moon
-------------
6885 E 34th St.
Indianapolis, Indiana 46226

Kansas City:                             Anbren IV
------------
15301 W. 110th St.
Lenexa, Kansas 66219

                               Schedule 4.10(b)

Re: A list of permits, licenses and other authorization required persuant to Environmental and Safety requirements for occupation of facilities and operation of business.

To the best of our knowledge we are in compliance with all requirements for above. We have previously submitted a list of occupancy permits for branches that are in locations that require them and have included that list again here.

State of Nevada Registration #157874427
Village of University Park, IL License No. 5014
City of Maryland Heights, MO License No. 00325
City of Greensboro, NC License No. 08987
City of Lenexa, KS License No. 10016850
City of Farmers Branch, TX Certificate of Occupancy
City of Harahan, LA Certificate of Occupancy #307226

                               Schedule 4.10(d)

None.

Schedule 4.11

None

Schedule 4.12

Purchase orders placed in the normal course of business for normal merchandise, but for which the merchandise has not yet been received.

Schedule 4.13

Trademarks as follows:

PRO PURE   #1971102

TIDEWATER  #1951111

SUNSCAPE   #1948912

PROPURE    #1525193

                                 SCHEDULE 4.14
                                 -------------

Benson Pump was named as a defendant in the federal case of Browning-Ferris
                                                            ---------------
Industries of Illinois v. Richard Ter Maat et al, Case No. 91 C 8353 (N.D. III).
------------------------------------------------
This case relates to the MIG/DeWane Landfill Site in Boone County, Illinois. Plaintiffs allege that Benson Pump and other parties disposed of materials at the Landfill Site, and Plaintiffs are seeking contribution for the clean-up of the Site.

Schedule 4.16

State of Nevada Registration #157874427

Village of University Park, IL License No. 5014

City of Maryland Heights, MO license No. 00325

City of Greensboro, North Carolina license No. 08987

City of Lenexa, KS license No. 10016850

City of Farmers Branch, TX certificate of occupancy

                                 SCHEDULE 4.17
                                 -------------

NONE.

Schedule 4.18

Eight paid holidays per year.

Two or three weeks vacation

Group health insurance. A major medical type plan. Employee pays half.

Involuntary long term illness benefit

Discretionary profit sharing plan. No contributions in last 2 years.

401(k) Plan. Employer match only up to 25% of employees contribution up to 6% of employee pay.

Branch managers have an annual program where they can earn up to 25% of base by exceeding profit and inventory goals.

A few salesmen have a sliding commission scale on sales with the maximum being 2% of sales. Most salesmen have a quarterly incentive up to $2,000 for making or exceeding sales goals.

Employee handbook is attached.

                                BENSON PUMP CO.



                               EMPLOYEE HANDBOOK

                               TABLE OF CONTENTS
                               -----------------

INTRODUCTION.............................................................  1

EMPLOYMENT AT WILL.......................................................  1

EQUAL OPPORTUNITY EMPLOYER...............................................  2

IMMIGRATION LAW COMPLIANCE...............................................  2

NON-DISCLOSURE OF CONFIDENTIAL, PROPRIETARY, AND TRADE
      SECRET INFORMATION.................................................  2

CONFLICTS OF INTEREST....................................................  3

OUTSIDE EMPLOYMENT.......................................................  4

EMPLOYMENT CATEGORIES....................................................  5

REFERENCE CHECKS OF EMPLOYEES............................................  6

MEDICAL EXAMINATIONS.....................................................  6

EMPLOYMENT APPLICATIONS..................................................  7

PERSONNEL DATA CHANGES...................................................  7

PROBATIONARY PERIOD......................................................  7

PERFORMANCE EVALUATIONS..................................................  8

TIMEKEEPING..............................................................  8

ADMINISTRATIVE PAY CORRECTIONS...........................................  9

PAY DEDUCTIONS AND OFFSETS...............................................  9

PAYDAYS..................................................................  9

OVERTIME................................................................. 10

ATTENDANCE AND PUNCTUALITY............................................... 10

PERSONAL APPEARANCE...................................................... 10

VISITORS IN THE WORKPLACE................................................ 11

EMPLOYEE BENEFITS OUTLINE................................................ 11

      MAJOR MEDICAL INSURANCE............................................ 12
      LONG TERM INVOLUNTARY ILLNESS BENEFIT.............................. 12
      LIFE INSURANCE PLAN................................................ 14
      BENEFITS CONTINUATION (COBRA)...................................... 14

     WORKERS' COMPENSATION INSURANCE...........................  15
     SAVINGS AND RETIREMENT FUND...............................  15
     HOLIDAYS..................................................  15
     VACATION BENEFITS.........................................  16
     PERSONAL LEAVE............................................  17
     MEDICAL LEAVE.............................................  18
     MATERNITY-RELATED ABSENCES................................  19
     FAMILY LEAVE..............................................  20
     BEREAVEMENT LEAVE.........................................  21
     EDUCATIONAL LEAVE.........................................  22
     MILITARY LEAVE............................................  22
     JURY DUTY.................................................  23
     WITNESS DUTY..............................................  24
     TIME OFF TO VOTE..........................................  24
     BUSINESS TRAVEL EXPENSES..................................  24
     EDUCATIONAL ASSISTANCE....................................  26

EMERGENCY CLOSING OF OPERATIONS................................  27

EMPLOYMENT TERMINATION.........................................  27

UNUSED VACATION IN THE EVENT OF TERMINATION....................  27

SAFETY.........................................................  28

DRUG AND ALCOHOL USE...........................................  28

DRUG TESTING...................................................  28

SMOKING........................................................  29

WORK SCHEDULES.................................................  29

USE OF TELEPHONES AND MAIL SYSTEM..............................  29

MEAL TIME PERIODS..............................................  29

USE OF BENSON PUMP EQUIPMENT AND VEHICLES......................  30

RETURN OF BENSON PUMP PROPERTY.................................  30

EMPLOYEE CONDUCT AND WORK RULES................................  30

SEXUAL AND OTHER FORMS OF ILLEGAL HARASSMENT...................  32

RESIGNATION....................................................  32

SOLICITATION...................................................  32

INTRODUCTION

Welcome to Benson Pump Co. We are pleased to have the opportunity to work with you and are looking forward to it being an enjoyable and rewarding relationship for all of us.

Benson Pump is one of the oldest, largest and most successful distributors in the swimming pool industry. We are the major distributor force in the Central United States and have an excellent reputation for high levels of service and quality with our dealers.

It is our intent that you become a long term employee in this company and to that end, we have created this manual to show some of the benefits of employment with this company as well as some of our expectations.

The purpose of this handbook is to provide our employees with some general information about your employment with Benson Pump. All employees are encouraged to read this handbook and familiarize themselves with its contents since it describes many of the responsibilities to Benson Pump, as well as some of the benefits which our company offers. In addition, this handbook may answer many of the initial questions which employees often have concerning their employment with Benson Pump.

Because this handbook cannot anticipate every situation or answer every question about your employment with Benson Pump, we encourage each employee to raise any additional questions or concerns which he or she may have about their employment with our Company.

As Benson Pump continues to grow, changes and revisions in our policies and procedures may become necessary. In order to retain the flexibility in the administration of our policies and procedures, Benson Pump reserves the sole and absolute right to modify, revise, change, supplement, or rescind any of the policies, procedures or benefits outlined in this handbook from time to time as the Company deems necessary and appropriate.

EMPLOYMENT AT WILL

This handbook, and the policies and procedures contained in the handbook, are not an employment contract, nor are they intended to create contractual obligations of any kind. All employees of Benson Pump are considered employees at will, and neither the employee nor Benson Pump is bound to continue the employment relationship. As such, all employment is voluntarily entered into and all employees are free to leave Benson Pump at any time; and likewise, Benson Pump may terminate an employee, at its will, at any time and for any reason, or no reason at all, and with or without cause.

Under no circumstances shall any policy, procedure, or other matter stated within this handbook, or later adopted by Benson Pump, be in any manner construed or intended to alter an employee's status as an employee at will. The policies and procedures contained in this handbook shall supersede and replace all prior and existing policies and procedures.

EQUAL OPPORTUNITY EMPLOYER

Benson Pump is an equal opportunity employer. In order to provide equal employment and advancement opportunities to all individuals, it is the policy of Benson Pump that all employment decisions will be based on qualifications, merit, and competence. Except as otherwise required or permitted by law, the employment practices of Benson Pump shall not be influenced or affected by virtue of an applicant's or employee's race, color, age, gender, religion, national origin, or any other characteristic protected by law. In addition, it is Benson Pump's policy to provide a work environment free from unlawful harassment of any kind, including any harassment related to sex, age, or ethnic origin. This policy governs all aspects of employment with Benson Pump, including but not limited to promotions, assignments, discharges, disciplinary measures, and any other terms and conditions of employment.

Employees are strongly encouraged to raise with their immediate supervisor or the executive office any questions or concerns which they may have about any type of discrimination in the work place. Employees should know that they may raise such concerns and report such incidents without fear of reprisal. Any employee who is determined to be engaging in any unlawful discrimination will be subject to disciplinary measures, up to and including termination of employment.

IMMIGRATION LAW COMPLIANCE

Benson Pump is committed to employing only United States citizens or aliens who are authorized to work in the United States and to comply with the Immigration Reform and Control Act of 1986.

As a condition of employment, therefore, each new employee must properly and accurately complete, sign, and date the first section of the Employee Eligibility verification Form I-9. Before commencing work, former employees who are re-hired must also complete the form under the following circumstances: (1) if they have not previously filed an I-9 with this organization, (2) if their previous I-9 is more than three years old, or (3) if their previous I-9 is no longer valid.

NON-DISCLOSURE OF CONFIDENTIAL, PROPRIETARY, AND TRADE SECRET INFORMATION

Protection of confidential business and proprietary information and trade secrets is vital to the interests and the success of Benson Pump. Such confidential information includes, but is not limited to, the following examples:

     Customer lists
     Financial information
     Compensation information
     Management strategies
     Promotional strategies
     Marketing strategies
     New product research and development
     Pending projects
     Purchasing and procurement information and strategies

Employees who are exposed to confidential information of any nature may be required to sign a non-disclosure agreement as a condition of employment. Any employee who discloses confidential or proprietary information, trade secrets or other confidential business information will be subject to disciplinary action, up to and including discharge, as well as legal action, even if the employee does not actually benefit from the disclosed information.

CONFLICTS OF INTEREST

Employees have an obligation to conduct business within guidelines that prevent actual or potential conflicts of interest. This policy only establishes the framework within which Benson Pump wishes its business to operate. The purpose of these guidelines is to provide general direction so that employees can seek further clarification on issues related to the subject of acceptable standards of operation.

Transactions with outside entities shall be conducted within the framework established and controlled by the executive level of Benson Pump. Business dealings with outside firms or entities shall not result in unusual gain for those firms or entities. Unusual gain refers to, but is not limited to, bribes, product bonuses, special fringe benefits, unusual price breaks, business opportunities which Benson Pump may or could obtain benefit from, and other windfalls designed to ultimately benefit either the employer, the employee, or both. Promotional plans that could be interpreted to involve unusual gain require specific executive-level approval.

An actual or potential conflict of interest occurs when an employee is in a position to influence a decision that may result in a personal gain for that employee or for a relative as a result of this organization's business dealings. For the purposes of this policy, a relative in any person who is related by blood or marriage, or whose relationship with the employee is similar to that of persons who are related by blood or marriage.

No "presumption of guilt" is created by the mere existence of a relationship with outside firms or entities. However, if an employee has any influence on transactions involving purchases, contracts, or leases, it is imperative that he or she disclose to an officer of the organization as soon as possible the existence of any actual or potential conflict to interest so that necessary safeguards can be established to protect all parties.

Personal gain may result not only in cases where an employee or relative has a significant ownership in a firm or entity with which this organization does business but also when an employee or relative receives any kickback, bribe, substantial gift, or special consideration as a result or any transaction or business dealings involving the organization.

The sales and management materials, products, designs, plans, ideas, and data of Benson Pump are the property of the employer and should never be given to an outside firm, entity or individual except through normal channels and with appropriate authorization. Any improper transfer of material or disclosure of information, even though it is not apparent that an employee has personally gained by such action, constitutes unacceptable conduct. Any employee who participates in such a practice will be subject to disciplinary action, up to and including discharge.

No employee shall accept gifts of more than nominal value from any individual or business who does business, or seeks to do business, with Benson Pump or the customer to which the employee is assigned. In addition, no employee shall accept any travel, living or entertainment expenses from such persons or business organizations, either in kind or as an expense allowance. Nominal gifts are those whose value is so small that they are unlikely to influence a business decision.

Moreover, no employee will do anything in the conduct of business which would violate any local, state or federal law.


OUTSIDE EMPLOYMENT

Benson Pump prefers that each employee not seek or undertake additional part-time employment. Employees, however, may hold outside jobs as long as he or she satisfactorily meets the performance standards of their job with Benson Pump, and does not create a potential or actual conflict of interest as previously discussed. All employees will be judged by the same performance standards and will be subject to Benson Pump's scheduling demands, regardless of any existing outside work requirements.

If Benson Pump determines that an employee's outside work interferes with performance or the ability to meet the requirements of Benson Pump as they are modified from time to time, the employee may be asked to terminate the outside employment if he or she wishes to remain with Benson Pump.

Outside employment that constitutes a potential or actual conflict of interest is prohibited. Employees may not receive any income or material gain from individuals outside Benson Pump for materials produced or services rendered while performing their jobs.


The following supplemental employment will not be permitted:


1)   Extra or outside work for any customer of Benson Pump;

2)   Extra or outside work for any competitor of Benson Pump;

3)   Extra or outside work for any supplier or vendor to Benson Pump;

4) Engaging in self-employment, working for any firm, entity, or otherwise within the swimming pool or spa trade at any level including building repair, service or retail sales; and

5) Any extra employment that requires an employee to overwork himself to the extent his job efficiency at Benson Pump is affected.

Each employee undertaking outside extra work or employment is responsible to notify his immediate supervisor in writing. If an employee changes outside employment, an additional report must be filed with the employee's immediate supervisor in writing. Failure to comply with the required written statement may be grounds for dismissal of the employee.


EMPLOYMENT CATEGORIES

It is the intent of Benson Pump to clarify the definitions of employment classifications so that employees understand their employment status and benefit eligibility. These classifications do not guarantee employment for any specified period of time. Accordingly, the right to terminate the employment relationship at will at any time is retained by both the employee and Benson Pump.

Each employee is designated as either NON-EXEMPT or EXEMPT from federal and state wage and hour laws. NON-EXEMPT employees are entitled to overtime pay under the specific provisions of federal and state laws. EXEMPT employees are excluded from specific provisions of federal and state wage and hour laws. An employee's status as an EXEMPT or NON-EXEMPT employee may only be changed upon written approval by the management of Benson Pump.

In addition to the above categories, each employee will belong to one other employment category:

     REGULAR FULL-TIME employees are those who are not in temporary or probationary status and who are regularly scheduled to work Benson Pump's full-time schedule. Generally, these employees are eligible for Benson Pump's benefit package, subject to the terms, conditions, and limitations of each benefit program.

     REGULAR PART-TIME employees are those who are not in temporary or probationary status and who are regularly scheduled to work Benson Pump's part-time schedule. Generally they are eligible for Benson Pump's benefit package, subject to the term, conditions, and limitations of each benefit program.

     PROBATIONARY employees are those whose performance is being evaluated to determine whether further employment in a specific position or with Benson Pump is appropriate. Employees who satisfactorily complete the probationary period will be notified of their new employment classification.

     TEMPORARY employees are those who are hired as interim replacements, to temporarily supplement Benson Pump's work force or to assist in the completion of a specific project. Employment assignments in this category are of a limited duration. Employment beyond any initially stated period does not in any way imply a change in employment status. Temporary employees retain that status unless and until notified of a change. While temporary employees receive all legally mandated benefits - such as workers' compensation insurance and Social Security - they are ineligible for all of Benson Pump's other benefit programs.

     CASUAL employees are those who have established an employment relationship with Benson Pump but who are assigned to work on an intermittent and/or unpredictable basis. While they receive all legally mandated benefits - such as workers' compensation insurance and Social Security - they are ineligible for all of Benson Pump's other benefit programs.

REFERENCE CHECKS OF EMPLOYEES

In an effort to ensure that persons who are employed by Benson Pump are properly qualified and have a strong potential to be productive and successful, it is the policy of Benson Pump to check the employment references of all applicants.

Benson Pump will also respond to all reference check inquiries from other employers should any employee at some point in time, make applications for employment elsewhere. Responses to such inquiries will confirm only dates of employment, wage rates, and position(s) held.

MEDICAL EXAMINATIONS

In order to ensure that employees are able to perform the duties for which they were hired in a manner that is safe to themselves as well as their fellow employees, medical examinations may be required at the sole discretion of Benson Pump.

After an offer has been made to an applicant entering a designated job category, a medical examination may be performed at Benson Pump's expense by a health care professional of Benson Pump's choice. The offer and assignment of duties is contingent upon the completion of the examination, if requested, to the satisfaction of Benson Pump.

Information concerning an employee's medical condition or history will be kept separate from the employee's other personal information and maintained confidentially. Access will be limited to those individuals within Benson Pump who have a legitimate need to know. No medical information will be turned over to any third-party outside of Benson Pump without the employee's signed written release and authorization, unless otherwise required by law.


EMPLOYMENT APPLICATIONS

Benson Pump feels that all information contained in employment applications is material to its review of each application and relies upon the accuracy of information contained in every employment application, as well as the accuracy of other data presented throughout the hiring process and employment. Any misrepresentations, falsifications, or material omissions of any nature with respect to this information or data will result in Benson Pump's exclusion of the individual from further consideration for employment or, if the person has been hired, probable termination of his or her employment with Benson Pump.


PERSONNEL DATA CHANGES

It is the responsibility of each employee to promptly notify Benson Pump of any changes in personal data. Changes in mailing addresses, telephone numbers, numbers and names of dependents and individuals to be contacted in the event of an emergency, educational accomplishments, and other similar status changes that could affect the employee's best interests should be accurately and immediately reported to the employee's immediate supervisor and to the personnel department at Benson Pump's corporate office.


PROBATIONARY PERIOD

The probationary period is intended to provide an employee with an opportunity, during the initial period after being hired or rehired, to determine whether the new position meets his or her expectations, and to demonstrate to Benson Pump his or her ability to achieve a satisfactory level of performance. In addition, Benson Pump uses this period to evaluate each employee's capabilities, compatibilty, attitude, work habits, and overall performance associated with his or her position. Either the employer or Benson Pump may end the employment relationship at will at any time during or after the probationary period, with or without cause or advance notice.

All new and rehired employees work on a probationary basis for the first ninety
(90) calendar days after their date of hire. Any significant absence will automatically extend the probationary period by the length of the absence. If Benson Pump determines that the designated probationary period does not allow sufficient time to thoroughly evaluate the employee. Benson Pump, in its sole discretion, may extend the probationary period for specified period. Upon the satisfactory completion of the probationary period, employees will assume "regular" status.

During the probationary period, new employees are only eligible for those benefits which are required by law, such as workers' compensation insurance and Social Security. Upon satisfactory completion of the probationary period, however, employees become eligible for all other benefits provided by Benson Pump, subject to the terms and conditions of each benefit program. Employees are encouraged to seek clarification of these benefits provisions.

PERFORMANCE EVALUATIONS

Supervisors and employees are strongly encouraged to discuss job performance and goals on an informal, day-to-day basis. Additional formal performance reviews will be conducted on at least an annual basis to provide both supervisors and employees the opportunity to discuss job tasks, identify and correct weakness, encourage and recognize strengths, and discuss positive, purposeful approaches for meeting goals.

TIMEKEEPING

Ensuring that each employee's time worked is accurately recorded is the responsibility of every non-exempt employee. Federal and state laws require Benson Pump to keep an accurate record of time worked in order to calculate employee pay and benefits. Time worked is all the time actually spent on the job performing assigned duties.

Non-exempt employees should accurately record the time they begin and end their work, as well as the beginning and ending time of each meal period. Each employee should also record the beginning and ending time of any split shift or departure from work for personal reasons. Overtime work must always be approved before it is performed.

Falsifying, altering, or otherwise tampering with time records, or recording time on another employee's time record will result in disciplinary action, up to and including discharge.

Non-exempt employees should report to work no more than five minutes prior to their scheduled starting time nor stay more than five minutes after their scheduled stop time without expressed, prior authorization from their supervisor.

The supervisor will review and initial the time record before submitting it for payroll processing. if corrections or modifications are made to the time record, the supervisor must verify the accuracy of the changes by initialing the time record.

ADMINISTRATIVE PAY CORRECTIONS

Benson Pump takes all reasonable steps to assure that employees receive the correct amount of pay in each paycheck and that employees are paid promptly on the scheduled payday

In the likely event that there is an error in the amount of pay, the employee should immediately bring the discrepancy to the attention of his or her supervisor so that corrections can be made as soon as possible.


PAY DEDUCTIONS AND OFFSETS

The law requires that Benson Pump make certain deductions from every employee's compensation. Among these are applicable federal, state, and local income taxes. Benson Pump must also deduct Social Security taxes on each employee's earnings up to a specified limit that is called the Social Security "wage base". Benson Pump matches the amount of Social Security taxes paid by each employee.

Benson Pump may from time to time offer programs and benefits beyond those required by law. Eligible employees may voluntarily authorize deductions from their paychecks to cover the cost of participation in these programs. Employees who choose to voluntarily participate in such programs must provide advance written authorization to Benson Pump indicating their agreement that deductions from their paychecks may be made by the Company.

Pay offsets may be necessary or required by law in the event of mandated pay garnishments. If you have questions concerning why deductions were made from your paycheck or how they were calculated, please feel free to discuss the matter with your supervisor.


PAYDAYS

The Benson Pump work week and payroll period begins on Monday and ends on Sunday. All employees are paid bi-weekly on every other Friday. Each paycheck will include earnings for all work performed through the end of the previous payroll period.
                                                                        Page 9

If a regularly scheduled payday falls on a day off, a weekend or holiday, employees will receive pay on the last day of work before the regularly scheduled payday.

OVERTIME

When operating requirements or other needs of Benson Pump cannot be met during regular working hours, employees may be scheduled to work overtime hours. When possible, advance notification of these mandatory assignments will be provided. All overtime work must be authorized and approved in advance by the employee's supervisor. Overtime assignments will be distributed as equitably as practical to all employees qualified to perform the required work.

Overtime compensation is paid to all non-exempt employees in accordance with federal and state laws. In accordance with the law, overtime pay is based on actual hours worked in excess of 40 hours per week. Time off on vacation leave, or any leave of absence will not be considered hours worked for purposes of performing overtime calculations.

Failure to work scheduled overtime or overtime worked without prior authorization from the employee's supervisor may result in disciplinary action, up to and including possible discharge.

ATTENDANCE AND PUNCTUALITY

In order to maintain a safe and productive work environment, Benson Pump expects all employees to be reliable and punctual in reporting for scheduled work. Absenteeism and tardiness place a burden on other employees, as well as Benson Pump. In the rare instance when an employee cannot avoid being late to work or is unable to work as scheduled, he or she should notify the supervisor as soon as possible in advance of the anticipated tardiness or absence.

Poor attendance and excessive tardiness are disruptive and may lead to disciplinary action, up to and including termination of employment.

PERSONAL APPEARANCE

Benson Pump wishes to maintain a professional appearance at all times. Dress, grooming, and personal cleanliness standards contribute to this goal, as well as to the morale of all employees and will affect the business image we present to the community.

During business hours, employees are expected to present a clean and neat appearance and to dress according to the requirements of their positions. Employees who appear for work inappropriately dressed will be sent home and directed to return to work in proper attire. Under these circumstances, employees will not be compensated for the time away from work.

Consult your supervisor or department head if you have questions as to what constitutes appropriate attire.

VISITORS IN THE WORKPLACE

To provide for the safety and security of employees and the facilities at Benson Pump, only authorized visitors are allowed in the workplace. Restricting unauthorized visitors helps maintain safety standards, protects against theft, ensures security of equipment, protects confidential information, safeguards employee welfare, and avoids potential distractions and disturbances.

All visitors should enter Benson Pump at the main entrance. Authorized visitors will receive directions or be escorted to their destination. Employees are responsible for the conduct and safety of their visitors.

If an unauthorized individual is observed on Benson Pump's premises, employees should immediately notify their supervisor or, if necessary, direct the individual to the main entrance.

EMPLOYEE BENEFITS OUTLINE

Eligible employees of Benson Pump are provided with a wide range of benefits. A number of the programs - such as Social Security, workers' compensation, state disability, and unemployment insurance - cover all employees in the manner prescribed by law.

Benefit eligibility is dependent upon numerous factors, including, but not limited to, employee classification and status. Your immediate supervisor can assist you to identify the programs for which you are eligible. Details of many of these programs will be found in this section of the employee handbook.

The following benefit programs are available to eligible employees:

     Major Medical Insurance
     Long Term Involuntary Illness Benefit
     Life Insurance Plan
     Benefits Continuation (COBRA)
     Workers' Compensation Insurance
     Savings and Retirement Fund
     Holidays

     Vacation Benefits
     Personal Leave
     Medical Leave
     Maternity-Related Absences
     Family Leave
     Bereavement Leave
     Educational Leave
     Military Leave
     Jury Duty
     Witness Duty
     Time off to vote
     Business Travel Expenses
     Educational Assistance

Some of the above benefit programs may require some contribution from the employee, but most are fully paid by Benson Pump. Following is a more detailed explanation of each employee benefit outlined.

MAJOR MEDICAL INSURANCE

Benson Pump's Major Medical Insurance Plan is available to all regular full-time employees on the first of the month following ninety (90) calendar days of employment.

For complete details of the plan, please refer to "Your Certificate Booklet" as published by our insurance plan administrator.

For such eligible employees who elect to take the major medical insurance coverage, Benson Pump and the employee share in the monthly cost. The employee's share is deducted from your payroll twice per month. A current list of rates is available from the payroll department.

LONG TERM INVOLUNTARY ILLNESS BENEFIT

Benson Pump provides wage continuation benefits to all eligible employees for temporary periods of absence due to the employee's involuntary illnesses or injuries. Eligible employee classification(s):

     Regular full-time employees

Eligible employees will receive a percentage of their base pay depending on their status, length of service and length of illness as shown in the tables below.

                             NON-EXEMPT EMPLOYEES
                               Years of Service

Week of             0-2       2-5          5-10       10-15        15+
Illness
 1-4                0%        50%           75%        100%         100%
 5-8                0%         0%           50%         75%         100%
 9-12               0%         0%           25%         25%          75%
13-16               0%         0%            0%          0%          50%
over 16             0%         0%            0%          0%           0%


                               EXEMPT EMPLOYEES
                               Years of Service

Week of             0-2       2-5          5-10       10-15         15+
Illness
 1-2                0%        100%          100%       100%          100%
 3-4                0%         50%           75%        75%          100%
 5-8                0%          0%           50%        50%          100%
 9-12               0%          0%           25%        25%           75%
13-16               0%          0%            0%         0%           50%
Over 16             0%          0%            0%         0%            0%

These benefits are intended solely to provide income protection in the event of long term involuntary illness or injury to eligible employees, and may not be used for any other absence. For purposes of these benefits, involuntary illness does not include disabilities related to pregnancy, childbirth, elective procedures and related medical conditions.

These benefits do not apply until the illness has caused the employee to be absent for five or more consecutive days. A physician's statement must be provided verifying the disability and its beginning and expected ending dates. Benefits will then be applied retroactively to the beginning date of the disability.

Benefits will be calculated based on the eligible employee's base pay rate at the time of absence and will not include any special forms of compensation, such as incentives, commissions, bonuses, or shift differentials.

Payments under the benefit will be reduced by the amount of wage continuation benefits received by the employee from any source that the company pays for, including insurance plans, cooperatives, government sponsored programs and worker's compensation plans.

Long term involuntary illness benefits are limited to sixteen weeks within any three year period for eligible employees.

Subject to the terms, conditions and limitations of the applicable plans the employee may elect to continue participation in the Major Medical Insurance plan, however, the employee will be responsible for the full amount of premiums and expenses for the full period of absence.

Accruals for benefit calculations, such as vacation, or holiday benefits will be suspended during the absence and will resume upon the employee's return to active employment.

Prior to returning, the employee must provide a satisfactory statement from a medically licensed physician or health care provider that verifies the employee's fitness to return to work. To the extent possible, employees will be returned to their former position or will be offered the first available comparable position for which they are qualified.

LIFE INSURANCE PLAN

Life insurance is available to all regular full-time employees on the first of the month following ninety (90) days of employment.

The fixed amount of life insurance is provided in conjunction with the Major Medical Insurance plan, however, eligible employees may elect to participate in the life insurance only, and not elect participation under the other coverage's. For complete details, please refer to "Your Certificate Booklet" as published by our insurance plan administrator.

For such eligible employees who elect to take life insurance coverage. Benson Pump and the employee share in the monthly cost. The employee's share is deducted from your payroll twice per month. A current list of rates is available from the payroll department.

BENEFITS CONTINUATION (COBRA)

The federal Consolidated Omnibus Budget Reconciliation Act (COBRA) gives employees and their qualified beneficiaries the opportunity to continue health insurance coverage under Benson Pump's health plan when a "qualifying event" would normally result in the loss of eligibility. Some common qualifying events are resignation, termination of employment, or death of an employee; a reduction in employee's hours or a leave of absence: an employee's divorce or legal separation; and a dependent child no longer meeting eligibility requirements.

Under COBRA, the employee or beneficiary pays the full cost of coverage at Benson Pump's group rates plus an administration fee.

Benson Pump provides each eligible employee with a written notice describing rights granted under COBRA when the employee becomes eligible for coverage under Benson Pump's health insurance plan. The notice contains important information about the employee's rights and obligations.

WORKERS' COMPENSATION INSURANCE

Benson Pump provides a comprehensive workers' compensation insurance program at no cost to employees. This program covers most injuries or illnesses, subject to any limitations or exclusions set forth by law or in the program policy through which Benson Pump obtains such insurance, sustained in the course of employment that requires medical, surgical, or hospital treatment. Subject to applicable legal requirements, workers' compensation insurance provides benefits after a short waiting period or, if the employee is hospitalized, immediately.

Any employee who sustains a work-related injury or illness should inform his or her supervisor immediately. Regardless of how minor an on-the-job injury may appear, it is important that it be reported immediately. This will enable an eligible employee to qualify for coverage as quickly as possible.

Neither Benson Pump nor the insurance carrier will be liable for the payment of workers' compensation benefits for injuries that occur during an employee's voluntary participation in any off-duty recreational, social, or athletic activity sponsored be Benson Pump.

SAVINGS AND RETIREMENT FUND

For more information on the savings and retirement programs available through Benson Pump, please refer to the applicable booklet(s).

HOLIDAYS

Benson Pump will grant holiday time off to all employees on the holidays listed below.

     New Year's Day (January 1)
     Memorial Day (last Monday in May)
     Independence Day (July 4)
     Labor Day (first Monday in September)
     Thanksgiving (fourth Thursday in November)
     The Day after Thanksgiving
     Christmas Eve (December 24)
     Christmas (December 25)

Benson Pump will grant paid holiday time off to all eligible non-exempt employees after thirty (30) calendar days of employment and upon the employee's assignment to an eligible employment classification. Holiday pay will be calculated based on the employee's straight-time pay rate (as of the date of the holiday) times the number of hours the employee would otherwise have worked on that day. Eligible employee classification(s):

     Regular full-time employees
     Regular part-time employees
     Probationary employees

To be eligible for holiday pay, non-exempt employees must work the last scheduled day immediately preceding the holiday and first scheduled day immediately following it.

In the event a recognized holiday falls on a Saturday, that holiday will be observed on the preceding Friday. A recognized holiday that falls on a Sunday will be observed on the following Monday.

If a recognized holiday falls during an eligible employee's paid absence, such as vacation or sick leave, an extra day may be added to the vacation at a later date.

If an eligible non-exempt employee works at the request of Benson Pump on a recognized holiday, he or she will receive holiday pay plus wages at his or her straight-time rate for the hours worked on the holiday.

Paid time off for holidays will not be counted as hours worked for the purposes of determining overtime.

VACATION BENEFITS

Benson Pump grants two (2) weeks paid vacation to regular full-time and regular part-time employees after one year's uninterrupted service and three (3) weeks paid vacation to regular full-time and regular part-time employees after five
(5) years uninterrupted service. Temporary and casual employees are not entitled to any vacation allowance. Vacations are non-cumulative and pay in lieu of a vacation in not permitted.

Vacation eligibility shall continue without interruption when an employee is transferred from one Department or Branch to another.

If a company designated holiday occurs during an employee's vacation period, an extra day may be added to the vacation or scheduled at a later date, with the mutual agreement of the employee and his/her supervisor.

Department and Branch Managers are responsible for scheduling employee's vacations in a manner that protects the Department's or Division's work objectives and Benson Pump's best interest. It is the responsibility of the Manager to maintain an adequately staffed Department or Branch at all times. The employee's preference as to vacation date should be considered on the basis of seniority and best supervisory practices.

Vacation time is computed from the employee's beginning payroll date and vacations may not be taken before the anniversary date in any year. The employee has until his or her next anniversary date to take the vacation.

Due to the nature of our business, the spring and early summer months account for nearly one-half of our sales volume. For this reason, we find it necessary to close vacation scheduling during the periods of April 15th through July 15th (however, due to certain mitigating circumstances, vacations during this period may be granted if in the best interest of the company. The request must be submitted in writing explaining the circumstances and be approved by a Corporate Officer). The following periods are open for vacations: January 1st through April 15th and July 15th through December 31st.

This vacation schedule will be observed each year as long as the employee works for Benson Pump.

There must be at least two (2) months between annual vacations and all vacations must be taken by the close of the applicable period.

Vacation must be taken in full week increments unless prior written approval is obtained from employee's immediate supervisor. For vacation request during the period of July 15th and August 15th, definite preference will be given first to those employees with school-age children.

Vacation hours will not be counted as hours worked for the purpose of determining overtime.

PERSONAL LEAVE

Benson Pump provides leaves of absence without pay to eligible employees who wish to take time off from work duties to fulfill personal obligations. Employees in the following employment classification(s) are eligible to request personal leave as described in this policy:

     Regular full-time employees

Eligible employees may request personal leave only after having completed 365 calendar days of service. As soon as eligible employees become aware of the need for a personal leave of absence, they should request a leave from their supervisor.

Personal leave may be granted for a period of up to 30 calendar days every two years. If this initial period of absence proves insufficient, consideration will be given to a written request for a single extension of no more than ten calendar days. With the supervisor's approval an employee may take any available vacation leave as part of the approved period of leave.

Requests for personal leave will be evaluated based on a number of factors, including anticipated work load requirements and staffing considerations during the proposed period of absence.

Subject to the terms, conditions, and limitations of the applicable plans, the employee may elect to continue participation in the Major Medical insurance plan, however, the employee will be responsible for the full amount of premiums and expenses for the full period of approved personal leave.

Benefit accruals, such as vacation, sick leave, or holiday benefits, will be suspended during the leave and will resume upon return to active employment.

When a personal leave ends, every reasonable effort will be made to return the employee to the same position, if it is available, or to a similar available position for which the employee is qualified. However, Benson Pump cannot guarantee reinstatement in all cases.

If an employee fails to report to work promptly at the expiration of the approved leave period, Benson Pump will assume the employee has resigned.


MEDICAL LEAVE

Benson Pump will provide unpaid medical leave to eligible employees who are temporarily unable to work due to a medical disability or a serious health condition, which include temporary disabilities associated with pregnancy, childbirth, and related medical conditions. Employee classification(s) eligible for medical leave are as follows:

     Regular full-time employees

As soon as an eligible employee becomes aware of a need for a medical leave of absence, he or she must provide a satisfactory statement from a medically licensed physician or health care provider that verifies the existence and nature of the medical disability. The statement must contain the approximate date the leave is expected to begin, its anticipated duration, and the date the employee can be expected to return to work. Any changes in this information should be immediately reported to Benson Pump. Any employee returning from a medical leave of absence must provide a satisfactory statement form a medically licensed physician or health care provider that verifies the employee's fitness to return to work. To the extent possible, employees will be returned to their former position or will be offered the first available comparable position for which they are qualified.

In order to properly schedule an employee's return to work following a medical leave of absence, the employee must provided Benson Pump with at least one (1) week advance notice of the date on which they employee intends to return to work.

Eligible employees will be granted leave for the period of the disability, up to a maximum of 30 days every two years. Pending supervisor approval, an employee may take any available vacation leave prior to the effective date of the medical leave of absence. If this initial period of absence proves insufficient, consideration will be given to a written request for a single extension of no more than 30 days.

Subject to the terms, conditions, and limitations of the applicable plans, the employee may elect to continue participation in the Major Medical insurance plans, however, the employee will be responsible for the full amount of premiums and expenses for the full period of approved medical leave.

Accruals for benefit calculations, such as vacation, or holiday benefit, will be suspended during the leave and will resume upon the employee's return to active employment.

Employees who sustain a work-related injury will be eligible for a medical leave of absence for the period of disability in accordance with all applicable laws covering occupational disability.

Benson Pump, when applicable, will comply with the Family and Medical Leave Act of 1993 (FMLA). FMLA requires covered employers to provide up to 12 weeks of unpaid, job-protected leave to "eligible" employees for certain family and medical reasons. Employees are eligible if they have worked for a covered employer for at least one year, and for 1250 hours over the previous 12 months, and if there are at least 50 employees within 75 miles. Additional information on employee entitlements and obligations for FMLA leave are available through your payroll administrator.

When calculating the maximum number of weeks any eligible employee is able to request for medical and/or family leave at any given time, the number of weeks already taken, if any, within the 12 months prior to the day the requested leave is to begin shall be considered and applied towards such calculation.

MATERNITY-RELATED ABSENCES

Benson Pump will not discriminate against any employee who requests an excused absence for medical disabilities associated with a pregnancy. Such leave requests will be made and evaluated in accordance with the medical leave policy provisions outlined in this handbook and in accordance with all applicable federal and state laws.

Requests for time off associated with pregnancy and/or childbirth (apart from medical disabilities associated with these conditions) will be considered in the same manner as any other request for an unpaid personal leave.

FAMILY LEAVE

Benson Pump provides family leaves of absence without pay to eligible employees who wish to take time off from work duties to fulfill family obligations relating directly to childbirth, adoption, or placement of a foster child; or to care for a child, spouse, or parent with a serious health condition. A serious health condition means an illness, injury, impairment, or physical or mental condition that involves inpatient care in a hospital, hospice, or residential medical care facility; or continuing treatment by a health care provider.

Employees in the following employment classifications are eligible to request family leave as described in this policy:

     Regular full-time employees

Eligible employees may request family leave only after having completed 365 calendar days of service. Eligible employees should make requests for family leave to their supervisors at least 30 days in advance of foreseeable events and as soon as possible for unforeseeable events.

Employees requesting family leave related to the serious health condition of a child, spouse, or parent may be required to submit a health care provider's statement verifying the need for a family leave to provide care, its beginning and expected ending dates, and the estimated time required.

Eligible employees may request up to a maximum of 12 weeks of family leave within any 24 month period. Any combination of family leave and medical leave may not exceed this maximum limit. If this initial period of absence proves insufficient, consideration will be given to a written request for a single extension of no more than 30 calendar days. Employees will be required to first use any accrued paid leave time before taking unpaid family leave. Married employee couples may be restricted to a combined total of 12 weeks leave within any 24 month period for childbirth, adoption, or placement of a foster child; or to care for a parent with a serious health condition.

When calculating the maximum number of weeks any eligible employee is able to request for medical and/or family leave at any given time, the number of weeks already taken, if any, within the 12 months prior to the day the requested leave is to begin shall be considered and applied toward such calculation.

Subject to the terms, conditions, and limitations of the applicable plans, the employee may elect to continue participation in the Major Medical insurance plan; however, the employee will be responsible for the full amount of premiums and expenses for the full period of approved family leave.

Benefit accruals, such as vacation, sick leave, or holiday benefits, will be suspended during the leave and will resume upon return of active employment.

So that an employee's return to work can be properly scheduled, an employee on family leave is requested to provide Benson Pump with at least two weeks advance notice of the date the employee intends to return to work. When a family leave ends, the employee will be reinstated to the same position, if it is available, or to an equivalent position for which the employee is qualified. If an employee's work in a singular position was filled during the absence and there are no available openings for the same position. Benson Pump will do its best to find a similar position. However, Benson Pump cannot guarantee reinstatement in all cases.

If an employee fails to report to work promptly at the end of the approved leave period, Benson Pump will assume that the employee has resigned.

BEREAVEMENT LEAVE

If an employee wishes to take time off due to the death of an immediate family member, the employee should notify his or her supervisor immediately. Approval of bereavement leave will occur in the absence of unusual operating requirements. Any employee may, with the supervisor's approval, use any available paid leave for additional time off as necessary.

Paid bereavement leave will be provided to regular full-time employees for death of an immediate family member. "Immediate family" and bereavement leave allowance is as follows:

     Spouse, child, or parent - 5 days.

     Parent-in-law, sister, brother, grandparent or other relative living in employee's home - 2 days

Paid bereavement leave of one day may be provided to regular full-time employees for the death of an aunt, uncle or cousin or any other blood-related relative not specifically mentioned.

Bereavement pay is calculated based on the employee's base pay rate at the time of absence and will not include any special forms of compensation, such as incentives, commissions, and bonuses.

EDUCATIONAL LEAVE

Benson Pump provides educational leaves of absence without pay to eligible employees who wish to take time off from work duties to pursue course work that is applicable to their job duties with Benson Pump. Employees in the following employment classification(s) are eligible to request educational leave as described in this policy:

     Regular fill-time employees

Eligible employees may request educational leave for a period of up to one month every two years. Requests will be evaluated based on a number of factors, including anticipated work load requirements and staffing considerations during the proposed period of absence. Due to the seasonal cycle of our business, requests for educational assistance should not be made for the period of April 15 through July 15.

Subject to the terms, conditions, and limitations of the applicable plans, the employee may elect to continue participation in the Major Medical insurance plan however the employee will be responsible for the full amount of premiums and expenses for the full period of approved educational leave.

Benefit accruals, such as vacation, sick leave, or holiday benefits, will be suspended during the leave and will resume upon return to active employment.

When an educational leave ends, every reasonable effort will be made to return the employee to the same position, if it is available, or to a similar available position for which the employee is qualified. However, Benson Pump cannot guarantee reinstatement in all cases.

If an employee fails to report to work at the end of the approved leave period. Benson Pump will assume that the employee has resigned.

MILITARY LEAVE

A leave of absence without pay will be granted to any employee who enters any branch of the United States armed services. Benefit accruals for any employee serving on active duty longer than 30 consecutive days will be calculated in accordance with applicable federal laws.

Employees will be reinstated with full seniority to his or her former position or to a comparable position if application for re-employment is made within 90 calendar days of the date of an honorable discharge or the date of release from hospitalization following discharge.

Any employee who is a member of a reserve component of the armed forces will be placed on unpaid leave for his or her annual two-week training duty. Benefit programs will be unaffected by the leave, and the employee may elect to use any vacation entitlements for the absence. Training leaves will not normally exceed two weeks per year, plus reasonable travel time.

JURY DUTY

Benson Pump encourages employees to fulfill their civic responsibilities by serving jury duty when required. Employees in an eligible classification may request up to one week of paid jury duty leave over any one year period. Jury duty pay will be calculated on the employee's base pay rate times the number of hours the employee would otherwise have worked on the day of absence less any compensation received from the court for jury duty. Employee classifications that qualify for paid jury duty leave:

     Regular Full-Time Employees
     Regular Part-Time Employees

If an employee is required to serve jury duty beyond the period of paid jury duty leave, he or she may use any available paid time off (for example, vacation benefits) or may request an unpaid jury duty leave of absence.

Employees must show the jury duty summons to their supervisor as soon as possible so that the supervisor may make arrangements to accommodate the employee's absence. In addition, employees are expected to report for work whenever the court schedule permits.

Either Benson Pump or the employee may request an excuse from or delay in jury duty if, in Benson Pump's judgment, the employee's absence would create serious operational difficulties.

Insurance benefits will remain in effect and unchanged for the full term of the jury duty absence.

Accrual for benefits calculations, such as vacation, or holiday benefits, will not be affected during unpaid jury duty leave.

Probationary, Temporary and Casual Employees are not eligible for any jury duty pay.

Regular Part-Time Employees receive jury duty pay in accordance with the description above with the exception that any pay is based on a ratio of number of hours normally worked per weeks as compared to full-time 40 hours.

WITNESS DUTY

Benson Pump encourages employees to appear in court as witnesses when subpoenaed to do so. If an employee has received a subpoena to appear as a witness by Benson Pump, they will receive paid time off for the entire period of witness duty.

An employee will be granted a maximum of two (2) days in any given year of paid time off to appear in court as a witness at the request of a party other than Benson Pump. Employees will be paid at their base rate of pay times the number of hours the employee would have otherwise worked on the day of the absence less any compensation received for witness duty. Employees are free to use any remaining paid leave benefits (such as vacation time) to receive compensation for any period of witness duty absence that would otherwise be unpaid.

A subpoena to appear in court is required and must be shown to the employee's immediate supervisor as soon as it is received in order to allow operating requirements to be properly adjusted in the employee's absence. All employees are expected to report to work whenever the court schedule permits.

TIME OFF TO VOTE

Benson Pump encourages employes to fulfill their civic responsibilities by participating in elections. Generally, employees are able to find time to vote either before or after their regular work schedule. If employees are unable to vote in an election during their non-working hours. Benson Pump will grant up to two hours of unpaid time off to vote.

Employees should request time off to vote from their supervisor at least two working days prior to the election day. Advance notice is required so that the necessary time off can be scheduled at the beginning or end of the work shift, whichever provides the least disruption to the normal work schedule.

Employees must submit a voter's receipt on the first working day following the election to qualify for time off.

BUSINESS TRAVEL EXPENSES

Benson Pump will reimburse employees for reasonable and actual business travel expenses incurred while on assignments away from the normal work location. All business travel must be approved in advance by the employee's supervisor.

Employees whose travel plans have been approved should make all travel arrangements through Benson Pump's designated travel agency.

When approved, the actual costs of travel, meals, lodging, and other expenses directly related to accomplishing business travel objectives will be reimbursed by Benson Pump. Employees are expected to limit expenses to reasonable amounts.

Expenses that generally will be reimbursed include, but are not limited to the following:

          Car rental fees, only for compact cars.

          Fares for shuttle or airport bus service, where available; costs of public transportation for other ground travel.

          Taxi fares, only when there is no less expensive alternative.

          Cost of standard accommodations in low to mid-priced hotels, motels, or similar lodgings.

          Cost of meals, no more lavish than would be eaten at the employee's own expense.

          Tips not exceeding 15% of the total cost of a meal or 10% of a taxi fare.

          Charges for telephone calls, fax, and similar services required for business purposes.

Personal entertainment, alcoholic beverages, and personal care items are not reimbursed.

Employees who are involved in an accident while traveling on business must promptly report the incident to their immediate supervisor. Vehicles owned, leased, or rented by Benson Pump may not be used for personal use without prior approval.

When travel is completed, employees should submit completed travel expense reports within 14 days on company approved forms. Reports should be accompanied by receipts for all individual expenses. Sales persons are required to submit a sales call report with their expense report. Expenses submitted after three months will not be paid.

Employees should contact their supervisor for guidance and assistance on procedures related to travel arrangements, expense reports, reimbursement for specific expenses, or any other business travel issues.

Abuse of this business travel expenses policy, including falsifying expense reports to reflect costs not incurred by the employee, will be grounds for disciplinary action, up to and including termination of employment.

EDUCATIONAL ASSISTANCE

Benson Pump recognizes that the skills and knowledge of its employees are critical to the success of the organization. The educational assistance program encourages personal development through formal education so that employees can maintain and improve job-related skills or enhance their ability to compete for reasonably attainable jobs within Benson Pump.

Benson Pump will provide educational assistance to all eligible employees immediately upon assignment to an eligible employment classification. To maintain eligibility, employees must remain on the active payroll and be performing their job satisfactorily through completion of each course. Employees in the following employee classification(s) are eligible for educational assistance:

     Regular full-time employees

Individual courses or courses that are part of a degree, licensing, or certification program must be related to the employee's current job duties or a foreseeable-future position in the organization in order to be eligible for educational assistance. Benson Pump has the sole discretion to determine whether a course relates to an employee's current job duties or a foreseeable-future position. Employees should contact the Executive Officer for more information or questions about educational assistance.

While educational assistance is expected to enhance employees performance and professional abilities, Benson Pump cannot guarantee that participation in formal education will entitle the employee to automatic advancement, a different job assignment, or pay increases.

Benson Pump invests in educational assistance to employees with the expectation that the investment be returned through enhanced job performance. However, if an employee voluntarily separates from Benson Pump's employment within two years of the last educational assistance payment, the amount of the payment will be considered only a loan. Accordingly, the employee will be required to repay up to fifty percent of the original educational assistance payment Benson Pump provided.

EMERGENCY CLOSING OF OPERATIONS

Emergency conditions, such as severe weather, fire, flood, or earthquake, may disrupt the operations of Benson Pump and interfere with work schedules, as well as endanger employees' well-being. These extreme circumstances may require the closing of the work facility.

When the daily operations of Benson Pump are required to close in any location the time off from scheduled work will be unpaid for all non-exempt employees. Such employees who work on a day when operations are officially closed will receive regular pay.

EMPLOYMENT TERMINATION

Termination's are an inevitable part of every personnel activity within any organization, and many of the reasons for termination are routine. Below are examples of some, but not all, of the most common circumstances under which employment is terminated:

RESIGNATION - employment termination initiated by an employee who chooses to leave the organization voluntarily. Employee should give two (2) weeks notice.

DISCHARGE - employment termination initiated by Benson Pump, with or without cause, at any time.

LAYOFF - involuntary employment termination initiated by Benson Pump for non-disciplinary reasons. Benson Pump will give regular full-time employees two
(2) weeks notice.

MEDICAL TERMINATION - employment termination initiated by the employee or by Benson Pump when an employee is unable, for health reasons, to continue to perform the duties for which he or she was hired. Reasonable notice under these circumstances should be given.

RETIREMENT - voluntary retirement from active employment status initiated by the employee meeting any age, length of service, or any other criteria for retirement of Benson Pump.

UNUSED VACATION IN THE EVENT OF TERMINATION

If an employee is discharged by the company for serious cause including but not limited to: insubordination, theft of Benson Pump property, damaging Benson Pump property due to gross negligence or careless or drunkenness, etc., Benson Pump will refuse to pay any unused vacation.

Employees laid-off because of reduction of work force, resign with adequate notice or retire will receive pay equal to all unused and authorized vacation allowance.

SAFETY

Establishment and maintenance of safe a work environment is the shared responsibility of Benson Pump and all employees. Benson Pump will make an effort to do everything within its control to assure a safe environment and compliance with federal, state, and local safety regulations. Likewise, all employees are expected and must obey all safety rules and regulations, and exercise caution in all of their work activities. Each employee is asked to immediately report any unsafe condition as quickly as possible.

All accidents that result in injury must be reported to the appropriate supervisor, regardless of how insignificant the injury may be in order to allow Benson Pump to comply with laws and initiate insurance and workers' compensation procedures.

DRUG AND ALCOHOL USE

Drug and alcohol use is highly detrimental to the safety and productivity of employees in the work place. No employee may be under the influence of any illicit drug or alcohol while in the work place, while on duty, or while operating a vehicle or equipment owned or leased by the employer. Employees may use physician-prescribed medications, provided that the use of such drugs does not adversely affect job performance or the safety of the employee or other individuals in the work place. In the event any employee is taking prescription medication that may affect the employee's ability to perform the duties of his or her job, it is the responsibility of the employee to bring this fact to the attention of his or her supervisor so that appropriate measures can be taken to ensure the safety of all employees.

The unlawful manufacture, possession, distribution, transfer, purchase, sale, use or being under the influence of alcoholic beverages or illegal drugs while on the employer's property, while attending business-related activities, while on duty, or while operating a vehicle or machine leased or owned by the employer is strictly prohibited and may lead to disciplinary action, including suspension without pay or discharge. When appropriate, Benson Pump may refer the employee to approved counselling or rehabilitation programs.

DRUG TESTING

Benson Pump is committed to providing a safe and productive work environment. In order to ensure this type of environment, job applicants and employees may be asked to submit to drug testing to determine the use of illicit or illegal drugs and alcohol. Refusal to submit to drug testing may result in disciplinary action, up to and including termination.

SMOKING

Consistent with Benson Pump's intent to provide a safe and healthful work environment, smoking in the work place is strictly prohibited except in those locations that have been specifically designated as smoking areas. This policy applies equally to all employees, customers, and visitors.


WORK SCHEDULES

Work schedules for employees vary throughout our organization. Supervisors will advise employees of their individual work schedules. Staffing needs and operational demands may necessitate variations in starting and ending times, as well as variation in the total hours that may be scheduled each day and week.


USE OF TELEPHONES AND MAIL SYSTEM

Company telephone lines are designed to adequately service the customers of Benson Pump, inter-company needs, suppliers and other business purposes. Use of company phone lines for personal use should be kept to a minimum and only for emergencies, special needs or other mitigating circumstances. Long distance calls or any other type of toll calls are not permitted for personal use. Any employee found abusing Benson Pump's telephone lines in any manner will be subject to repayment of any charges and to disciplinary action, up to and including discharge.

We realize everyone needs to use the phone from time to time, and only ask that each employee respect Benson Pump's priorities.

Benson Pump's mail system is strictly for Benson Pump business only. No personal use is allowed. Any abuse of this policy will subject the offender to repayment and disciplinary action, up to and including discharge.


MEAL TIME PERIODS

All full-time employees are provided with one meal period each work day. Supervisors will schedule meal periods to accommodate operating requirements. Employees will be relieved of all active responsibilities and restrictions (other than those restrictions which all employees are expected to observe while on the premises of Benson Pump) during meal time periods and will not be compensated for that time.

USE OF BENSON PUMP EQUIPMENT AND VEHICLES

Equipment and vehicles essential to an employee's job duties are expensive and difficult to replace. When using Benson Pump property, employees are expected to exercise care, use the equipment and property only in the manner for which it was intended, perform required maintenance, and follow all operating instructions, safety standards, and guidelines. Employees that are assigned a company vehicle are responsible for keeping the vehicle in a clean and professional appearing condition.

Please notify your supervisor if any equipment, machines, tools, or vehicles appear to be damaged, defective, or in need of repair. Prompt reporting of damages, defects, and the need for repairs may prevent deterioration of equipment and possible injury to employees or others. Your supervisor can answer any question about an employee's responsibility for maintenance and care of equipment or vehicles used on the job.

Any improper, careless, negligent, destructive, or unsafe use or operation of equipment or vehicles, as well as excessive or avoidable traffic and parking violations, or loss of driving privileges may result in disciplinary action, up to and including discharge.

Should the company's insurance carrier refuse to insure an employee or require an extra premium to insure an employee's due to employee's driving or accident record, the employee will immediately cease operation of any company vehicle. The employee will have a reasonable opportunity to pay any extra premium or provide other insurance acceptable to the company. Should an employee be unable to preform his regular duties due to the lack of insurance, the employee will be subject to discharge.

RETURN OF BENSON PUMP PROPERTY

Employees are responsible for all Benson Pump property, materials or written information issued to them or in their possession or control. Employees must return all property of Benson Pump that is in their possession or control in the event of termination of employment, resignation, layoff, or immediately upon request. Where permitted by applicable laws, Benson Pump may withhold from the employee's check of final paycheck the cost of any items that are not returned when required. Benson Pump may also take all action deemed appropriate to recover or protect its property.

EMPLOYEE CONDUCT AND WORK RULES

In order to assure orderly operations and provide the best possible work environment, Benson Pump expects employees to follow all rules of conduct that will protect the interests and safety of all employees and the employer. Although it is not possible to list all forms of behavior that are considered unacceptable in the work place, the following are examples of infractions of rules of conduct that may result in disciplinary action, up to and including suspension or termination of employment:

     Working under the influence of alcohol or illegal drugs

     Possession, distribution, sale, transfer, or use of alcoholic or illegal drugs in the work place, while on duty, or while operating employer-owned vehicles or equipment

     Possession of dangerous or unauthorized materials, such as explosives or firearms, in the work place

     Unauthorized disclosure of business "secrets" or confidential information

     Excessive absenteeism or any absence without notice

     Unauthorized absence from work station during the work day

     Theft or inappropriate removal or possession of property

     Falsification of timekeeping records

     Negligence or improper conduct leading to damage of employer-owned or customer-owned property

     Insubordination or other disrespectful conduct

     Fighting or threatening violence in the work place

     Smoking in prohibited areas

     Boisterous or disruptive activity in the work place

     Violation of safety or health rules

     Sexual or other unlawful harassment

     Unauthorized use of telephones, mail system, or other employer-owned equipment

Again, while this is not an inclusive list, employment with Benson Pump is based on the mutual consent of Benson Pump and each employee, and either party may terminate the employment relationship at any time, with or without cause. Nothing stated herein shall be intended or construed to alter or otherwise change this relationship.

SEXUAL AND OTHER FORMS OR ILLEGAL HARASSMENT

Benson Pump is committed to providing a work environment that is free of discriminatory actions, words, jokes, or comments based on an individual's sex, race, ethnicity, age, religion, or any other legally-protected characteristic. Such discrimination will not be tolerated.

Anyone engaging in any improper harassment will be subject to disciplinary action, up to and including possible discharge.

RESIGNATION

Resignation is a voluntary act initiated by the employee to terminate employment with Benson Pump. Although advance notice is not required, the employer requests at least two weeks' written resignation notice from all employees.

Prior to any resignation, an exit interview may be scheduled for purposes of discussing the reasons for the resignation. Any employee who resigns voluntarily, forfeits any rights to state or local unemployment compensation benefits.

SOLICITATION

In an effort to assure a productive and harmonious work environment, persons not employed by this organization may not solicit or distribute literature in the work place at any time for any purpose.

Benson Pump recognizes that employees may have interests in events and organizations outside the work place. However, employees may not solicit or distribute literature concerning these activities during working time and in work areas. Working time does not include lunch periods, work breaks, or any other periods in which employees are not on duty.

In addition, the posting of written solicitations on company bulletin boards is prohibited. Bulletin boards are reserved for official Benson Pump communications.

                                 Schedule 4.19
                                 -------------

None.

Schedule 4.21

Zurich Insurance Company             Binder             01/01/99-01/01/00
Workers Compensation
Same carrier as prior policy WC84D8976-01 expired 01/01/99. New policy on the way.

Hartford Insurance Co.               35MSPCR2881        08/01/98-08/01/99
Property coverage for all buildings where required, and contents, accounts receivable and equipment floater.

Hartford Insurance Co.               35UENM53501        08/01/98-08/01/99
General liability. Occurrence basis.

Hartford Insurance Co.               35UENM53500        08/01/98-08/01/99
Business auto owned and hired

Hartford Insurance Co.               35 HUSL5660        08/01/98-08/01/99
Umbrella liability

                                 SCHEDULE 4.23
                                 -------------

NONE.

                                 SCHEDULE 4.24
                                 -------------

BENSON POOL SYSTEMS

TIDEWATER